Exhibit 99.4

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

CF Bancorp

Cincinnati, Ohio

As Of:

February 12, 2015

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

March 3, 2015

The Boards of Directors

CF Bancorp

Cincinnati Federal Savings and Loan Association

6581 Harrison Avenue

Cincinnati, Ohio 45247

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the to-be-issued stock of CF Bancorp (the “Corporation”), which is the mid-tier holding company of Cincinnati Federal Savings and Loan Association, Cincinnati, Ohio, (“Cincinnati Federal” or the “Bank”). Such stock is to be issued in connection with the application by the Corporation to complete a minority stock offering, with CF, MHC, a federally chartered mutual holding company, to own approximately 55 percent of the shares of the Corporation, with 45 percent of the shares of the Corporation to be offered to the public. This appraisal was prepared and provided to the Corporation in accordance with the appraisal requirements of the Federal Reserve Board and the Office of the Comptroller of the Currency.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data and material provided to us by the Corporation, Cincinnati Federal and the independent auditors, BKD, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman Pomerenk & Schick LLP, the Bank’s conversion counsel, and with BKD, LLP. Further, we viewed the Corporation’s local economy and primary market area.

Boards of Directors

CF Bancorp

Cincinnati Federal Savings and Loan Association

March 3, 2015

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Corporation’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation’s appraised value in such appraisal update.

It is our opinion that as of February 12, 2015, the pro forma market value or appraised value of CF Bancorp was $12,000,000 at the midpoint of the valuation range, with a minority public offering of $5,400,000 or 540,000 shares at $10 per share.

Very truly yours,

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

CF Bancorp

Cincinnati, Ohio

As Of:

February 12, 2015

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL EXHIBITS		PAGE

1	Consolidated Balance Sheet - At December 31, 2014	77
2	Consolidated Balance Sheets - At December 31, 2010 through 2013	78
3	Consolidated Statement of Operations for the Year Ended December 31, 2014	79
4	Consolidated Statements of Operations for the Years Ended December 31, 2010 through 2013	80
5	Selected Financial Information	81
6	Income and Expense Trends	82
7	Normalized Earnings Trend	83
8	Performance Indicators	84
9	Volume/Rate Analysis	85
10	Yield and Cost Trends	86
11	Net Portfolio Value	87
12	Loan Portfolio Composition	88
13	Loan Maturity Schedule	89
14	Loan Originations and Purchases	90
15	Delinquent Loans	91
16	Nonperforming Assets	92
17	Classified Assets	94
18	Allowance for Loan Losses	95
19	Investment Portfolio Composition	96
20	Mix of Deposits	97
21	Certificates of Deposit by Rate and Maturity	98
22	Deposit Activities	99
23	Borrowed Funds Activity	100
24	Offices of Cincinnati Federal	101
25	Management of the Bank	102
26	Key Demographic Data and Trends	103
27	Key Housing Data	104
28	Major Sources of Employment	106
29	Unemployment Rates	107
30	Market Share of Deposits	108
31	National Interest Rates by Quarter	109

LIST OF EXHIBITS (cont.)

NUMERICAL EXHIBITS		PAGE

32	Thrift Share Data and Pricing Ratios	110
33	Key Financial Data and Ratios	118
34	Share Data and Pricing Ratios - Mutual Holding Companies	126
35	Key Financial Data and Ratios - Mutual Holding Companies	128
36	Recently Converted Thrift Institutions	130
37	Acquisitions and Pending Acquisitions	131
38	Balance Sheets Parameters - Comparable Group Selection	132
39	Operating Performance and Asset Quality Parameters - Comparable Group Selection	135
40	Balance Sheet Ratios - Final Comparable Group	138
41	Operating Performance and Asset Quality Ratios - Final Comparable Group	139
42	Balance Sheet Totals - Final Comparable Group	140
43	Balance Sheet - Asset Composition Most Recent Quarter	141
44	Balance Sheet - Liability and Equity Most Recent Quarter	142
45	Income and Expense Comparison - Trailing Four Quarters	143
46	Income and Expense Comparison as a Percent of Average Assets	144
47	Yields, Costs and Earnings Ratios - Trailing Four Quarters	145
48	Reserves and Supplemental Data	146
49	Valuation Analysis and Conclusions	147
50	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of February 12, 2015	148
51	Pro Forma Effects of Conversion Proceeds - Minimum - Full Conversion	149
52	Pro Forma Effects of Conversion Proceeds - Midpoint - Full Conversion	150
53	Pro Forma Effects of Conversion Proceeds - Maximum - Full Conversion	151
54	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted - Full Conversion	152
55	Summary of Valuation Premium or Discount - Full Conversion	153
56	Comparable Group Ratios - Minority Offering	154
57	Valuation Analysis and Calculation - Minority Offering	155
58	Projected Effect of Conversion Proceeds - Minimum - Minority Offering	156
59	Projected Effect of Conversion Proceeds - Midpoint - Minority Offering	157
60	Projected Effect of Conversion Proceeds - Maximum - Minority Offering	158
61	Projected Effect of Conversion Proceeds - Maximum, as adjusted - Minority Offering	159
62	Summary of Valuation of Valuation Premium or Discount - Minority Offering	160

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	161
B	RB 20 Certification	165
C	Affidavit of Independence	166

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of CF Bancorp (the “Corporation”), which will be formed as a mid-tier holding company to own all of the common stock of Cincinnati Federal Savings and Loan Association (“Cincinnati Federal” or the “Bank”), Cincinnati, Ohio. Under the Plan of Conversion, the Corporation will be majority owned by CF Mutual Holding Company, a federally chartered mutual holding company, which will own 55.0 percent of the Corporation. The Corporation will sell to the public 45.0 percent of the appraised value of the Corporation as determined in this Report in a minority stock offering. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of Conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission (“SEC”). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman Pomerenk & Schick, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller

Introduction (cont.)

when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the audited financial statements for the five years ended December 31, 2010, 2011, 2012, 2013 and 2014, and discussed them with Cincinnati Federal’s management and with Cincinnati Federal’s independent auditors, BKD, LLP, Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation’s preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited Cincinnati Federal’s main office and three branches and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Ohio and the United States. We have also examined the competitive market within which Cincinnati Federal operates, giving consideration to the area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Cincinnati Federal to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based

Introduction (cont.)

on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.	DESCRIPTION OF CINCINNATI FEDERAL

GENERAL

Cincinnati Federal Savings and Loan Association (“Cincinnati Federal”) was organized in 1922 as a state-chartered mutual savings and loan company with the name, Library Savings and Loan Company. The Bank converted to a federal chartered savings and loan association in 1935 and changed its name to Cincinnati Federal Savings and Loan Association. As part of its conversion, Cincinnati Federal Savings and Loan Association will change its name to Cincinnati Federal.

Cincinnati Federal conducts its business from its main office in an area known as Dent, located on the northwest side of Cincinnati and considered a part of Cincinnati. Cincinnati Federal also has three branches, one in Anderson, one in the Price Hill area of Cincinnati, and one in Miami Heights, with all offices in Hamilton County. The Bank’s primary retail market area is focused on Hamilton County, extending into the western part of Clermont County. The Bank’s lending market includes the surrounding counties of Butler, Clermont and Warren Counties in Ohio and Boone, Campbell and Kenton Counties in Kentucky.

Cincinnati Federal’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Bank Insurance Fund (“BIF”). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the “FRB”). Cincinnati Federal is a member of the Federal Home Loan Bank (the “FHLB”) of Cincinnati and is regulated by the OCC. As of December 31, 2014, Cincinnati Federal had assets of $125,684,000 deposits of $93,478,000 and equity of $11,469,000.

Cincinnati Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Cincinnati Federal has been involved in the origination of one- to four-family mortgage loans, which represented 86.0 percent of its loan originations during the fiscal year ended December 31, 2014. One- to four-family mortgage loan originations

General (cont.)

represented a stronger 93.2 percent of loan originations in the year ended December 31, 2013. At December 31, 2014, 66.3 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a lesser 55.5 percent at December 31, 2012, with the primary sources of funds being retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction loans, commercial business loans, and consumer loans. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

The Bank had cash and investments of $10.7 million, or 8.5 percent of its assets, excluding FHLB stock which totaled $888,000 or 0.7 percent of assets at December 31, 2014. The Bank had $3.4 million of its investments in mortgage-backed and related securities representing 2.7 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold by the Corporation in the minority stock offering will be $5,400,000 or 540,000 shares at $10 per share, representing 45 percent of the midpoint fully converted appraised value of $12.0 million. The net conversion proceeds will be $4.3 million, net of conversion expenses of approximately $1,100,000. The actual cash proceeds to the Bank of $3.3 million will represent 76.7 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the gross shares issued in the minority offering or 43,200 shares at $10 per share, representing $432,000 or 8.0 percent of the total value. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

General (cont.)

The Bank has experienced a moderate deposit increase over the past three fiscal years, with deposits increasing 11.0 percent from December 31, 2012, to December 31, 2014, or an average of 5.5 percent per year. From December 31, 2013, to December 31, 2014, deposits increased by $9.3 million or 11.1 percent, compared to a decrease of 0.1 percent in fiscal 2013.

The Bank has focused on growing its loan portfolio during the past three years, on monitoring its asset quality position, on improving its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets decreased from 10.06 percent of assets at December 31, 2012, to 9.13 percent at December 31, 2014, due primarily to the Bank’s stronger growth in assets.

The primary lending strategy of Cincinnati Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans, multi-family loans, and construction loans, with less activity in commercial real estate, commercial business loans and consumer loans.

The Bank’s share of one- to four-family mortgage loans has increased moderately from 55.5 percent of gross loans at December 31, 2012, to 66.3 percent at December 31, 2014. Commercial real estate loans decreased from 16.9 percent to 10.7 percent, and multi-family loans decreased from 15.1 percent of loans to 12.2 percent of loans. Home equity loans decreased from 10.2 percent of loans to 8.8 percent from December 31, 2012, to December 31, 2014, and construction loans decreased from 2.3 percent to 1.7 percent. All types of real estate loans, including home equity loans, as a group decreased slightly from 99.97 percent of gross loans at December 31, 2012, to 99.64 percent at December 31, 2014. The decrease in real estate loans was offset by the Bank’s increase in commercial business loans and consumer loans. The Bank’s share of consumer loans increased from a minimal 0.03 percent to 0.04 percent during the same time period, and commercial business loans increased from zero percent to 0.3 percent of gross loans.

General (cont.)

Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s stronger growth in loans. At December 31, 2012, Cincinnati Federal had $1,102,000 in its loan loss allowance or 1.16 percent of gross loans, and 118.2 percent of nonperforming loans with the loan loss allowance increasing to $1,350,000 and representing a higher 1.27 percent of gross loans and a higher 184.2 percent of nonperforming loans at December 31, 2014.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continue to pursue reducing noninterest expenses, reduce nonperforming assets, and strengthening noninterest income.

PERFORMANCE OVERVIEW

The financial position of Cincinnati Federal at fiscal year end December 31, 2010, through December 31, 2014, is shown in Exhibits 1 and 2, and the earnings performance of Cincinnati Federal for the fiscal years ended December 31, 2010, through 2014 is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2012 through 2014. Cincinnati Federal has experienced a rise in its loan portfolio and asset base, a decrease in cash and investments, and a rise in deposits from December 31, 2012 through December 31, 2014. The most recent trend for the Bank from December 31, 2013, to December 31, 2014, was a moderate increase in assets, a minimal decrease in cash and investments, a moderate increase in loans with a moderate increase in deposits.

With regard to the Bank’s historical financial condition, Cincinnati Federal has experienced a moderate increase in assets from December 31, 2012, through December 31, 2014, with a moderate increase in loans, a moderate increase in deposits and a minimal decrease in the dollar level of equity over the past two years.

The Bank witnessed an increase in assets of $11.3 million or 9.9 percent for the period of December 31, 2012, to December 31, 2014, representing an average annual increase of 4.9 percent. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $9.1 million in 2014, due primarily to an $8.2 million increase in loans, with a larger $9.3 million increase in deposits. During the Bank’s prior fiscal year of 2013, assets increased $2.2 million or 1.9 percent, compared to an increase of $1.6 million or 1.4 percent in 2012.

Cincinnati Federal’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $93.9 million at December 31, 2012, to $104.5 million at December 31, 2014, and represented a total increase of $10.6 million, or 11.3 percent. The average annual increase during that period was 5.65 percent. For the year ended December 31, 2014, net loans increased $8.2 million or 8.5 percent to $104.5 million.

Performance Overview (cont.)

Cincinnati Federal has obtained funds through deposits and FHLB advances with a stronger than normal use of FHLB advances totaling $18.8 million at December 31, 2014. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $9.3 million or 11.0 percent from December 31, 2012 to 2014, representing an average annual rate of increase of 5.5 percent, and increased $9.3 million or 11.1 percent to $93.5 million at December 31, 2014, from December 31, 2013.

The Bank witnessed a slight decrease in its dollar equity level from 2012 to 2014, with the decrease occurring in 2014. At December 31, 2012, the Bank had an equity level of $11.5 million, representing a 10.06 percent equity to assets ratio and increased to $12.0 million at December 31, 2013, representing a higher 10.31 percent equity to assets ratio. At December 31, 2014, equity was $11.5 million and a modestly lower 9.13 percent of assets.

The overall decrease in the equity to assets ratio from December 31, 2012, to December 31, 2014, was the result of the Bank’s increase in assets combined with the Bank’s minimal decrease in equity. The dollar level of equity decreased 0.3 percent from December 31, 2012, to December 31, 2014, representing an average annual decrease of 0.15 percent.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Cincinnati Federal. This table provides key income and expense figures in dollars for the years ended December 31, 2011, 2012 and 2013.

Cincinnati Federal witnessed a modest decrease in its dollar level of interest income from 2012 to 2014. Interest income was $5.0 million in 2012 and a lower $4.7 million in 2013. Interest income then increased in the year ended December 31, 2014, to $4.8 million or $120,000, compared to a decrease of $370,000 in 2013.

The Bank’s interest expense also experienced a modest decrease from 2012 to 2014. Interest expense decreased from $1.6 million in 2012 to $1.3 million in 2013, representing a decrease of $290,000 or 17.9 percent. Interest income then increased by $120,000 or 2.5 percent in 2014. Such decrease in interest income from 2012 through 2014, notwithstanding the larger decrease in interest expense, resulted in a slight dollar increase in annual net interest income but a decrease in net interest margin. Interest expense increased in the year ended December 31, 2014, to $1,353,000, compared to $1,331,000 in interest expense in 2013.

The Bank has made provisions for loan losses in each of the past three years of 2012 through 2014. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $216,000 in 2012, $133,000 in 2013 and $774,000 in 2014. The impact of these loan loss provisions has been to provide Cincinnati Federal with a general valuation allowance of $1,350,000 at December 31, 2014, or 1.27 percent of gross loans and 184.2 percent of nonperforming loans.

Total other income or noninterest income indicated an increase in dollars from 2012 to 2014. Noninterest income was $1,634,000 or 1.43 percent of assets in 2012 and a higher $1,644,000 in 2013 or 1.41 percent of assets. In the year ended December 31, 2014, noninterest

Income and Expense (cont.)

income was a higher $1,734,000, representing 1.38 percent of assets. Noninterest income consists primarily of gains and losses on the sale of loans, securities and real estate owned and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $3.75 million for the year of 2012 to $4.00 million for the year ended December 31, 2013, representing an increase of 6.7 percent and then increased to $4.97 million for the year ended December 31, 2014, or 24.3 percent. On a percent of average assets basis, operating expenses increased from 3.31 percent of average assets for the year ended December 31, 2012, to 3.60 percent for the year ended December 31, 2013, and then increased to 3.93 percent for the year ended December 31, 2014.

The net earnings position of Cincinnati Federal has indicated volatility from 2012 through 2014. The annual net income (loss) figures for the years of 2012, 2013 and 2014 were $688,000, $555,000 and $(339,000), respectively, representing returns on average assets of 0.61 percent, 0.50 percent and (0.27) percent for years 2012, 2013 and 2014, respectively.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the year ended December 31, 2014. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There were two expense adjustments, resulting in the normalized income being higher than actual earnings for the year ended December 31, 2014, and equal to $472,000. The core income adjustments were a reduction in provision for loan losses of $574,000 and a reduction in the FHLB advance prepayment penalty of $714,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 0.61 percent in 2012, to 0.50 percent in 2013, and then

Income and Expense (cont.)

to (0.27) percent in 2014, with the lower earnings in 2014 due primarily to the Bank’s higher provision for loan loss.

The Bank’s net interest rate spread increased from 3.17 percent in 2012 to 3.24 percent in 2013, and then decreased to 3.08 percent in 2014. The Bank’s net interest margin indicated a somewhat similar trend, increasing from 3.33 percent in 2012 to 3.37 percent in 2013, and then decreased to 3.13 percent in 2014. Cincinnati Federal’s net interest rate spread increased 7 basis points from 2012 to 2013 and then decreased 17 basis points in 2014. The Bank’s net interest margin followed a similar trend, increasing 4 basis points from 2012 to 2013 and then decreasing 24 basis points from 2013 to 2014.

The Bank’s return on average equity decreased from 2012 to 2014. The return on average equity decreased from 6.17 percent in 2012, to 4.73 percent in 2013, and then decreased to (2.82) percent in 2014.

Cincinnati Federal’s ratio of average interest-earning assets to interest-bearing liabilities decreased modestly from 109.99 percent at December 31, 2012, to 109.62 percent at December 31, 2013, and then decreased to 104.57 percent at December 31, 2014. The Bank’s overall decrease in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s decrease in its equity level.

The Bank’s ratio of noninterest expenses to average assets increased from 3.31 percent in 2012 to 3.60 percent in 2013, and then increased to 3.93 percent in 2014. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the “efficiency ratio.” The industry norm is 59.6 percent for all thrifts and 73.0 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher

Income and Expense (cont.)

efficiency ratio, which increased from 74.15 percent in 2012 to 80.23 percent in 2013, and then increased to 96.12 percent in 2014.

Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Cincinnati Federal witnessed a decrease in its nonperforming loans ratio from 2012 to 2014, and the ratio is in line with the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Cincinnati Federal’s nonperforming loans consisted of nonaccrual loans and accruing and nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 0.69 percent at December 31, 2014, increasing from 0.60 percent at December 31, 2013, and decreasing from 0.98 percent at December 31, 2012.

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 1.16 percent of loans at December 31, 2012, and decreased to 1.00 percent at December 31, 2013, and then increased to 1.27 percent of loans at December 31, 2014. As a percentage of nonperforming loans, Cincinnati Federal’s allowance for loan losses to nonperforming loans was 118.24 percent at December 31, 2012, a higher 166.16 percent at December 31, 2013, and a higher 184.17 percent at December 31, 2014.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal years ended December 31, 2013 and 2014. For the year ended December 31, 2013, net interest income decreased $80,000, due to a decrease in interest income of $370,000, reduced by a $290,000 decrease in interest expense. The decrease in interest income was due to a decrease due to rate of $191,000 accented by a decrease due to volume of $179,000. The decrease in interest expense was due to a $230,000 decrease due to rate, accented by a $60,000 decrease, due to volume.

Income and Expense (cont.)

For the year ended December 31, 2014, net interest income increased $98,000, due to an increase in interest income of $120,000, reduced by an increase in interest expense of $22,000. The increase in interest income was due to an increase due to volume of $539,000, reduced by a decrease due to rate of $419,000. The increase in interest expense was due to an increase due to volume of $244,000, reduced by a decrease due to rate of $203,000.

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2012, 2013 and 2014, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Cincinnati Federal’s weighted average yield on its loan portfolio decreased 21 basis points from fiscal year 2012 to 2013, from 5.16 percent to 4.95 percent and then decreased 44 basis points to 4.51 percent for fiscal year 2014. The yield on investment securities decreased 31 basis points from 1.66 percent in 2012 to 1.35 percent in fiscal year 2013, and then remained at 1.35 percent in fiscal year 2014. The yield on other interest-earning assets increased 57 basis points from fiscal year 2012 to 2013, from 1.23 percent to 1.80 percent, and then increased 31 basis points to 2.11 percent in fiscal year 2014. The combined weighted average yield on all interest-earning assets decreased 20 basis points to 4.71 percent from fiscal year 2012 to 2013 and then decreased 34 basis points to 4.37 percent in fiscal year 2014.

Cincinnati Federal’s weighted average cost of interest-bearing liabilities decreased 27 basis points to 1.47 percent from fiscal year 2012 to 2013, which was greater than the Bank’s 20 basis point decrease in yield, resulting in an increase in the Bank’s net interest rate spread of 7 basis points from 3.17 percent to 3.24 percent from 2012 to 2013. The Bank’s cost of interest-bearing liabilities then decreased 18 basis points to 1.29 percent, which was less than the Bank’s 34 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread. Then the Bank’s interest rate spread decreased 16 basis points in fiscal year 2014. The Bank’s net interest margin increased from 3.33 percent in 2012 to 3.37 percent in fiscal year 2013, representing an increase of 4 basis points and then decreased to 3.13 percent in 2014, representing a decrease of 24 basis points.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities decreased from 109.99 percent for the year ended December 31, 2012, to 109.62 percent for the year ended December 31, 2013, and then decreased to 104.57 percent for the year ended December 31, 2014.

INTEREST RATE SENSITIVITY

Cincinnati Federal has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. Cincinnati Federal recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Cincinnati Federal has responded to the interest rate sensitivity issue by increasing its shares of adjustable-rate one to four family loans and commercial real estate loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of December 31, 2014, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at December 31, 2014, based on a rise in interest rates of 100 basis points was a 10.86 percent decrease, representing a dollar decrease in equity value of $1,931,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE level was estimated to increase 3.98 percent or $708,000 at December 31, 2014. The Bank’s exposure increases to a 21.26 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,780,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock EVE ratio based on a 200 basis point rise in interest rates is 11.33 percent and indicates a 241 basis point decrease from its 13.74 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Cincinnati Federal’s recognition of the need to control its interest rate exposure, the Bank has been moderately active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a moderate share of adjustable-rate loans. The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned conversion and minority stock offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

LENDING ACTIVITIES

Cincinnati Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans, home equity loans, construction loans, commercial business loans and consumer loans. Exhibit 12 provides a summary of Cincinnati Federal’s loan portfolio by loan type at December 31, 2012, 2013 and 2014.

The primary loan type for Cincinnati Federal has been residential loans secured by one- to four-family dwellings, representing a stronger 66.3 percent of the Bank’s gross loans as of December 31, 2014. This share of loans has seen a modest increase from 55.5 percent at December 31, 2012. The second largest real estate loan type as of December 31, 2014, was multi-family loans, which comprised a moderate 12.2 percent of gross loans at December 31, 2014, compared to 15.1 percent as of December 31, 2012. The third largest real estate loan type was commercial real estate loans, which comprised a moderate 10.7 percent of gross loans at December 31, 2014, compared to a larger 16.9 percent at December 31, 2012. The fourth largest real estate loan category was home equity loans, which represented 8.8 percent of gross loans at December 31, 2014, down from 10.2 percent at December 31, 2012. These four real estate loan categories represented a strong 98.0 percent of gross loans at December 31, 2014, compared to a similar 97.7 percent of gross loans at December 31, 2012. The Bank also had 1.7 percent of gross loans in construction loans at December 31, 2014, down from 2.3 percent at December 31, 2012.

The Bank had a minimal 0.32 percent of loans in commercial business loans at December 31, 2014, up from zero at December 31, 2012. The consumer loan category was the smallest loan category at December 31, 2014, and represented a minimal $38,000 or 0.04 percent of gross loans compared to 0.03 percent at December 31, 2012. Consumer loans were also the smallest loan category at December 31, 2012. The Bank’s consumer loans include savings account loans, automobile loans, and other secured and unsecured loans. The overall mix of loans has witnessed only modest changes from December 31, 2012, to December 31, 2014, with

Lending Activities (cont.)

the Bank having increased its share of one- to four-family loans, offset by decreases in its shares of commercial real estate loans and multi-family loans. Home equity loans have also decreased.

The emphasis of Cincinnati Federal’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Hamilton County or the adjacent Clermont County. The Bank also makes loans in Butler and Warren Counties in Ohio and Boone, Campbell and Kenton Counties in Kentucky. At December 31, 2014, 66.3 percent of Cincinnati Federal’s gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans and home equity lines of credit.

The Bank offers two types of adjustable-rate mortgage loans (“ARMs”), with adjustment periods of three years and five years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Cincinnati Federal’s fixed-rate mortgage loans having terms of 10 years, 15 years, and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans normally conform to Freddie Mac or Fannie Mae underwriting standards, which enables

Lending Activities (cont.)

the Bank to sell most of its 15-year and 30-year loans in the secondary market with the Bank selling loans on both a servicing released and servicing retained basis, depending on the circumstances.

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 85 percent at Cincinnati Federal, even though the Bank is permitted to make loans up to a 95.0 percent loan-to-value ratio. While the Bank does make loans up to 95.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 85.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 80.0 percent.

Cincinnati Federal has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The adjustable-rate loans have rate caps of 2.0 percent at each adjustment period and 6.0 percent over the life of the loan. The Bank had a total of $11.3 million in commercial real estate loans and $12.9 million in multi-family loans at December 31, 2014, or a combined 22.8 percent of gross loans, compared to a greater 32.0 percent of gross loans at December 31, 2012.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 25 years, with rates on the adjustable-rate loans adjusting at the end of the initial term of three or five years. The maximum loan-to-value ratio is normally 75.0 percent.

Lending Activities (cont.)

The Bank also originates construction loans. The Bank had $1.8 million or 1.7 percent of gross loans in construction loans at December 31, 2014. The Bank makes construction loans to individuals for construction of their primary residence. The maximum loan-to-value ratio is 80.0 percent of construction costs or completed appraised value, whichever is less.

The Bank is also relatively active in home equity loans or lines of credit, which totaled $9.3 million or 8.8 percent of gross loans at December 31, 2014, down from $9.7 million or 10.2 percent of loans at December 31, 2012. The interest rate for home equity lines of credit is tied to the prevailing prime interest rate.

Cincinnati Federal is also an originator of commercial business loans, which represented a minimal 0.32 percent of loans at December 31, 2014. The Bank had no commercial business loans at December 31, 2012. These loans are normally floating-rate and indexed to the Wall Street Journal prime rate or fixed-rate with a term of one to seven years.

Cincinnati Federal also offers consumer loans, with these loans totaling only $38,000 at December 31, 2014, and representing 0.04 percent of gross loans. Consumer loans primarily include automobile loans, share loans, and other secured and unsecured loans.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of Cincinnati Federal’s fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At December 31, 2014, 63.8 percent of the Bank’s loans due after December 31, 2015, were adjustable- rate and 36.2 percent were fixed-rate. At December 31, 2014, the Bank had 1.7 percent of its loans due on or before December 31, 2019, or in five years or less. The Bank had a strong 98.3 percent of its loans with a maturity of more than five years.

As indicated in Exhibit 14, Cincinnati Federal experienced a relatively strong increase in its one-to four-family loan originations and total loan originations from 2013 to 2014. Total loan

Lending Activities (cont.)

originations in 2013 were $55.0 million compared to a much larger $74.5 million in fiscal year 2014, reflective of higher levels of one- to four-family loans, multi-family, home equity loans and construction loans originated, increasing from a combined $2.8 million to $10.3 million. The increase in one- to four-family loan originations from 2013 to 2014 of $12.8 million represented 65.6 percent of the $19.5 million aggregate increase in total loan originations from 2013 to 2014, with multi-family loans increasing a moderate $4.4 million. Commercial loans increased $271,000 from 2013 to 2014, and consumer loans decreased $132,000 from 2013 to 2014.

Overall, loan originations and purchases exceeded loan sales, principal payments, loan repayments and other deductions in 2013 and again in 2014. In 2013, loan originations exceeded reductions by $3.0 million, with $31.0 million in loans sold, and then exceeded reductions by $8.5 million in 2014, impacted by $41.3 million in loans sold.

NONPERFORMING ASSETS

Cincinnati Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. Cincinnati Federal has a normal level of nonperforming assets, with nonperforming assets increasing slightly in the year ended December 31, 2014.

Exhibit 15 provides a summary of Cincinnati Federal’s delinquent loans at December 31, 2012, 2013 and 2014, indicating an overall decrease in the dollar amount of delinquent loans from December 31, 2012, to December 31, 2014. The Bank had $130,000 in loans delinquent 30 to 89 days at December 31, 2014. Loans delinquent 90 days or more totaled $733,000 at December 31, 2014, with these two categories representing 0.82 percent of gross loans, with most of them, one- to four-family and multi-family real estate loans. At December 31, 2012, delinquent loans of 30 to 89 days totaled $870,000 or 0.93 percent of gross loans and loans delinquent 90 days or more totaled $826,000 or 0.88 percent of gross loans for a combined total of $1,696,000 and a higher share of 1.81 percent of gross loans, compared to a lower $862,000 and a lower 0.82 percent of gross loans at December 31, 2014.

It is normal procedure for Cincinnati Federal’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 20 days, the Bank sends a late notice to the borrower and may be accompanied by a phone call, and after 90 days delinquency, a demand letter is sent.

Nonperforming Assets (cont.)

When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

Exhibit 16 provides a summary of Cincinnati Federal’s nonperforming assets at December 31, 2012, 2013 and 2014. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a higher dollar level of nonperforming assets at December 31, 2014, relative to December 31, 2012. Cincinnati Federal’s level of nonperforming assets was $932,000 at December 31, 2012, and a higher $989,000 at December 31, 2014, which represented 0.81 percent of assets in 2012 and 0.79 percent in 2014. The Bank’s nonperforming assets included $811,000 in nonaccrual loans, no loans 90 days or more past due or real estate owned and $121,000 in troubled debt restructured loans for a total of $932,000 at December 31, 2012. At December 31, 2014, nonperforming assets were a modestly higher $989,000 or a lower 0.79 percent of assets and included $339,000 in nonaccrual loans, $256,000 in real estate owned, $394,000 in troubled debt restructured loans, with no loans 90 days or more past due.

Cincinnati Federal’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 4.84 percent of assets at December 31, 2013, and a lower 2.61 percent at December 31, 2014 (reference Exhibit 17). The Bank’s classified assets consisted of $3,283,000 in substandard assets, with no assets classified as doubtful or loss at December 31, 2014. The Bank had no assets classified as loss or doubtful at December 31, 2013.

Exhibit 18 shows Cincinnati Federal’s allowance for loan losses at December 31, 2012, 2013, and 2014, indicating the activity and the resultant balances. Cincinnati Federal has

Nonperforming Assets (cont.)

witnessed a moderate increase in its balance of allowance for loan losses from $1,102,000 at December 31, 2012, to $1,350,000 at December 31, 2014, in response to its growth in loans. The Bank had provisions for loan losses of $202,000 in 2012, $133,000 in 2013 and $774,000 in 2014.

The Bank had total charge-offs of $435,000 in 2012, $268,000 in 2013 and $477,000 in 2014, with total recoveries of $10,000 in 2013 and $78,000 in 2014. The Bank’s ratio of allowance for loan losses to gross loans was 1.16 percent at December 31, 2012, a lower 1.00 percent at December 31, 2013, due to growth in loans, and 1.27 percent at December 31, 2014. Allowance for loan losses to nonperforming loans was 80.50 percent at December 31, 2012, and a higher 184.43 percent at December 31, 2014.

INVESTMENTS

The investment and securities portfolio, including certificates of deposit, has been comprised of interest-bearing deposits and mortgage-backed securities. Exhibit 19 provides a summary of Cincinnati Federal’s investment portfolio at December 31, 2012, 2013 and 2014, excluding FHLB stock, which represents the Bank’s mortgage-backed securities at December 31, 2012, 2013 and 2014. Investment securities totaled $3.4 million at December 31, 2014, based on fair value, compared to $4.0 million at December 31, 2012. The Bank had $4.0 million in mortgage-backed securities at December 31, 2012, and $3.4 million at December 31, 2014, both of which are included in total investments and represent all of the Bank’s investments, excluding interest-bearing deposits.

Another key component of cash and investments at December 31, 2014, was interest-bearing deposits, totaling $6.4 million and representing 65.6 percent of total cash and investments, excluding FHLB stock, compared to $6.5 million and a lesser 62.2 percent at December 31, 2012. The Bank had $1,270,000 in FHLB stock at December 31, 2014. The weighted average yield on investment securities was 1.35 percent and a lower 0.56 percent yield on other interest-earning deposits for the year ended December 31, 2014.

DEPOSIT ACTIVITIES

The mix of average deposits by amount at December 31, 2013 and 2014, is provided in Exhibit 20. There has been a modest change in total deposits and in the deposit mix during this period. Total average deposits have increased from $80.8 million at December 31, 2013, to $92.7 million at December 31, 2014, representing an increase of $11.9 million or 14.7 percent. Average certificates of deposit have increased from $48.9 million at December 31, 2013, to $60.0 million at December 31, 2014, representing an increase of $11.1 million or 22.7 percent, while average savings, transaction and MMDA accounts have increased $786,000 from $31.9 million at December 31, 2013, to $32.7 million at December 31, 2014, or 2.5 percent.

The Bank’s share of certificates of deposit witnessed an increase, rising from a moderate 60.5 percent of deposits at December 31, 2013, to 64.7 percent of deposits at December 31, 2014. The major component of certificates at December 31, 2014, had rates between zero percent and 1.00 percent and represented 44.0 percent of certificates (reference Exhibit 21). At December 31, 2013, the major component of certificates also had rates between zero percent and 1.00 percent, representing a higher 51.0 percent of certificates. The category witnessing the largest change in dollars from December 31, 2013, to December 31, 2014, was certificates with rates between 1.0 percent and 1.99 percent, which increased $7.8 million to $17.5 million during this time period. Two categories of certificates witnessed decreases from December 31, 2013, to December 31, 2014. The category with rates between 3.0 percent and 3.99 percent decreased $3.4 million to $696,000, and the category with rates between 5.0 percent and 5.99 percent decreased $71,000 or 22.1 percent.

Deposit Activity (cont.)

Exhibit 22 shows the Bank’s deposit activity for the two years ended December 31, 2013 and 2014. Including interest credited, Cincinnati Federal experienced a net decrease in deposits in 2013 and a net increase in 2014. In 2013, there was a net decrease in deposits of $54,000 and then a net increase of $9.3 million in the year ended December 31, 2014.

BORROWINGS

Cincinnati Federal has made moderate use of FHLB advances (reference Exhibit 23) in each of the years ended December 31, 2013 and 2014. The Bank had total FHLB advances of $18.8 million at December 31, 2014, with a weighted cost of 2.42 percent during the period and a balance of a similar $18.5 million at December 31, 2013, with a weighted cost of a higher 3.24 percent during the period.

SUBSIDIARIES

Cincinnati Federal has one subsidiary. Cincinnati Federal Investment Services was formed in late 2014 to offer nondeposit investment and insurance products in partnership with Infinex Investments, Inc.

OFFICE PROPERTIES

Cincinnati Federal had four offices at December 31, 2014, its main office located on Harrison Avenue in Cincinnati, a branch on Glenway Avenue in Cincinnati (Price Hill Branch), a branch on Nagel Road in Cincinnati (Anderson Branch) and a branch on Bridgetown Road in Cincinnati (Miami Heights branch). The Bank owns all of its offices (reference Exhibit 24). At December 31, 2014, the Bank’s total investment in fixed assets, based on depreciated cost, was $2.6 million or 2.04 percent of assets.

MANAGEMENT

Mr. Joseph V. Bunke joined Cincinnati Federal in November 1998 as president. Prior to that, he served as financial and compliance officer for various institutions in the Cincinnati area. He has been working in the banking industry for almost 40 years. Additionally, Mr. Bunke holds

Management (cont.)

a B.S. in economics from Bowling Green State University and an M.B.A. in finance from the University of Cincinnati.

Mr. Herbert C. Brinkman has been the chief financial officer of Cincinnati Federal since January 2006. He has 30 years of experience in accounting, financial management and operations in the banking industry. Mr. Brinkman holds a B.A. in economics from Trinity College, Hartford, Connecticut, and an M.B.A. from the University of Cincinnati.

Mr. Gregory W. Meyers joined Cincinnati Federal in May 2013 as senior vice president and chief lending officer. From 2011 to 2013, he was the vice president and mortgage operations manager of MainSource Bank, where he was in charge of managing their residential mortgage operations. Prior to his employment with MainSource Bank, he served as the chief lending officer of The Franklin Savings and Loan Company until its acquisition by Cheviot Savings Bank. Mr. Meyers hold a B.A. in economics from College of the Holy Cross and an M.B.A in finance.

II.	DESCRIPTION OF PRIMARY MARKET AREA

Cincinnati Federal’s market area is focused on Hamilton County, Ohio, and extends into the Cincinnati metropolitan area of Warren, Butler and Clermont Counties as well as the Kentucky counties of Boone, Campbell and Kenton. Exhibit 26 shows the trends in population, households and income for Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States. The population trends indicate a decrease in Hamilton County for the period from 2000 to 2010 with all other areas increasing in population. Butler County’s population increased by 10.6 percent from 2000 to 2010, Clermont County’s population increased by 10.9 percent, Hamilton County’s population decreased by 5.1 percent and Warren County’s population increased at a strong rate of 34.3 percent. Boone, Campbell and Kenton Counties increased by 38.2 percent, 7.7 percent and 5.5 percent, respectively, while Ohio’s and the United States’ population levels increased by 1.6 percent and 9.7 percent, respectively, during the same time period. Through 2019, population is projected to increase by 2.3 percent, 4.3 percent, 0.8 percent, 8.7 percent, 16.1 percent, 1.3 percent and 5.2 percent in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, respectively, while population in Ohio and the United States is projected to increase by 1.2 percent and 6.2 percent, respectively, through 2019.

More important is the trend in households. Hamilton County’s number of households decreased by 3.7 percent from 2000 through 2010. Butler County experienced a 10.5 percent increase in households from 2000 through 2010, compared to increases of 13.4 percent in Clermont County, 36.6 percent in Warren County, 38.3 percent in Boone County, 15.7 percent in Campbell County, 13.2 percent in Kenton County, 3.5 percent in Ohio and 10.7 percent in the United States. All areas are projected to increase in number of households from 2010 through 2019 by 2.3 percent in Butler County, by 5.4 percent, 1.7 percent and 9.5 percent in Clermont, Hamilton and Warren Counties, respectively, by 15.8 percent, 1.5 percent and 5.0 percent in Boone, Campbell and Kenton Counties, respectively, as well as Ohio and the United States by 2.1 percent and 6.6 percent, respectively.

Description of Primary Market Area (cont.)

The seven counties ranged in per capita income levels from a low of $20,637 in Campbell County to a high of $25,517 in Warren County. Per capita income increased in all areas from 2000 to 2010. Butler County’s per capita income increased to $25,469, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties’ per capita income levels increased to $28,901, $28,037, $29,740, $27,790, $27,315 and $27,225 respectively. Ohio’s increased to $23,975 and the United States’ increased to $26,059. In 2000, median household income in the seven counties ranged from a low of $40,964 in Hamilton County to a high of $57,952 in Warren County, with Ohio at $40,956 and the United States with a median household income of $41,994. Median household income increased from 2000 to 2010 by 13.9 percent, 22.7 percent, 12.9 percent, 14.7 percent, 26.8 percent, 21.4 percent, 17.6 percent, 10.1 percent and 19.2 percent to $54,541, $60,590, $46,236, $66,499, $45,090 and $50,046 in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2019. The median household income levels in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States are projected to increase by 17.7 percent, 15.0 percent, 20.3 percent, 26.2 percent, 2.5 percent, 19.7 percent, 12.8 percent, 22.8 percent and 19.1 percent, respectively, to $64,191, $69,672, $55,611, $83,942, $69,640, $60,917, $58,247, $55,357 and $59,599, respectively, from 2010 to 2019.

Exhibit 27 provides a summary of key housing data for Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States. In 2000, Hamilton County had the lowest rate of owner-occupancy at 59.9 percent, lower than Butler County at 71.6 percent, Clermont County at 74.7 percent, Warren County at 78.5 percent, Boone County at 74.3 percent, Campbell County at 69.0 percent, Kenton County at 66.4 percent, Ohio at 69.1 percent and the United States at 66.2 percent. As a result, Hamilton County supported a higher rate of renter-occupied housing of 40.1 percent, compared to 28.4 percent in Butler County, 25.3 percent in Clermont County, 21.5 percent in Warren County, 25.7 percent in Boone County, 31.0 percent in Campbell County, 33.6 percent in Kenton County, 30.9 percent in Ohio and 33.8 percent in

Description of Primary Market Area (cont.)

the United States. In 2010, owner-occupied housing decreased slightly in Hamilton County to 59.5 percent and decreased in Butler County to 69.7 percent, in Clermont County to 74.6 percent, increased slightly in Warren County to 78.7 percent, increased to 74.4 percent in Boone County, decreased to 68.4 percent in Campbell County, increased to 67.6 percent in Kenton County, decreased in Ohio to 67.6 percent and in the United States to 65.4 percent. Conversely, the renter-occupied rates increased slightly in Butler County to 30.3 percent, in Clermont County to 25.4 percent, in Hamilton County to 40.5 percent, in Campbell County to 31.6 percent, in Ohio to 32.4 percent and in the United States to 34.6 percent. Renter-occupied percentages decreased slightly in Warren County to 21.3 percent, Boone County to 25.6 percent and in Kenton County to 32.4 percent.

Hamilton County’s 2000 median housing value was $111,400, lower than all but Campbell and Kenton Counties’ median housing values. The other market area counties had 2000 median housing values of $123,200 in Butler County, $122,900 in Clermont County, $131,800 in Boone County, $101,000 in Campbell County, $105,600 in Kenton County, $142,200 in Warren County with the United States’ median housing value at $119,600 and Ohio’s median housing value at $103,700. The 2000 median rent in Hamilton County was $485, which was lower than the other six market area counties of Butler County at $569, Clermont County at $552, Warren County at $613, Boone County at $596, Campbell County at $512, Kenton County at $517, Ohio at $515 and the United States at $602. In 2010, median housing values had increased in Butler County to $152,000, in Clermont County to $153,000, in Hamilton County to $141,100, in Warren County to $191,100, in Boone County to $170,000, in Campbell County to $146,100, in Kenton County to $142,400, in Ohio to $134,400 and in the United States to $179,900. The 2010 median rent levels were $782, $752, $683, $871, $857, $737, $727, $685 and $871, in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States, respectively.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority

Description of Primary Market Area (cont.)

of employment in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States with 42.0 percent, 40.6 percent, 49.5 percent, 39.5 percent, 37.6 percent, 44.2 percent, 43.5 percent, 43.8 percent and 46.7 percent of jobs (reference Exhibit 29). The manufacturing industry was the second major employer in Butler, Clermont, Warren and Boone Counties and Ohio at 21.7 percent, 19.0 percent, 23.2 percent, 17.3 percent and 20.0 percent but was the third largest employer in Hamilton County at 14.5 percent, Campbell County at 13.3 percent, Kenton County at 13.4 percent and the United States at 14.1 percent The wholesale/retail trade group was the third major overall employer in Butler, Clermont, Warren and Boone Counties and Ohio at 15.6 percent, 17.7 percent, 16.2 percent, 16.4 percent and 15.5 percent, and the wholesale/retail trade group was the second major overall employer in Hamilton County, Campbell County, Kenton County and the United States with 15.2 percent, 15.6 percent, 16.0 percent and 15.3 percent of employment, respectively. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.8 percent of employment in Butler County, 22.6 percent of employment in Clermont County, 21.1 percent of employment in Hamilton County, 21.1 percent of employment in Warren County, 28.8 percent of employment in Boone County, 26.8 percent of employment in Campbell County, 26.9 percent of employment in Kenton County, 20.7 percent of employment in Ohio and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Butler, Clermont, and Warren Counties and Ohio. In Hamilton County, Boone County, Campbell County, Kenton County and the United States, the wholesale/retail sector remained the second higher employer with manufacturing third. The services industry accounted for 48.8 percent, 56.4 percent, 54.9 percent, 49.3 percent, 47,9 percent, 52.8 percent, 49.6 percent, 51.2 percent and 53.2 percent in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States, respectively. The manufacturing trade industry provided for 17.0 percent, 15.6 percent, 12.3 percent, 17.6 percent, 13.4 percent, 10.5 percent, 12.6 percent, 15.0 percent and 10.4 percent in Butler County,

Description of Primary Market Area (cont.)

Clermont County, Hamilton County, Warren County, Boone, Campbell County, Kenton County, Ohio and the United States, respectively. The wholesale/retail trade group provided 16.2 percent, 15.0 percent, 14.2 percent, 14.7 percent, 14.2 percent, 15.5 percent, 14.0 percent, 14.8 percent and 14.5 percent of employment in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 18.1 percent, 21.8 percent, 18.7 percent, 18.4 percent, 23.5 percent, 21.2 percent, 22.7 percent, 19.0 percent and 21.9 percent in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States, respectively.

Some of the largest employers in Hamilton County are listed below.

Employer	Employees	Product/Service
Kroger Company	39,000	Retail - food stores
Catholic Healthcare Partners	31,000	Healthcare
Procter & Gamble Company	13,600	Manufacturing - soaps, consumer goods
Cincinnati Children’s Hospital	12,300	Healthcare
TriHealth, Inc.	10,200	Healthcare
University of Cincinnati	9,800	Education
Fifth Third Bancorp	8,900	Finance/banking
Macy’s	8,500	Retail - department stores
UC Health	6,800	Healthcare
Frisch’s Restaurants, Inc.	4,800	Restaurants
Christ Hospital	4,500	Healthcare
Cincinnati Bell, Inc.	2,700	Telecommunications

The unemployment rate is another key economic indicator. Exhibit 29 shows the unemployment rates in Butler, Clermont, Hamilton and Warren Counties, Ohio and the United States in 2010 through 2014. All four Ohio counties have been characterized by unemployment rates lower than or equal to the unemployment rate of Ohio. In 2010, Butler County had an unemployment rate of 9.4 percent, compared to unemployment rates of 9.8 percent in Clermont County, 9.6 percent in Hamilton County, 8.8 percent in Warren County, 9.3 percent in Boone

Description of Primary Market Area (cont.)

County, 10.4 percent in Campbell County, 10.2 percent in Kenton County, 10.0 percent in Ohio and 9.6 percent in the United States. In 2011, all areas decreased in unemployment to 8.6 percent, 8.6 percent, 8.6 percent, 7.6 percent, 8.0 percent 9.3 percent, 8.9 percent, 8.7 percent and 8.9 percent in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States, respectively. In 2012, all areas’ unemployment rates again decreased to 7.3 percent, 7.1 percent, 7.2 percent, 6.5 percent, 7.1 percent, 7.6 percent, 7.6 percent, 7.2 percent and 8.1 percent in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States, respectively. In 2013, Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County and the United States had decreases in unemployment to 6.9 percent, 7.0 percent, 7.1 percent, 6.3 percent, 6.8 percent, 7.2 percent, 7.2 percent and 7.4 percent, respectively, while Ohio’s unemployment rate increased to 7.4 percent. Through 2014, all areas had decreases in unemployment to 4.9 percent in both Butler and Clermont Counties, to 5.1 percent and 4.7 percent, respectively, in Hamilton and Warren Counties, to 5.3 percent, 5.8 percent and 5.8 percent in Boone, Campbell and Kenton Counties, and to 5.6 percent and 6.2 percent in Ohio and the United States, respectively.

Exhibit 30 provides deposit data for banks and thrifts in Hamilton County in which the Bank has its office. Cincinnati Federal’s deposit base in Hamilton County was approximately $93.5 million or a 3.8 percent share of the $2.5 billion total thrift deposits and a 0.2 percent share of the total deposits, which were approximately $62.2 billion as of June 30, 2014. The market area is dominated by banks, with bank deposits accounting for approximately 96.0 percent of deposits at June 30, 2014.

Exhibit 31 provides interest rate data for each quarter for the years 2010 through 2014. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a declining trend in 2009, 2010 and 2011, a slightly rising trend in 2012, and stable in 2013 and 2014, with Thirty-Year Treasury rate rising moderately in 2013 and then decreasing in 2014.

SUMMARY

In summary, population decreased by 5.1 percent in Hamilton County from 2000 to 2010, and the number of households also decreased by 3.7 percent. The 2010 per capita income and median household income levels in Hamilton County were above state and national levels. Also, Hamilton County’s unemployment rates have been lower than both state and national rates. According to the 2010 Census, median housing values in all market area counties were above the state median but all but one were below the national median housing value.

The Corporation holds deposits of approximately 3.8 percent of all thrift deposits in the market area as of June 30, 2014, representing a minimal 0.2 percent share of the total deposit base of $62.2 billion.

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the “comparable group”. This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Ohio.

Exhibits 32 and 33 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 178 publicly traded, FDIC-insured thrifts in the United States (“all thrifts”), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 32 and 33 also subclassify all thrifts by region, including the 54 publicly traded Midwest thrifts (“Midwest thrifts”) and the 14 publicly traded thrifts in Ohio (“Ohio thrifts”), and by trading exchange. Exhibits 34 and 35 present Share Data and Pricing Ratios and Key Financial Data and Ratios for the universe of 37 publicly traded mutual holding companies.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $750 million, a trading exchange requirement that each candidate be traded on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to September 30, 2014. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of February 12, 2015, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 37.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 178 publicly traded, FDIC-insured savings institutions, excluding the 37 mutual holding companies, 8 are traded on the New York Stock Exchange, none are traded on the American Stock Exchange and 107 are traded on NASDAQ. There were an additional 23 traded over the counter and 38 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to December 31, 2014, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to September 30, 2013.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $750 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $126 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

Mutual Holding Companies

The comparable group does not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain varying individual characteristics different among themselves and from conventional, publicly-traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of 37 publicly traded mutual holding companies as well between those 37 entities and the larger universe of conventional, publicly traded thrift institutions. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned.

SUMMARY

Exhibits 38 and 39 show the 45 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 38. The balance sheet ratios consist of the following:

1.	Cash and investments to assets

2.	Mortgage-backed securities to assets

3.	One- to four-family loans to assets

4.	Total net loans to assets

5.	Total net loans and mortgage-backed securities to assets

6.	Borrowed funds to assets

7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 5.8 percent at December 31, 2014, and reflects the Corporation’s lower share of investments, lower than the national and state averages of 13.5 percent and 16.6 percent, respectively. The Bank’s investments have consisted of interest-bearing deposits. For its recent two years ended December 31, 2013, and December 31, 2014, the Corporation’s average ratio of cash and investments to assets was a similar 5.94 percent, ranging from a high of 6.04 percent in 2013 to a low of 5.84 percent in 2014.

The parameter range for cash and investments is has been defined as 30.0 percent or less of assets, with a midpoint of 15.0 percent.

Mortgage-Backed Securities to Assets

At December 31, 2014, the Corporation’s ratio of mortgage-backed securities to assets was 2.7 percent, moderately lower than the national average of 10.0 percent and the regional average of 9.0 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 30.0 percent or less of assets and a midpoint of 15.0 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including

One- to Four-Family Loans to Assets (cont.)

construction loans and excluding home equity loans, represented 58.4 percent of the Corporation’s assets at December 31, 2014, which is higher than its ratio of 53.1 percent at December 31, 2013, and also higher than its ratio of 47.9 percent at December 31, 2012. The parameter for this characteristic is 60.00 percent of assets or less in one- to four-family loans with a midpoint of 30.00 percent.

Total Net Loans to Assets

At December 31, 2014, the Corporation had an 83.1 percent ratio of total net loans to assets and a lower three fiscal year average of 83.6 percent, compared to the national average of a lower 69.1 percent and the regional average of 67.2 percent for publicly traded thrifts. The Corporation’s ratio of total net loans to assets changed from 84.09 percent of total assets at December 31, 2012, to 83.46 percent at December 31, 2013, to 83.13 percent at December 31, 2014.

The parameter for the selection of the comparable group is from 40.0 percent to 90.0 percent with a midpoint of 65.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 2.7 percent and 83.1 percent, respectively, for a combined share of 85.8 percent. Recognizing the industry and regional ratios of 79.1 percent and 76.2 percent,

Total Net Loans and Mortgage-Backed Securities to Assets (cont.)

respectively, the parameter range for the comparable group in this category is 60.0 percent to 90.0 percent, with a midpoint of 75.0 percent.

Borrowed Funds to Assets

The Corporation had borrowed funds of $18.8 million or 14.9 percent of assets at December 31, 2014, which is higher than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has decreased in recent years, due to much lower rates paid on deposits. Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have diminished in the current economic environment.

The parameter range of borrowed funds to assets is 20.0 percent or less with a midpoint of 10.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 9.1 percent at December 31, 2014, 10.3 percent at December 31, 2013 and 10.1 percent at December 31, 2012, averaging 9.8 percent for the three fiscal years ended December 31, 2014. The Bank’s retained earnings increased in 2012 and 2013 and decreased in 2014. After conversion, based on the midpoint value of $12.0 million, with a 45.0 percent minority offering, with 81.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 11.6 percent of assets, with the Corporation at 12.3 percent of assets.

Equity to Assets (cont.)

Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 20.0 percent with a midpoint ratio of 13.5 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 39 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the fiscal year ended December 31, 2014. The primary performance indicator is the Corporation’s core return on average assets (ROAA). The second performance indicator is the Corporation’s core return on average equity (ROAE). To measure the Corporation’s ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation’s ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the year ended December 31, 2014, the Corporation’s core ROAA was 0.39 percent based on a core income of $472,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2013, was 0.50 percent. The Corporation’s ROAAs in its most recent three fiscal years ended December 31, 2014, were 0.61 percent, 0.50 percent, and (0.27) percent, respectively, with a three fiscal year average ROAA of 0.28 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.00 percent or less with a midpoint of 0.50 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation’s position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the year ended December 31, 2014, was 4.02 percent based on its core income and 4.73 percent in the fiscal year ended December 31, 2013.

The parameter range for ROAE for the comparable group, based on core income, is 10.00 percent or less with a midpoint of 5.00 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.10 percent for the year ended December 31, 2014, representing net interest income as a percentage of average interest-earning assets. The Corporation’s net interest margin levels in its three fiscal years of 2012 through 2014 were 3.33 percent, 3.37 percent, and 3.10 percent, respectively, averaging 3.27 percent.

The parameter range for the selection of the comparable group is from a low of 2.65 percent to a high of 4.65 percent with a midpoint of 3.65 percent.

Operating Expenses to Assets

For the year ended December 31, 2014, the Corporation had a 4.11 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2014, the Corporation’s expense ratio averaged 3.67 percent, from a low of 3.31 percent in fiscal year 2012 to a high of 4.11 percent in fiscal year 2014.

The operating expense to assets parameter for the selection of the comparable group is from a low of 2.00 percent to a high of 4.25 percent with a midpoint of 3.13 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a higher level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 1.43 percent for the year ended December 31, 2014. For its three years ended December 31, 2012, through 2014, the Corporation’s ratio of noninterest income to average assets was 1.43 percent, 1.41 percent and 1.43 percent, respectively, for an average of 0.16 percent.

The range for this parameter for the selection of the comparable group is 1.50 percent of average assets or less, with a midpoint of 0.75 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 39. The purpose of these parameters is to insure

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 0.79 percent at December 31, 2014, which was lower than the national average of 1.36 percent for publicly traded thrifts and the average of 1.68 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 1.17 for its most recent three fiscal years ended December 31, 2014, from a high of 1.36 percent in 2014, to a low of 0.94 percent 2013.

The comparable group parameter for nonperforming assets is 2.00 percent or less of total assets, with a midpoint of 1.00 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $256,000 at December 31, 2014, representing a ratio to total assets of 0.20 percent, following ratios of repossessed assets to total assets of 0.05 percent and zero percent at December 31, 2013, and December 31, 2012, respectively. National and regional averages were 0.41 percent and 0.43 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 1.00 percent of assets or less with a midpoint of 0.50 percent.

Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $1,350,000, representing a loan loss allowance to total assets ratio of 1.07 percent at December 31, 2014, which was higher than its 0.84 percent ratio at December 31, 2013, and higher than its 0.96 percent ratio at December 31, 2012.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.35 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $311.9 million to $631.5 million with an average asset size of $486.2 million and have an average of 9.0 offices per institution. Three of the comparable group institutions are in Illinois, three are in Indiana, two in Michigan, and one each in Ohio and Wisconsin, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 13.47 percent, which is 6.4 percent higher than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.65 percent, lower than all publicly traded thrifts at 0.73 percent and publicly traded Ohio thrifts at 1.32 percent.

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

As presented in Exhibits 43 and 44, at December 31, 2014, the Corporation’s total equity of 9.13 percent of assets was lower than the comparable group at 13.47 percent, all thrifts at 12.66 percent, Midwest thrifts at 12.17 percent and Ohio thrifts at 12.56 percent. The Corporation had an 83.13 percent share of net loans in its asset mix, higher than the comparable group at 63.29 percent, all thrifts at 69.13 percent, Midwest thrifts at 67.23 percent and Ohio thrifts at 71.78 percent. The Corporation’s higher share of net loans and lower 2.88 percent share of mortgage-backed securities is primarily the result of its lower 5.84 percent share of cash and investments. The comparable group had a much higher 17.65 percent share of cash and investments and a higher 13.62 percent share of mortgage-backed securities. All thrifts had 10.03 percent of assets in mortgage-backed securities and 13.47 percent in cash and investments. The Corporation’s 74.37 percent share of deposits was lower than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts, reflecting the Corporation’s higher share of borrowed funds of 14.94 percent. As ratios to assets, the comparable group had deposits of 76.50 percent and borrowings of 9.02 percent. All thrifts averaged a 76.24 percent share of deposits and 10.50 percent of borrowed funds, while Midwest thrifts had a 78.07 percent share of deposits and an 8.46 percent share of borrowed funds. Ohio thrifts averaged a 77.69 percent share of deposits and an 8.83 percent share of borrowed funds. The Corporation had no goodwill, compared to 0.72 percent for the comparable group, 0.52 percent for all thrifts, 0.37 percent for Midwest thrifts and 0.45 percent for Ohio thrifts.

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 45, 46 and 47 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 47, for the year ended December 31, 2014, the Corporation had a yield on average interest-earning assets higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. The Corporation’s yield on interest-earning assets was 4.32 percent compared to the comparable group at 3.73 percent, all thrifts at 3.89 percent, Midwest thrifts at 3.67 percent and Ohio thrifts at 3.99 percent.

The Corporation’s cost of funds for the year ended December 31, 2014, was higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. The Corporation had an average cost of interest-bearing liabilities of 1.36 percent compared to 0.74 percent for the comparable group, 1.10 percent for all thrifts, 0.75 percent for Midwest thrifts and 0.76 percent for Ohio thrifts. The Corporation’s yield on interest-earning assets and interest cost resulted in a net interest spread of 2.96 percent, which was slightly lower than the comparable group at 2.99 percent, higher than all thrifts at 2.78 percent and Midwest thrifts at 2.92 percent and lower than Ohio thrifts at 3.23 percent. The Corporation generated a net interest margin of 3.10 percent for the year ended December 31, 2014, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.34 percent. All thrifts averaged a lower 2.94 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.04 percent, with Ohio thrifts at a higher 3.37.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 46. The Corporation had $773,000 in provision for loan losses during the year ended December 31, 2014, representing 0.64 percent of average assets. The average provision for loan losses for the comparable group was 0.13 percent, with all thrifts at 0.11 percent, Midwest thrifts at 0.24 percent and Ohio thrifts at 0.23 percent.

Analysis of Financial Performance (cont.)

The Corporation’s total noninterest income was $1,734,000 or 1.43 percent of average assets for the year ended December 31, 2014. Such a ratio of noninterest income to average assets was higher than the comparable group at 0.60 percent, and higher than all thrifts at 1.03 percent, Midwest thrifts at 0.88 percent and Ohio thrifts at 0.53 percent. For the year ended December 31, 2014, the Corporation’s operating expense ratio was 4.11 percent of average assets, higher than the comparable group at 2.90 percent, all thrifts at 3.29 percent, Midwest thrifts at 3.16 percent, and Ohio thrifts at 2.65 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the year ended December 31, 2014, the Corporation had a net ROAA of (0.28) percent and core ROAA of 0.39 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.66 percent and a core ROAA of 0.65 percent. All publicly traded thrifts averaged a higher net ROAA of 0.76 percent and 0.73 percent core ROAA, with Midwest thrifts a 0.78 percent net ROAA and a 0.76 percent core ROAA. The twelve month net ROAA for the 14 Ohio thrifts was 1.35 percent and their core ROAA was 1.32 percent.

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Cincinnati Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the year ended December 31, 2014, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced decreases in its assets and loans in each of the past four fiscal years and in deposits for three of the past four fiscal years. The Bank has experienced modest earnings in four of the past five years with a loss in the year ended December 31, 2014, and is focused on reducing operating expenses, monitoring and reducing its balance of nonperforming assets; monitoring and strengthening its ratio of interest sensitive

Earnings Performance (cont.)

assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has been characterized with a higher yield on earning assets but a higher cost of funds, resulting in an average net interest margin, which has been similar to industry averages, with the trend experiencing a modest change over the past two years and its 3.10 percent net interest margin for the year ended December 31, 2014, was higher than the industry average of 2.94 percent and lower than the comparable group average of 3.34 percent. During its past two years ended December 31, 2014, Cincinnati Federal’s ratio of interest expense to interest-bearing liabilities has decreased modestly from 1.47 percent in 2013 to 1.36 percent in 2014. The Bank’s ratio was higher than the average of 0.74 percent for the comparable group and the average of 1.10 percent for all thrifts. Following the conversion, the Bank will strive to reduce its operating expenses, strive to increase its net interest margin, maintain its higher noninterest income, gradually increase its net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced increased loan origination activity in mortgage loans with minimal activity in nonmortgage loans, with mortgage loan activity rising significantly in 2014. Total loan originations in fiscal year 2014 were well above originations for 2013, and net loan change in 2013 was an increase of $3.0 million due to lower originations compared to an increase of $8.5 million in 2014, due to higher loan originations. Gross loan originations were noticeably higher in fiscal year 2014 compared to 2013, related to higher one-to-four-family loan originations, higher multi-family loans and higher home equity loans. Originations totaled $74.5 million in 2014, compared to $55.0 million in 2013, with $52,000 in loan purchases in 2013 and $323,000 in 2014.

From December 31, 2012, to December 31, 2014, three of the seven categories of loans experienced increases in their balances, with one- to four-family loans increasing the most. One- to four-family loans increased by $17.9 million or 34.0 percent, from December 31, 2012, to

Earnings Performance (cont.)

December 31, 2014. Commercial and consumer loans increased by a combined $351,000 or over 100.0 percent from December 31, 2012, to December 31, 2014. All other loan categories experienced decreases in their balances. Overall, the Bank’s lending activities resulted in a total loan increase of $10.2 million or 10.5 percent and a net loan increase of $10.6 million or 11.3 percent from December 31, 2012, to December 31, 2014.

The impact of Cincinnati Federal’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.32 percent for the year ended December 31, 2014, compared to a lower 3.73 percent for the comparable group, 3.89 percent for all thrifts and slightly lower 3.99 percent for Ohio thrifts. The Bank’s ratio of interest income to average assets was 3.96 percent for the year ended December 31, 2014, higher than the comparable group at 3.82 percent, all thrifts at 3.81 percent and Ohio thrifts at 3.86 percent, reflecting the Bank’s higher share of loans.

Cincinnati Federal’s 1.36 percent cost of interest-bearing liabilities for the year ended December 31, 2014, was much higher than the comparable group at 0.74 percent, all thrifts at 1.10 percent, Midwest thrifts at 0.75 percent and Ohio thrifts at 0.76 percent. The Bank’s resulting net interest spread of 2.96 percent for the year ended December 31, 2014, was similar to the comparable group at 2.99 percent, all thrifts at 2.78 percent, Midwest thrifts at 2.92 percent and Ohio thrifts at 3.23 percent. The Bank’s net interest margin of 3.10 percent, based on average interest-earning assets for the year ended December 31, 2014, was lower than the comparable group at 3.34 percent and Ohio thrifts at 3.37 percent but higher than all thrifts at 2.94 percent and Midwest thrifts at 3.04 percent.

The Bank’s ratio of noninterest income to average assets was 1.43 percent for the year ended December 31, 2014, which was moderately higher than the comparable group at 0.60 percent, higher than all thrifts at 1.03 percent, Midwest thrifts at 0.88 percent and Ohio thrifts at 0.53 percent.

Earnings Performance (cont.)

The Bank’s operating expenses were higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. For the year ended December 31, 2014, Cincinnati Federal had an operating expenses to assets ratio of 4.11 percent compared to 2.90 percent for the comparable group, 3.29 percent for all thrifts, 3.16 percent for Midwest thrifts and 2.65 percent for Ohio thrifts. Cincinnati Federal had a higher 96.1 percent efficiency ratio for the year ended December 31, 2014, compared to the comparable group with an efficiency ratio of 74.1 percent. The efficiency ratio for all publicly traded thrifts was 61.2 percent for the year ended December 31, 2014.

For the year ended December 31, 2014, Cincinnati Federal generated a higher ratio of noninterest income, a higher ratio of noninterest expenses and a lower net interest margin relative to its comparable group. The Bank had a 0.64 percent provision for loan losses during the year ended December 31, 2014, compared to the comparable group at 0.13 percent of assets, all thrifts at 0.11 percent and Midwest thrifts at 0.24 percent. The Bank’s allowance for loan losses to total loans of 1.26 percent was lower than the comparable group and lower than all thrifts. The Bank’s 136.6 percent ratio of reserves to nonperforming assets was higher than the comparable group at 122.3 percent and lower than all thrifts at 156.0 percent and higher than Midwest thrifts at 109.9 percent.

As a result of its operations, the Bank’s net and core income for the year ended December 31, 2014, were lower than the comparable group. Based on net earnings, the Bank had a return on average assets of (0.28) percent for the year ended December 31, 2014, and a return on average assets of 0.50 percent and 0.61 percent in 2013 and 2012, respectively. The Bank’s core return on average assets was a higher 0.39 percent for the year ended December 31, 2014, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.66 percent and a higher core ROAA of 0.65 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.76 percent and 0.73 percent, respectively. Midwest thrifts indicated a net ROAA of 0.78 percent and a core ROAA of 0.76 percent.

Earnings Performance (cont.)

Following its conversion, Cincinnati Federal’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a more favorable 0.46 percent in fiscal 2015 followed by earnings based on ROAA of 0.42 percent in 2016 and 0.51 percent in 2017. The Bank’s ratio of noninterest income to average assets increased in 2014 and has consistently been above industry averages. Overhead expenses indicated moderate increases overall during the past two fiscal years, due primarily to higher one-time expenses.

In recognition of the foregoing earnings related factors, considering Cincinnati Federal’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

MARKET AREA

Cincinnati Federal’s market area is focused on Hamilton County, Ohio, but also includes Butler, Clermont and Warren Counties in Ohio and Boone, Campbell and Kenton Counties in Kentucky. Population decreased by 5.1 percent in Hamilton County from 2000 to 2010, and the number of households also decreased, by 3.7 percent. Population levels increased in all other market area counties at percentages ranging from 5.5 percent to 38.2 percent from 2000 to 2010, and all counties are projected to continue to increase through 2019. From 2000 to 2010, the number of households increased in all but Hamilton County at rates ranging from 10.5 percent to 38.3 percent, with all counties expected to increase in number of households through 2019. The 2010 per capita income and median household income levels in Hamilton County were above state and national levels. Also, Hamilton County’s unemployment rates have been equal to or lower than both state and national rates. According to the 2010 Census, median housing values in all market area counties were above the state median, but all but one were below the national median housing value.

In 2014, Hamilton County had an unemployment rate of 5.1 percent, which was less than both Ohio’s and the United States’ unemployment rates of 5.6 percent and 6.2 percent, respectively.

The Corporation holds deposits of approximately 3.8 percent of all thrift deposits in the market area as of June 30, 2014, representing a minimal 0.2 percent share of the total deposit base of $62.2 billion.

In recognition of the foregoing factors, we believe that an upward adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of Cincinnati Federal is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 23, and is compared to the comparable group in Exhibits 42, 43, and 44. The Bank’s ratio of total equity to total assets was 9.13 percent at December 31, 2014, which was moderately lower than the comparable group at 13.47 percent, all thrifts at 12.66 percent and Midwest thrifts at 12.17 percent. Based on the minority offering completed at the midpoint of the valuation range, the Corporation’s pro forma equity to assets ratio will increase to 12.13 percent and the Bank’s pro forma equity to assets ratio will increase to 11.45 percent.

The Bank’s mix of assets and liabilities indicates both similarities to and variations from its comparable group. Cincinnati Federal had a moderately higher 83.1 percent ratio of net loans to total assets at December 31, 2014, compared to the comparable group at 63.3 percent. All thrifts indicated a lower 69.1 percent, as did Midwest thrifts at 67.2 percent. The Bank’s 5.8 percent share of cash and investments was lower than the comparable group at 17.7 percent, while all thrifts were at 13.5 percent and Midwest thrifts were at 16.6 percent. Cincinnati Federal’s 2.7 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 13.6 percent and lower than all thrifts at 10.0 percent and lower than Midwest thrifts at 9.0 percent.

The Bank’s 74.4 percent ratio of deposits to total assets was lower than the comparable group at 76.5 percent, lower than all thrifts at 76.2 percent and lower than Midwest thrifts at 78.1 percent. Cincinnati Federal’s lower ratio of deposits was due to its higher share of borrowed funds. Cincinnati Federal had a lower equity to asset ratio of 9.0 percent, compared to the comparable group at 13.5 percent of total assets, with all thrifts at 12.7 percent and Midwest thrifts at 12.2 percent. Cincinnati Federal had a higher share of borrowed funds to assets of 14.9 percent at December 31, 2014, well above the comparable group at 9.02 percent and higher than all thrifts at 10.50 percent and Midwest thrifts at 8.46 percent. In 2014, total deposits increased by $9.3 million or 11.0 percent. During 2013, Cincinnati Federal’s deposits decreased by $54,000 or 0.1 percent from $84.21 million to $84.16 million.

Financial Condition (cont.)

Cincinnati Federal had no goodwill and $514,000 in servicing rights and had a lower share of repossessed real estate at December 31, 2014. The Bank had repossessed real estate of $256,000 or 0.20 percent of assets at December 31, 2014. This compares to ratios of 0.72 percent for goodwill and intangible assets and 0.25 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.52 percent and a real estate owned ratio of 0.41 percent.

The financial condition of Cincinnati Federal has not been impacted by its balance of nonperforming assets of $989,000 or a lower 0.79 percent of total assets at December 31, 2014, compared to a higher 1.00 percent for the comparable group, 1.36 percent for all thrifts, 1.68 percent for Midwest thrifts and 1.39 percent for Ohio thrifts. The Bank’s ratio of nonperforming assets to total assets was a similar 0.81 percent at December 31, 2012.

At December 31, 2014, Cincinnati Federal had $1,350,000 of allowances for loan losses, which represented 1.07 percent of assets and 1.26 percent of total loans. The comparable group indicated similar allowance ratios, relative to assets and higher relative to loans, equal to 1.01 percent of assets and 1.53 percent of total loans, while all thrifts had allowances relative to assets and loans that also averaged a lower 0.92 percent of assets and a higher 1.37 percent of total loans. Also of major importance is an institution’s ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Cincinnati Federal’s $1,350,000 of allowances for loan losses represented a lower 136.64 percent of nonperforming assets at December 31, 2014, compared to the comparable group’s 122.30 percent, with all thrifts at 156.03 percent, Midwest thrifts at a lower 109.93 percent and Ohio thrifts at a lower 100.86 percent. Cincinnati Federal’s ratio of net charge-offs to average total loans was 0.39 percent for the year ended December 31, 2014, compared to a lower 0.18 percent for the comparable group, (0.04) percent for all thrifts and 0.28 percent for Midwest thrifts.

Financial Condition (cont.)

Cincinnati Federal has a modest level of interest rate risk. The change in the Bank’s EVE level at December 31, 2014, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 10.9 percent decrease, representing a dollar decrease in equity value of $1,931,000. The Bank’s exposure increases to a 21.3 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,780,000. The Bank’s post shock EVE ratio at December 31, 2014, assuming a 200 basis point rise in interest rates was 11.33 percent and indicated a 241 basis point decrease from its 13.74 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s equity level and asset and liability mix, we believe that no adjustment is warranted for Cincinnati Federal’s current financial condition, due to the Bank’s slightly lower equity position, but similar equity position after conversion, lower share of allowance for loan losses to loans but higher share of allowance to nonperforming assets.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Cincinnati Federal has been characterized by modest changes in assets, loans and deposits. The Bank’s average annual asset change from December 31, 2012, to December 31, 2014, was an increase of 4.9 percent. This increase rate compares to a lower 3.2 percent for the comparable group, a lower 2.8 percent for all thrifts, and a lower 2.6 percent for Midwest thrifts. The Bank’s modest growth in assets is reflective of its growth in net loans during the period of an average annual 5.65 percent with an average annual decrease in cash and investments of 8.1 percent. Cincinnati Federal’s deposits indicate an average annual increase of 5.5 percent from December 31, 2012, to December 31, 2014, compared to average growth rates of 2.7 percent for the comparable group, 2.1 percent for all thrifts and 2.5 percent for Midwest thrifts.

Cincinnati Federal’s deposits indicated an increase of 11.1 percent from December 31, 2013 to 2014. Annual deposit change was growth rates of 3.2 percent for the comparable group, 2.6 percent for all thrifts and 2.7 percent for Midwest thrifts. The Bank had $18.8 million in borrowed funds or 14.9 percent of assets at December 31, 2014, compared to the comparable group at 9.0 percent and also had a higher $18.5 million in borrowed funds at December 31, 2013, or 15.9 percent of assets.

In spite of its minimal deposit change, historically, the Bank grew moderately in 2014, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. Cincinnati Federal’s primary market area county experienced decreases in population and households in Hamilton County between 2000 and 2010, while the surrounding market area counties experienced a combined increase. The Bank’s primary market area county also indicated 2010 per capita income above Ohio’s and that of the United States, and the median household income level in Hamilton County was also above the state and the national levels. In

Asset, Loan and Deposit Growth (cont.)

2010, the median housing value in Hamilton County was slightly higher than that of Ohio but below that of the United States, and the median rent level was below both state and national levels.

The total deposit base in Hamilton County increased by 6.9 percent from June 30, 2013, to June 30, 2014; and during that period, the number of financial institution offices in Hamilton County decreased by seven offices. From June 30, 2013, to June 30, 2014, Cincinnati Federal’s deposit market share in Hamilton County remained at 0.1 percent.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation has no plans to pay an initial cash dividend. The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. All of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 1.55 percent and an average payout ratio of 29.19 percent. During that twelve month period, the average dividend yield for all thrifts was a lower 1.35 percent with a payout ratio of 22.50 percent.

In our opinion, a downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

In 2014, investors’ interest in new issues has improved but is still not strong. Such interest is possibly related to the improved performance of financial institutions overall, which could be challenged in the future due to the low interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of increased merger/acquisition activity in the thrift industry.

Cincinnati Federal will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $1,415,000 or 26.2 percent of the stock offered to the public based on the appraised midpoint valuation and the 45.0 percent minority offering. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of Keefe, Bruyette & Woods, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Keefe, Bruyette & Woods. The stock of the Corporation will be traded on the OTC Pink Marketplace.

The Bank’s total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $49.8 million for the stock outstanding compared to a midpoint public offering of $5.4 million for the Corporation, less the ESOP and the estimated 141,500 shares to be purchased by officers and directors, resulting in shares sold of just 400,000 or $4.0 million. The Corporation’s public market capitalization will be approximately 10.8 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 3,200 shares during the last four quarters.

The comparable group has an average of 3,278,473 shares outstanding compared to 540,000 shares outstanding for the Corporation based on the midpoint valuation and the minority offering structure.

In addition, as a minority offering of an MHC, such structure reduces the marketability of the stock. As a group, MHCs indicate a lower ROAA and a lower ROAE compared to all publicly traded thrifts and a much lower median number of shares outstanding, recognizing the presence of two much larger publicly traded MHCs which inflates the average number of shares outstanding for MHCs. The average trading volume for MHCs is also lower as a group. Due to their control by the MHC, the positive influence of merger and acquisition activity in the overall market of publicly traded thrifts has not been paralleled for publicly traded MHCs.

Based on the higher average market capitalization, shares outstanding and daily trading volume relative to the Corporation, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Mr. Joseph V. Bunke joined Cincinnati Federal in November 1998 as president. Prior to that, he served as financial and compliance officer for various institutions in the Cincinnati area. He has been working in the banking industry for almost 40 years. Additionally, Mr. Bunke holds a B.S. in economics from Bowling Green State University and an M.B.A. in finance from the University of Cincinnati.

Mr. Herbert C. Brinkman has been the chief financial officer of Cincinnati Federal since January 2006. He has 30 years of experience in accounting, financial management and operations in the banking industry. Mr. Brinkman holds a B.A. in economics from Trinity College, Hartford, Connecticut, and an M.B.A. from the University of Cincinnati.

Mr. Gregory W. Meyers joined Cincinnati Federal in May 2013 as senior vice president and chief lending officer. From 2011 to 2013, he was the vice president and mortgage operations manager of MainSource Bank, where he was in charge of managing their residential mortgage operations. Prior to his employment with MainSource Bank, he served as the chief lending officer of The Franklin Savings and Loan Company until its acquisition by Cheviot Savings Bank. Mr. Meyers hold a B.A. in economics from College of the Holy Cross and an M.B.A in finance.

During its most recent fiscal year, Cincinnati Federal has been able to maintain a reasonable net interest margin, maintain its higher noninterest income and reduce its cost of funds. The Bank did experience a rise in its total noninterest expenses to assets in 2014. The Bank experienced a loss in 2014 due to higher provision for loan losses. The Bank’s asset quality position has experienced minimal change from December 31, 2012, to December 31, 2014, with nonperforming assets decreasing from 0.81 percent in 2012 to 0.79 percent in 2014. The Bank has also strengthened its lending activity in 2014 with loan originations rising from $55.0 million in 2013 to $74.5 million in 2014. Along with the rise in loan originations, the Bank has established an active market program for its new fixed-rate one- to four-family mortgage loans and sold $41.2 million in loans in 2014. The Bank’s management team is confident that the Bank

Management (cont.)

is positioned for continued loan growth and a return to profitability following its conversion and minority offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s continued presence of a higher share of delinquent loans, dependence on interest rate trends, volatility in the stock market and recent legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering. In our opinion, recent market trends, including the recent pricing decreases for the most recent two standard conversions, cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation’s pro forma market value related to a new issue discount.

VI.	VALUATION METHODS

Introduction

As indicated in Section 3 of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section 4 will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have stabilized and improved in 2013 and 2014, additional attention was given to the price to core earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as fluctuating earnings have decreased significantly and stable lower interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, stock liquidity, dividends, and for the marketing of the issue. No

Valuation Methods (cont.)

adjustments were made for financial condition, subscription interest, management, balance sheet and earnings. An upward adjustment was made for the Bank’s market area.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range recognizing the 45 percent public offering and the 55 percent interest in the Corporation to be retained by CF Mutual Holding Company, the parent of the Corporation. The pro forma market value or appraised value will also be referred to as the “midpoint value,” with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the supermaximum, to 15 percent over the maximum.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition. Exhibit 48 shows the average and median price to book value ratios for the comparable group, which were 83.48 percent and 89.48 percent, respectively. The comparable group indicated a moderate range, from a low of 64.91 percent to a high of 95.49 percent. The comparable group had slightly higher average and median price to tangible book value ratios of 89.48 percent and 89.49 percent, respectively, with a range of 69.76 percent to 100.07 percent. Excluding the low and the high in the group, the comparable group’s price to book value range narrowed moderately from a low of 76.66 percent to a high of 92.16; and the comparable group’s price to tangible book value range narrowed modestly from a low of 84.33 percent to a high of 99.76 percent.

Price to Book Value Method (cont.)

The Corporation’s book value was $11,469,000 and its tangible book value was an identical $11,469,000 at December 31, 2014. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 57.34 percent and a corresponding fully converted price to tangible book value ratio of 57.34 percent at the midpoint. The fully converted price to book value ratio increases from 52.73 percent at the minimum to 65.22 percent at the maximum, as adjusted, while the fully converted price to tangible book value ratio increases from 52.73 percent at the minimum to 65.22 percent at the maximum, as adjusted.

The Corporation’s fully converted pro forma price to book value ratio of 57.34 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 49, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation’s ratio of equity to assets after the completion of the minority public offering at the midpoint of the valuation range will be approximately 12.13 percent compared to 13.09 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended December 31, 2014, were $472,000 (reference Exhibit 7) and its net earnings were a loss of $339,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $472,000.

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 48, the average price to core earnings multiple for

Price to Core Earnings Method (cont.)

the comparable group was 18.99, while the median was a lower 17.95. The average price to net earnings multiple was 19.08, and the median multiple was 17.53. The range of the price to core earnings multiple for the comparable group was from a low of 10.04 to a high of 30.06. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 10.44 to a high of 28.16 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 26.27 at the midpoint, based on the Corporation’s core earnings of $472,000 for the twelve months ended December 31, 2014. The Corporation’s fully converted core earnings multiple of 26.27 is higher than its net earnings multiple, which was not meaningful due to a loss for net earnings.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution’s equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Exhibit 48 indicates that the average price to assets ratio of the comparable group was 10.79 percent, and the median was 10.49 percent. The range in the price to assets ratios for the comparable group varied from a low of 6.24 percent to a high of 15.33 percent. The range narrows modestly with the elimination of the two extremes in the group to a low of 7.57 percent and a high of 13.62 percent.

Price to Assets Method (cont.)

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 8.88 percent at the midpoint, which ranges from a low of 7.64 percent at the minimum to 11.45 percent at the maximum, as adjusted.

Valuation Analysis and Summary

Exhibits 49 through 53 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 53 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $11,469,000 at December 31, 2014, the Bank’s price to book value ratio of 57.34 percent represents a midpoint discount relative to the comparable group of 31.32 percent. The Corporation’s fully converted price to core earnings multiple of 26.27 represents midpoint premium relative to the comparable group of 7.27 percent. Recognizing the Corporation’s December 31, 2014, asset base of $125,684,000, the Bank’s price to assets ratio of 8.88 percent represents a midpoint discount relative to the comparable group of 17.71 percent.

Exhibits 54 through 59 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation’s minority offering and the reported pricing ratios of the comparable group in their current mutual holding company structure.

Exhibit 59 presents the discounts or premiums of the Corporation’s minority offering pricing ratios relative to the comparable group. At the midpoint, the Corporation’s minority offering price to book value ratio of 79.93 percent represents a discount of 4.26 percent relative

Valuation Analysis and Summary (cont.)

to the comparable group. The price to core earnings multiple of 26.37 for the Corporation at the midpoint value indicates a premium of 7.38 percent. The Corporation’s price to assets ratio of 9.29 percent at the midpoint represents a discount of 13.94 percent.

Valuation Conclusion

As presented in Exhibit 47, the fully converted pro forma valuation range of the Corporation is from a minimum of $10,200,000 or 1,020,000 shares at $10.00 per share to a maximum of $13,800,000 or 1,380,000 shares at $10.00 per share, with a maximum, as adjusted, of $15,870,000 or 1,587,000 shares at $10.00 per share. Exhibit 47 also presents in detail the total number of shares to be issued at each valuation range and the respective number of shares issued to the mutual holding company, the public and the foundation.

It is our opinion that, as of February 12, 2015, the pro forma market value of the Corporation was $12,000,000 at the midpoint, representing a total of 1,200,000 shares at $10.00 per share, including 540,000 shares or 45 percent of the total shares offered to the public and 660,000 shares or 55.00 percent of the total shares issued to CF Mutual Holding Company, the mutual holding company.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

CINCINNATI FEDERAL SAVINGS AND LOAN ASSOCIATION

CINCINNATI, OHIO

Balance Sheet

At December 31, 2014

ASSETS
Cash and due from banks	$3,583,246
Interest-bearing demand and time deposits	3,757,635

Cash and cash equivalents	7,340,881
Available-for-sale securities	3,371,075
Loans held-for-sale	1,546,868
Loans, net of allowance for loan losses of $1,350,000	104,487,438
Premises and equipment	2,566,329
Federal Home Loan Bank stock	888,100
Foreclosed assets held-for-sale, net	255,779
Interest receivable	316,535
Mortgage servicing rights	513,853
Federal Home Loan Bank lender risk account receivable	1,270,017
Bank owned life insurance	2,992,368
Other assets	134,855

Total assets	$125,684,098

LIABILITIES AND EQUITY

LIABILITIES
Deposits
Demand	$11,461,142
Savings, NOW and money market	24,414,390
Time	57,602,240

Total deposits	93,477,772
Federal Home Loan Bank advances	18,782,705
Advances from borrowers for taxes and insurance	1,019,208
Interest payable	16,692
Other liabilities	918,472

Total liabilities	114,214,849

EQUITY
Retained earnings	11,709,362
Accumulated other comprehensive income (loss)	(240,113)

Total equity	11,469,249

Total liabilities and equity	$125,684,098

Source: Cincinnati Federal’s audited financial statement

EXHIBIT 2

CINCINNATI FEDERAL SAVINGS AND LOAN ASSOCIATION

CINCINNATI, OHIO

Balance Sheets

At December 31, 2010, 2011, 2012 and 2013

	December 31,
	2013	2012	2011	2010
ASSETS

Cash and due from banks	$1,978,046	$2,277,941	$2,229,658	$5,797,024
Interest-bearing demand deposits in banks	4,565,282	4,046,360	7,138,137	—

Cash and cash equivalents	6,543,328	6,324,301	9,367,795	5,797,024
Interest-bearing time deposits in banks	498,000	2,490,000	—	—
Available-for-sale securities	4,032,719	3,970,006	2,776,695	2,206,162
Loans held-for-sale	1,009,154	2,335,423	954,567	1,136,000
Loans, net of allowance for loan losses of $976,531, $1,102,192, $1,334,565 and $1,523,748 at December 31, 2013, 2012, 2011 and 2010, respectively	96,313,600	93,876,136	94,131,620	93,512,953
Premises and equipment	2,678,819	2,708,198	2,799,198	3,122,484
Federal Home Loan Bank stock	884,600	881,600	875,600	875,600
Foreclosed assets held-for-sale, net	53,800	—	390,386	1,175,347
Interest receivable	325,897	343,788	404,795	496,905
Bank-owned life insurance	2,502,686	—	—	—
Mortgage servicing rights	519,194	351,431	301,586	236,400
Federal Home Loan Bank lender risk account receivable	1,108,912	861,220	530,582	—
Other assets	137,339	271,865	324,783	957,459

Total assets	$116,608,048	$114,413,968	$112,857,607	$109,516,334

LIABILITIES AND RETAINED EARNINGS

LIABILITIES
Deposits
Demand	$9,770,824	$11,232,035	$10,016,301	—
Savings, NOW and money market	21,892,274	21,774,053	21,598,791	—
Time	52,488,344	51,199,236	52,332,244	—

Total deposits	84,151,442	84,205,324	83,947,336	81,308,317
Federal Home Loan Bank advances	18,536,977	17,234,682	16,857,423	16,771,018
Advances from borrowers for taxes and insurance	787,413	728,423	645,528	547,799
Interest payable	27,316	38,445	43,746	—
Other liabilities	1,087,045	702,148	550,453	737,182

Total liabilities	104,590,193	102,909,022	102,044,486	99,364,316

EQUITY
Retained earnings	12,048,564	11,493,629	10,805,656	10,152,018
Accumulated other comprehensive income (loss)	(30,709)	11,317	7,465	—

Total equity	12,017,855	11,504,946	10,813,121	10,152,018

Total liabilities and equity	$116,608,048	$114,413,968	$112,857,607	$109,516,334

Source: Cincinnati Federal Savings and Loan Association’s audited financial statements

EXHIBIT 3

CINCINNATI FEDERAL SAVINGS AND LOAN ASSOCIATION

CINCINNATI, OHIO

Statement of Income

For the Year Ended December 31, 2014

Interest income:
Loans, including fees	$4,705,613
Securities	49,755
Dividends on Federal Home Loan Bank stock and other	38,022

Total interest and dividend income	4,793,390

Interest expense:
Deposits	875,115
Federal Home Loan Bank advances	477,525

Total interest expense	1,352,640

Net interest income	3,440,750

Provision for loan losses	773,495

Net interest income after provision for loan losses	2,667,255

Noninterest income:
Gain on sale of loans	1,263,971
Net (loss) on sales of foreclosed assets	(4,530)
Other	474,593

Total noninterest income	1,734,034

Noninterest expense:
Salaries and employee benefits	2,224,383
Occupancy and equipment	367,452
Directors compensation	265,000
Data processing	408,237
Professional fees	125,829
Franchise tax	96,130
Deposit insurance premiums	94,056
Loss on debt extinguishment	713,579
Other	679,344

Total noninterest expense	4,974,010

(Loss) before income taxes (credits)	(572,721)

Federal income taxes (credits)	(233,519)

Net (loss)	$(339,202)

Source: Cincinnati Federal’s audited financial statements

EXHIBIT 4

CINCINNATI FEDERAL SAVINGS AND LOAN ASSOCIATION

CINCINNATI, OHIO

Statements of Income

Years Ended December 31, 2010, 2011, 2012 and 2013

	December 31,
	2013	2012	2011	2010

Interest and dividend income:
Loans, including fees	$4,569,201	$4,948,396	$5,214,247	$7,416,777
Securities	58,743	48,393	81,879	132,545
Deposits	—	—	—	59
Dividends on FHLB stock and other	45,775	46,913	38,030	—

Total interest and dividend income	4,673,719	5,043,702	5,334,156	7,549,381

Interest expense:
Deposits	784,971	980,214	1,254,106	2,077,823
Federal Home Loan Bank advances	545,579	640,322	652,017	1,007,382

Total interest expense	1,330,550	1,620,536	1,906,123	3,085,205

Net interest income	3,343,169	3,423,166	3,428,033	4,464,176

Provision for loan losses	132,750	215,972	235,000	626,065

Net interest income after provision for loan losses	3,210,419	3,207,194	3,193,033	3,838,111

Noninterest income:
Brokered loan fees	—	—	63,260	—
Gain on sales of loans	1,159,861	1,440,852	839,735	1,018,997
Net gains on sales of foreclosed assets	10,781	5,286	14,262	11,086
Other	473,140	187,623	627,650	647,105

Total noninterest income	1,643,782	1,633,761	1,544,907	1,677,188

Noninterest expense:
Salaries and employee benefits	2,126,553	1,854,089	1,889,037	3,138,302
Occupancy and equipment	341,622	326,562	429,875	384,392
Directors compensation	278,667	281,000	306,000	—
Data processing	365,164	326,731	331,375	—
Professional fees	124,296	99,776	104,991	—
Franchise tax	120,997	144,126	138,521	2,076,947
Deposit insurance premiums	44,897	181,864	154,199	—
Other	598,678	535,594	630,305	—

Total noninterest expense	4,000,874	3,749,742	3,984,303	5,599,641

Income (loss) before income tax	853,327	1,091,213	753,637	(84,342)

Provision (benefit) for income taxes	298,392	403,240	262,819	(148,404)

Net income	$554,935	$687,973	$490,818	$64,062

Source: Cincinnati Federal Savings and Loan Association’s audited financial statements

EXHIBIT 5

Selected Financial Information

December 31, 2012, 2013 and 2014

	At December 31,
	2014	2013	2012
	(In thousands)
Selected Financial Condition Data:

Total assets	$125,684	$116,608	$114,414
Cash and cash equivalents	7,341	6,543	6,324
Interest-bearing time deposits in banks	—	498	2,490
Securities available-for-sale	3,371	4,033	3,970
Federal Home Loan Bank stock, at cost	888	885	882
Loans receivable, net	104,487	96,314	93,876
Loans held-for-sale	1,547	1,009	2,335
Federal Home Loan Bank, lender risk account receivable	1,270	1,109	861
Bank-owned life insurance	2,992	2,503	—
Other real estate owned	256	54	—
Deposits	93,478	84,151	84,205
Borrowings	18,783	18,537	17,235
Total equity	11,469	12,018	11,505

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 6

Income and Expense Trends

For the Years Ended December 31, 2012 through 2014

	For the Years Ended December 31,
	2014	2013	2012
	(In thousands)
Selected Operating Data:
Interest and dividend income	$4,794	$4,674	$5,044
Interest expense	1,353	1,331	1,621

Net interest and dividend income	3,441	3,343	3,423
Provision for loan losses	774	133	216

Net interest income after provision for loan losses	2,667	3,210	3,207
Noninterest income	1,734	1,644	1,634
Noninterest expense	4,974	4,001	3,750

Income (loss) before income tax expense	(573)	853	1,091
Income tax expense (benefit)	(234)	298	403

Net income (loss)	$(339)	$555	$688

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 7

Cincinnati Federal

Normalized Earnings Trends

Twelve Months Ended December 31, 2014

	Twelve Months Ended December 31, 2014
	(In thousands)

Net income before taxes	$(573)

Adjustments:
Provision for loan loss	574
FHLB prepayment penalty	714

Normalized earnings before taxes	715

Taxes	243	(1)

Normalized earnings after taxes	$472

(1)	Based on normal tax rate of 34.0%.

Source: Cincinnati Federal’s audited and unaudited financial statements

EXHIBIT 8

Performance Indicators

At or for the Years Ended December 31, 2012 through 2014

	Years Ended December 31,
	2014	2013	2012

Performance Ratios:
Return on average assets	(0.27)%	0.50%	0.61%
Return on average equity	(2.82)%	4.73%	6.17%
Interest rate spread (1)	3.08%	3.24%	3.17%
Net interest margin (2)	3.13%	3.37%	3.33%
Noninterest expense to average assets	3.93%	3.60%	3.31%
Efficiency ratio (3)	96.12%	80.23%	74.15%
Average interest-earning assets to average interest-bearing liabilities	104.57%	109.62%	109.99%
Average equity to average assets	9.51%	10.57%	9.83%

Capital Ratios:
Total capital to risk-weighted assets	14.35%	14.94%	15.43%
Tier 1 capital to risk-weighted assets	13.10%	13.81%	14.18%
Tier 1 capital to average assets	9.14%	10.10%	9.92%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.27%	1.00%	1.16%
Allowance for loan losses as a percentage of nonperforming loans	184.17%	166.16%	118.24%
Net (charge-offs) recoveries to average outstanding loans during the year	(0.38)%	(0.28)%	(0.45)%
Nonperforming loans as a percentage of total loans	0.69%	0.60	0.98%
Nonperforming loans as a percentage of total assets	0.58%	0.50	0.81%
Total nonperforming assets as a percentage of total assets	0.79%	0.55	0.81%
Total nonperforming assets and accruing troubled debt restructured loans as a percent of assets	1.64%	1.45	2.01%

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percentage of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Source:	CF Bancorp, Inc.’s Prospectus

EXHIBIT 9

Volume/Rate Analysis

For the Years Ended December 31, 2013 and 2014

	Year Ended December 31,
	2014 vs. 2013
	Increase (Decrease) Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$563	$(426)	$137
Securities	(9)	—	(9)
Other	(15)	7	(8)

Total interest-earning assets	$539	$(419)	$120

Interest-bearing liabilities:
Savings accounts	$—	$2	$2
NOW and money market	1	6	7
Certificates of deposit	159	(78)	81

Total deposits	160	(70)	90
Borrowings	84	(152)	(68)

Total interest-bearing liabilities	244	(222)	22

Change in net interest income	$295	$(197)	$98

	Year Ended December 31,
	2013 vs. 2012
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$(176)	$(204)	$(380)
Securities	20	(9)	11
Other	(23)	22	(1)

Total interest-earning assets	$(179)	$(191)	$(370)

Interest-bearing liabilities:
Savings accounts	$2	$—	$2
NOW and money market	—	(84)	(84)
Certificates of deposit	(59)	(54)	(113)

Total deposits	(57)	(138)	(195)
Borrowings	(3)	(92)	(95)

Total interest-bearing liabilities	(60)	(230)	(290)

Change in net interest income	$(119)	$39	$(80)

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 10

Yield and Cost Trends

For the Years Ended December 31, 2012, 2013 and 2014

	December 31,
	2014	2013	2012
	Yield/ Rate	Yield/ Rate	Yield/ Rate
Interest-earning assets:
Loans	4.51%	4.95%	5.16%
Securities	1.35%	1.35%	1.66%
Other (1)	2.17%	1.80%	1.23%
Total interest-earning assets	4.37%	4.71%	4.91%

Interest-bearing liabilities:
Savings accounts	0.09%	0.08%	0.08%
NOW and money market	0.40%	0.19%	3.25%
Certificates of deposit	1.41%	1.56%	1.66%
Total deposits	1.03%	1.06%	1.28%
Borrowings	2.42%	3.24%	3.79%

Total interest-bearing liabilities	1.29%	1.47%	1.74%

Net interest rate spread (2)	3.08%	3.24%	3.17%

Net interest margin (3)	3.13%	3.37%	3.33%

Average interest-earning assets to interest-bearing liabilities	104.57%	109.62%	109.99%

(1)	Consists of Federal Home Loan Bank of Cincinnati stock, certificates of deposit and cash reserves held at Morgan Stanley.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 11

Net Portfolio Value

At December 31, 2014

Change in Interest Rates (Basis Points) (1)	Estimated NPV (2)	Estimated Increase (Decrease) in NPV		NPV as a Percentage of Present Value of Assets (3)
				MPV Ratio (4)	Increase/ (Decrease)
		$ Amount (2)	% Change
	(Dollars in thousands)				(Basis Points)

+300	$12,015	$(5,769)	(32.44)%	9.97%	(377)
+200	14,003	(3,780)	(21.26)%	11.33%	(241)
+100	15,853	(1,931)	(10.86)%	12.53%	(121)
—	17,784	0	—	13.74%	—
-100	18,491	708	3.98%	13.97%	23

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows form assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 12

Loan Portfolio Composition

At December 31, 2012, 2013 and 2014

(Dollars in thousands)

	At December 31,
	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
Real estate loans:
One-to four-family residential
Owner occupied	$57,535	54.04%	$46,361	47.31%	$38,712	40.75%
Nonowner-occupied	13,072	12.28%	13,749	14.03%	13,967	14.70%
Commercial	11,347	10.66%	12,958	13.22%	16,021	16.86%
Multi-family	12,932	12.15%	13,265	13.54%	14,360	15.12%
Home equity	9,345	8.78%	9,582	9.78%	9,712	10.22%
Construction and land	1,847	1.73%	1,871	1.91%	2,205	2.32%

Total real estate	106,078	99.64%	97,786	99.79%	94,977	99.97%
Commercial loans	345	0.32%	47	0.05%	—	—
Consumer loans	38	0.04%	152	0.16%	32	0.03%

	106,461	100.0%	97,985	100.0%	95,009	100.0%

Less:
Deferred loan fees	(283)		(32)		(7)
Allowance for losses	1,350		976		1,102
Undisbursed loan proceeds	907		727		38

Total	1,974		1,671		1,133

Total loans	$104,487		$96,314		$93,876

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 13

Loan Maturity Schedule

At December 31, 2014

December 31, 2014	One- to Four Family Residential Real Estate	Commercial Real Estate	Multi-Family Real Estate	Construction and Land	Home Equity	Commercial	Consumer	Total
				(Dollars in thousands)
Amounts due in:
One year or less	$3	$—	$130	$—	$1,148	$—	$1	$1
More than one to five years	2,467	842	645	—	3,295	26	27	1,861
More than five years	68,137	10,505	12,157	1,847	4,902	319	10	104,599

Total	$70,607	$11,347	$12,932	$1,847	$9,345	$345	$38	$106,461

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2015
	Fixed	Adjustable	Total
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$31,168	$39,439	$70,607
Commercial	3,791	7,556	11,347
Multi-family	3,184	9,748	12,932
Home equity lines of credit	—	9,345	9,345
Construction and land	—	1,847	1,847

Total real estate	38,143	67,935	106,078
Commercial loans	345	—	345
Consumer loans	10	27	37

Total loans	$38,498	$67,962	$106,460

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Years Ended December 31, 2013 and 2014

	Years Ended December 31,
	2014	2013
	(In thousands)

Total loans at beginning of period	$97,985	$95,009

Loans originated:
Real estate loans:
One- to four-family residential
Owner-occupied	62,379	50,428
Nonowner-occupied	1,676	789
Commercial	50	867
Multi-family	5,500	1,112
Home equity lines of credit	3,772	1,640
Construction and land	1,077	—

Total real estate	74,454	54,836
Commercial loans	—	—
Consumer and other	—	132

Total loans	74,454	54,968

Loans purchased:
Real estate loans:
One- to four-family residential
Owner-occupied	—	—
Nonowner-occupied	—	—
Commercial	—	—
Multi-family	—	—
Home equity lines of credit	—	—
Construction and land	—	—

Total real estate	0	0
Commercial loans	323	52
Consumer and other	—	—

Total loans	323	52
Loans sold:
Real estate loans:
One- to four-family residential
Owner-occupied	40,311	31,000
Nonowner-occupied	125	—
Commercial	—	—
Multi-family	790	—
Home equity lines of credit	—	—
Construction and land	—	—

Total real estate	41,226	31,000
Commercial loans	—	—
Consumer and other	—	—

Total loans	41,226	31,000

Principal repayments and other	25,035	21,044

Net loan activity	8,476	2,976

Total loans at end of year	$106,461	$97,985

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 15

Loan Delinquencies

At December 31, 2012, 2013 and 2014

	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due
	(In thousands)
At December 31, 2014
Real estate loans:
One- to four-family residential	$59	$—	$339
Commercial	—	—	—
Multi-family	—	—	394
Home equity lines of credit	—	62	—
Construction and land	—	—	—

Total real estate	59	62	733
Commercial loans	—	—	—
Consumer loans	9	—	—

Total	$68	$62	$733

At December 31, 2013
Real estate loans:
One- to four-family residential	$239	$129	$545
Commercial	261	—	—
Multi-family	405	—	—
Home equity lines of credit	—	187	43
Construction and land	—	—	—

Total real estate	905	316	588
Commercial loans	—	—	—
Consumer loans	—	—	—

Total	$905	$316	$588

At December 31, 2012
Real estate loans:
One- to four-family residential	$337	$355	$445
Commercial	—	—	—
Multi-family	—	—	365
Home equity lines of credit	178	—	16
Construction and land	—	—	—

Total real estate	515	355	826
Commercial loans	—	—	—
Consumer loans	—	—	—

Total	$515	$355	$826

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 16

Nonperforming Assets

At December 31, 2012, 2013 and 2014

	At December 31,
	2014	2013	2012
	(Dollars in thousands)

Nonaccrual loans:
Real estate loans:
One- to four-family residential
Owner-occupied	$281	$545	$201
Nonowner-occupied	58	—	245
Commercial	—	—	—
Multi-family	—	—	365
Home equity lines of credit	—	43	—
Construction and land	—	—	—

Total real estate	$339	588	811
Commercial loans	—	—	—
Consumer loans	—	—	—

Total nonaccrual loans	$339	$588	$811

Nonaccruing troubled debt restructured loans:
Real estate loans:
One- to four-family residential
Owner-occupied	$—	$—	$—
Nonowner-occupied	—	—	121
Commercial	—	—	—
Multi-family	394	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—

Total real estate	$394	0	121
Commercial loans	—	—	—
Consumer loans	—	—	—

Total nonaccruing troubled debt restructured loans	$394	$0	$121

Total nonaccrual loans	$733	$588	$932

Real estate owned:
One- to four-family residential
Owner-occupied	$116	$54	$—
Nonowner-occupied	—	—	—
Commercial	—	—	—
Multi-family	—	—	—
Home equity lines of credit	140	—	—
Construction and land	—	—	—

Total real estate owned	$256	$54	$0

Total nonperforming assets	$989	$642	$932

EXHIBIT 16 (continued)

Nonperforming Assets

At December 31, 2012, 2013 and 2014

	At December 31,
	2014	2013	2012
	(Dollars in thousands)
Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family residential
Owner-occupied	$—	$—	$—
Nonowner-occupied	—	—	—
Commercial	—	—	—
Multi-family	—	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—

Total real estate	$0	0	0
Commercial loans	—	—	—
Consumer loans	—	—	—

Total accruing loans past due 90 days or more	$0	$0	$0

Accruing troubled debt restructured loans:
Real estate loans:
One- to four-family residential
Owner-occupied	$27	$62	$44
Nonowner-occupied	586	672	953
Commercial	188	194	250
Multi-family	267	118	122
Home equity lines of credit	—	—	—
Construction and land	—	—	—

Total real estate	$1,068	1,046	1,369
Commercial loans	—	—	—
Consumer loans	—	—	—

Total accruing troubled debt restructured loans	$1,068	$1,046	$1,369

Ratios:
Total nonperforming loans to total loans	0.69%	0.60%	0.98%
Total nonperforming assets to total assets	0.79%	0.55%	0.81%

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 17

Classified Assets

At December 31, 2013 and 2014

(Dollars in thousands)

	At December 31,
	2014	2013
Classification of assets:
Substandard	$3,283	$5,638
Doubtful	—	—
Loss	—	—

Total classified assets	$3,283	$5,638

Special Mention	5,331	2,417

Total criticized assets	$8,614	$8,055

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 18

Allowance for Loan Losses

At for the Years Ended December 31, 2012, 2013 and 2014

	Years Ended December 31,
	2014	2013	2012
	(Dollars in thousands)

Allowance at beginning of period	$976	$1,102	$1,335

Provision for loan losses	774	133	202

Charge-offs:
Real estate loans:
One- to four-family residential	$428	$268	$435
Commercial	50	—	—
Multi-family residential	—	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—

Total real estate	478	268	435
Commercial loans	—	—	—
Consumer loans	—	—	—

Total charge-offs	$478	$268	$435

Recoveries:
Real estate loans:
One- to four-family residential	$16	$10	$—
Commercial	54	—	—
Multi-family residential	—	—	—
Home equity lines of credit	—	—	—
Construction and land	8	—	—

Total real estate	78	10	0
Commercial loans	—	—	—
Consumer loans	—	—	—

Total recoveries	$78	$10	$0

Net (charge-offs) recoveries	(400)	(258)	(435)

Allowance at end of year	$1,350	$977	$1,102

Ratios:
Allowance to nonperforming loans	184.43%	166.44%	80.50%
Allowance to total loans outstanding at the end of the year	1.27%	1.00%	1.16%
Net (charge-offs) recoveries to average loans outstanding during the year	(0.38)%	(0.28)%	(0.45)%

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 19

Investment Portfolio Composition

At December 31, 2012, 2013 and 2014

	At December 31,
	2014		2013		2012
Security Type	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)

Freddie Mac	$682	$677	$865	$847	$—	$—
Fannie Mae	2,679	2,694	3,214	3,186	3,953	3,970

	$3,361	$3,371	$4,079	$4,033	$3,953	$3,970

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 20

Mix of Average Deposit Accounts

For the Years Ended December 31, 2013 and 2014

	For the Year Ended December 31,
	2014		2013
	(Dollars in thousands)

Deposit type:

	Average Balance	Percent of Total	Average Balance	Percent of Total
Savings	$22,379	24.14%	$22,299	27.58%
Demand:
Interest-bearing	2,963	3.20%	2,563	3.17%
Noninterest-bearing	7,400	7.98%	7,094	8.77%
Certificates of deposit	59,960	64.68%	48,891	60.48%

Total deposits	$92,702	100.00%	$80,847	100.00%

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 21

Certificates of Deposit By Rate and Maturity

At December 31, 2013 and 2014

	At December 31,
	2014	2013
	(In thousands)
Interest Rate Range:
Less than 1.00%	$25,322	$26,754
1.00% - 1.99%	17,542	9,776
2.00% - 2.99%	13,742	11,497
3.00% - 3.99%	696	4,090
4.00% - 4.99%	50	50
5.00% to 5.99%	250	321

Total	$57,602	$52,488

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 22

Deposit Activity

At December 31, 2013 and 2014

	At or for the Years Ended December 31,
	2014	2013
	(In thousands)

Beginning balance	$84,151	$84,205
Net deposits (withdrawals) before interest credited	8,746	(663)
Interest credited	581	609

Net increase (decrease) in deposits	9,327	(54)

Ending balance	$93,478	$84,151

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 23

Borrowed Funds

And at or for the Years Ended December 31, 2013 and 2014

	At or for the Years Ended December 31,
	2014	2013
	(In thousands)
Balance outstanding at end of year	$18,783	$18,537
Weighted average interest rate at the end of year	1.53%	2.56%
Maximum amount of borrowings outstanding at any month end during the year	22,583	18,537
Average balance outstanding during the year	19,713	16,834
Weighted average interest rate during the year	2.42%	3.24%

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 24

OFFICES OF CINCINNATI FEDERAL

CINCINNATI, OHIO

As of December 31, 2014

Location	Owned or Leased	Year Acquired or Leased	Net Book Value of Real Property
			($000)
Main Office
6581 Harrison Avenue
Cincinnati, Ohio 45247	Owned	2010	$1,254

Branch Offices:
1270 Nagel Road
Cincinnati, Ohio 45255	Owned	1995	479

7553 Bridgetown Road
Cincinnati, Ohio 45248	Owned	1987	181

4310 Glenway Avenue
Cincinnati, Ohio 45205	Owned	1957	592

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 25

DIRECTORS AND MANAGEMENT OF THE BANK

At December 31, 2014

Name	Position(s) Held with the Bank	Age	Director Since	Term Expires

Robert A. Bedinghaus	Chairman of the Board	55	1999	2017
Henry C. Dolive	Vice Chairman of the Board	70	2000	2015
Harold L. Anness	Director and Secretary	61	2000	2015
Stuart H. Anness, M.D.	Director	62	2003	2017
Andrew J. Nurre	Director	47	2009	2016
Charles G. Skidmore	Director	48	2005	2016

Joseph V. Bunke	President and CEO	61
Herbert C. Brinkman	Chief Financial Officer	58
Gregory W. Meyers	Chief Lending Officer	57
John A. Schuler	Senior Vice President	61
Joseph A. Ventre	Senior Vice President	51

Source: CF Bancorp, Inc.’s Prospectus

EXHIBIT 26

Key Demographic Data and Trends

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000, 2010 and 2019

	2000	2010	% Change	2019	% Change
Population
Butler County, OH	332,807	368,130	10.6%	376,612	2.3%
Clermont County, OH	177,977	197,363	10.9%	205,812	4.3%
Hamilton County, OH	845,303	802,374	(5.1)%	809,128	0.8%
Warren County, OH	158,383	212,693	34.3%	231,276	8.7%
Boone County, KY	85,991	118,811	38.2%	137,899	16.1%
Campbell County, KY	83,866	90,336	7.7%	91,516	1.3%
Kenton County, KY	151,464	159,720	5.5%	167,988	5.2%
Ohio	11,353,140	11,536,504	1.6%	11,670,240	1.2%
United States	281,421,906	308,745,538	9.7%	327,981,317	6.2%

Households
Butler County, OH	123,082	135,960	10.5%	139,138	2.3%
Clermont County, OH	66,013	74,828	13.4%	78,899	5.4%
Hamilton County, OH	346,790	333,945	(3.7)%	339,479	1.7%
Warren County, OH	55,966	76,424	36.6%	83,670	9.5%
Boone County, KY	31,258	43,216	38.3%	50,065	15.8%
Campbell County, KY	31,169	36,069	15.7%	36,628	1.5%
Kenton County, KY	55,444	62,768	13.2%	65,902	5.0%
Ohio	4,445,773	4,603,435	3.5%	4,699,882	2.1%
United States	105,480,101	116,716,292	10.7%	124,446,535	6.6%

Per Capita Income
Butler County, OH	$22,076	$25,469	15.4%	—	—
Clermont County, OH	22,370	28,901	29.2%	—	—
Hamilton County, OH	24,053	28,037	16.6%	—	—
Warren County, OH	25,517	29,740	16.5%	—	—
Boone County, KY	23,535	27,790	18.1%	—	—
Campbell County, KY	20,637	27,315	32.4%	—	—
Kenton County, KY	22,085	27,225	23.3%	—	—
Ohio	21,003	23,975	14.2%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Butler County, OH	$47,885	$54,541	13.9%	$64,191	17.7%
Clermont County, OH	49,386	60,590	22.7%	69,672	15.0%
Hamilton County, OH	40,964	46,236	12.9%	55,611	20.3%
Warren County, OH	57,952	66,499	14.7%	83,942	26.2%
Boone County, KY	53,593	67,964	26.8%	69,640	2.5%
Campbell County, KY	41,903	50,882	21.4%	60,917	19.7%
Kenton County, KY	43,906	51,616	17.6%	58,247	12.8%
Ohio	40,956	45,090	10.1%	55,357	22.8%
United States	41,994	50,046	19.2%	59,599	19.1%

Source: U.S. Census and ESRI

EXHIBIT 27

Key Housing Data

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Butler County, OH	123,082	135,960
Clermont County, OH	66,013	74,828
Hamilton County, OH	346,790	333,945
Warren County, OH	55,966	76,424
Boone County, KY	31,258	46,154
Campbell County, KY	34,742	36,069
Kenton County, KY	59,444	62,768
Ohio	4,445,773	4,603,435
United States	105,480,101	116,716,292

Occupancy Rate
Butler County, OH
Owner-Occupied	71.6%	69.7%
Renter-Occupied	28.4%	30.3%
Clermont County, OH
Owner-Occupied	74.7%	74.6%
Renter-Occupied	25.3%	25.4%
Hamilton County, OH
Owner-Occupied	59.9%	59.5%
Renter-Occupied	40.1%	40.5%
Warren County, OH
Owner-Occupied	78.5%	78.7%
Renter-Occupied	21.5%	21.3%
Boone County, KY
Owner-Occupied	74.3%	74.4%
Renter-Occupied	25.7%	25.6%
Campbell County, KY
Owner-Occupied	69.0%	68.4%
Renter-Occupied	31.0%	31.6%
Kenton County, KY
Owner-Occupied	66.4%	67.6%
Renter-Occupied	33.6%	32.4%
Ohio
Owner-Occupied	69.1%	67.6%
Renter-Occupied	30.9%	32.4%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

EXHIBIT 27 (cont.)

Key Housing Data

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000 & 2010

	2000	2010
Occupied Housing Units

Median Housing Values
Butler County, OH	$123,200	$152,000
Clermont County, OH	122,900	153,000
Hamilton County, OH	111,400	141,100
Warren County, OH	142,200	191,100
Boone County, KY	131,800	170,000
Campbell County, KY	101,000	146,100
Kenton County, KY	105,600	142,400
Ohio	103,700	134,400
United States	119,600	186,200

Median Rent
Butler County, OH	$569	$782
Clermont County, OH	552	752
Hamilton County, OH	485	683
Warren County, OH	613	871
Boone County, KY	596	857
Campbell County, KY	512	737
Kenton County, KY	517	727
Ohio	515	685
United States	602	871

Source: U.S. Census Bureau

EXHIBIT 28

Major Sources of Employment by Industry Group

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000 and 2010

	2000
Industry Group	Butler County	Clermont County	Hamilton County	Warren County	Boone County	Campbell County	Kenton County	Ohio	United States

Agriculture/Mining	0.4%	0.3%	0.1%	0.6%	0.8%	0.4%	0.3%	1.1%	1.9%
Construction	7.0%	8.6%	5.6%	6.8%	6.5%	8.0%	6.7%	6.0%	6.8%
Manufacturing	21.7%	19.0%	14.5%	23.2%	17.3%	13.3%	13.4%	20.0%	14.1%
Wholesale/Retail	15.6%	17.7%	15.2%	16.2%	16.4%	15.6%	16.0%	15.5%	15.3%
Transportation/Utilities	4.7%	4.8%	4.7%	3.9%	11.4%	7.3%	8.6%	4.9%	5.2%
Information	1.6%	2.1%	2.8%	2.5%	2.3%	2.9%	2.6%	2.4%	3.1%
Finance, Insurance & Real Estate	7.1%	6.8%	7.9%	7.3%	7.8%	8.2%	8.7%	6.3%	6.9%
Services	42.0%	40.6%	49.5%	39.5%	37.6%	44.2%	43.5%	43.8%	46.7%

	2010
	Butler County	Clermont County	Hamilton County	Warren County	Boone County	Campbell County	Kenton County	Ohio	United States

Agriculture/Mining	0.4%	0.5%	0.2%	0.4%	0.4%	0.4%	0.4%	0.9%	1.9%
Construction	4.8%	6.2%	4.5%	5.1%	4.6%	6.4%	5.5%	5.1%	6.2%
Manufacturing	17.0%	15.6%	12.3%	17.6%	13.4%	10.5%	12.6%	15.0%	10.4%
Wholesale/Retail	16.2%	15.0%	14.2%	14.7%	14.2%	15.5%	14.0%	14.8%	14.5%
Transportation/Utilities	4.7%	4.5%	4.5%	3.4%	8.4%	4.8%	6.4%	4.8%	4.9%
Information	1.4%	1.8%	1.9%	2.1%	1.8%	2.3%	2.0%	1.8%	2.2%
Finance, Insurance & Real Estate	6.8%	8.8%	7.6%	7.4%	8.3%	7.3%	8.4%	6.4%	6.7%
Services	48.8%	56.4%	54.9%	49.3%	47.9%	52.8%	49.6%	51.2%	53.2%

Source: Bureau of the Census

EXHIBIT 29

Unemployment Rates

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky, Ohio and the United States

For the Years 2010 through 2014

Location	2010	2011	2012	2013	2014

Butler County, OH	9.4%	8.6%	7.3%	6.9%	4.9%
Clermont County, OH	9.8%	8.6%	7.1%	7.0%	4.9%
Hamilton County, OH	9.6%	8.6%	7.2%	7.1%	5.1%
Warren County, OH	8.8%	7.6%	6.5%	6.3%	4.7%
Boone County, KY	9.3%	8.0%	7.1%	6.8%	5.3%
Campbell County, KY	10.4%	9.3%	7.6%	7.2%	5.8%
Kenton County, KY	10.2%	8.9%	7.6%	7.1%	5.8%
Ohio	10.0%	8.7%	7.2%	7.4%	5.6%
United States	9.6%	8.9%	8.1%	7.4%	6.2%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

EXHIBIT 30

Market Share of Deposits

Hamilton County

June 30, 2014

	Hamilton County Deposits ($000)	Cincinnati Federal’s Deposits ($000)	Cincinnati Federal’s Share (%)

Banks	$59,682,227	—	—
Thrifts	2,491,447	$93,553	3.8%

Total	$62,173,674	$93,553	0.2%

Source: FDIC

EXHIBIT 31

National Interest Rates by Quarter

2010 - 2014

	1st Qtr. 2010	2nd Qtr. 2010	3rd Qtr. 2010	4th Qtr. 2010

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.15%	0.12%	0.12%	0.11%
1-Year Treasury Bills	0.40%	0.34%	0.30%	0.27%
30-Year Treasury Notes	4.54%	4.46%	4.40%	4.33%

	1st Qtr. 2011	2nd Qtr. 2011	3rd Qtr. 2011	4th Qtr. 2011

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.10%	0.10%	0.09%	0.02%
1-Year Treasury Bills	0.22%	0.20%	0.10%	0.12%
30-Year Treasury Notes	3.90%	3.72%	2.90%	2.89%

	1st Qtr. 2012	2nd Qtr. 2012	3rd Qtr. 2012	4th Qtr. 2012

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.10%	0.10%	0.10%	0.11%
1-Year Treasury Bills	0.19%	0.19%	0.17%	0.15%
30-Year Treasury Notes	3.35%	2.76%	2.82%	2.95%

	1st Qtr. 2013	2nd Qtr. 2013	3rd Qtr. 2013	4th Qtr. 2013

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.06%	0.04%	0.04%	0.05%
1-Year Treasury Bills	0.11%	0.11%	0.09%	0.10%
30-Year Treasury Notes	3.14%	3.70%	3.69%	3.96%

	1st Qtr. 2014	2nd Qtr. 2014	3rd Qtr. 2014	4th Qtr. 2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

Source: The Wall Street Journal

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

EXHIBIT 32

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

SCBS	Southern Community Bancshares, Inc.	AL	Pink Sheet	8.80	1.65	0.30	116.38	0.00	29.14	29.33	69.51	69.51	7.56
SZBI	SouthFirst Bancshares, Inc	AL	Pink Sheet	3.55	0.00	0.57	132.52	0.00	6.26	6.23	36.27	36.30	2.68
BSF	Bear State Financial, Inc.	AR	NASDAQ	8.92	0.04	0.63	50.89	0.00	14.16	14.39	161.94	202.75	17.53
BOCA	Banc of California, Inc.	CA	NYSE	10.75	0.00	0.69	145.64	0.48	15.58	16.04	91.27	107.07	7.38
BOFI	Bofl Holding, Inc.	CA	NASDAQ	77.22	-0.76	4.21	326.81	0.00	18.34	17.79	280.08	280.60	23.63
BYFC	Broadway Financial Corporation	CA	NASDAQ	1.36	0.20	0.09	16.69	0.00	15.54	15.11	100.35	100.58	8.15
MLGF	Malaga Financial Corp	CA	Pink Sheet	21.00	0.00	1.88	158.17	0.63	11.15	11.17	120.94	120.94	13.28
PROV	Provident Financial Holdings, Inc.	CA	NASDAQ	15.09	0.05	0.78	120.94	0.41	19.35	19.60	95.27	95.41	12.48
SMPL	Simplicity Bancorp, Inc.	CA	NASDAQ	16.14	-0.65	0.72	116.77	0.34	22.42	22.42	86.76	89.89	13.82
FBNK	First Connecticut Bancorp, Inc.	CT	NASDAQ	15.74	-1.55	0.49	14.93	0.15	32.12	32.79	NM	NM	105.41
NVSL	Naugatuck Valley Financial Corporation	CT	NASDAQ	8.40	-0.51	-0.31	69.85	0.00	(27.10)	(35.00)	98.97	98.97	12.03
PBCT	People’s United Financial, Inc.	CT	NASDAQ	14.57	-0.70	0.83	113.02	0.66	17.55	17.55	96.31	176.07	12.89
SIFI	SI Financial Group, Inc.	CT	NASDAQ	11.12	-0.32	0.32	104.84	0.12	34.75	31.77	91.06	99.26	10.61
UBNK	United Financial Bancorp, Inc.	CT	NASDAQ	13.92	-0.86	0.17	100.96	0.41	81.88	87.00	112.48	140.21	13.79
WSFS	WSFS Financial Corporation	DE	NASDAQ	75.59	-2.06	5.95	509.03	0.48	12.70	13.36	149.11	169.85	14.85
ACFC	Atlantic Coast Financial Corporation	FL	NASDAQ	3.98	0.02	-0.39	46.03	0.00	(10.29)	(10.21)	87.57	87.92	8.65
BFCF	BFC Financial Corporation	FL	Pink Sheet	3.22	0.24	0.48	17.39	0.00	6.71	6.08	57.68	68.21	18.52
ESDF	East Side Financial, Inc.	FL	Pink Sheet	0.36	0.00	-12.90	237.00	0.00	(0.03)	(0.03)	NA	NA	0.15
EVER	Everbank Financial Corp	FL	NYSE	18.12	-2.50	0.96	166.76	0.13	18.88	17.94	141.86	206.61	10.87
SSNF	Sunshine Financial, Inc.	FL	Pink Sheet	18.20	-0.25	0.02	129.22	0.00	NM	NM	89.77	90.52	14.08
CHFN	Charter Financial Corporation	GA	NASDAQ	11.17	-0.40	0.33	55.33	0.15	34.25	34.91	90.68	92.63	20.19
HBOS	Heritage Financial Group, Inc.	GA	NASDAQ	25.23	0.36	1.14	191.16	0.21	22.13	19.56	144.86	155.85	13.20
TBNK	Territorial Bancorp Inc.	HI	NASDAQ	21.15	-0.59	1.54	166.14	0.68	13.73	15.22	97.13	97.37	12.73
AJSB	AJS Bancorp, Inc.	IL	OTC BB	13.55	1.25	0.97	93.28	0.64	13.91	15.06	87.97	87.99	14.53
AFBA	Allied First Bancorp, Inc.	IL	OTC BB	0.05	-0.13	-1.09	230.92	0.00	(0.05)	(0.05)	0.40	0.40	0.02
BFIN	BankFinancial Corporation	IL	NASDAQ	11.16	-0.78	0.37	67.34	0.05	30.16	30.16	129.91	131.48	16.57
FIRT	First BancTrust Corporation	IL	Pink Sheet	15.91	0.95	1.56	203.01	0.08	10.20	10.20	78.52	80.27	7.84
FCLF	First Clover Leaf Financial Corp.	IL	NASDAQ	8.90	-0.74	0.46	90.12	0.24	19.19	19.35	81.85	97.98	9.88

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

GTPS	Great American Bancorp, Inc.	IL	OTC BB	22.25	-0.49	1.71	364.52	14.28	12.99	13.01	66.11	70.59	6.10
HARI	Harvard Illinois Bancorp, Inc.	IL	OTC BB	13.50	-0.30	-5.32	201.70	0.10	(2.54)	(2.53)	80.70	84.39	6.69
IROQ	IF Bancorp, Inc.	IL	NASDAQ	16.80	0.25	0.80	123.39	0.10	20.98	20.49	89.47	90.03	13.62
JXSB	Jacksonville Bancorp, Inc.	IL	NASDAQ	22.62	1.16	1.66	172.78	0.33	13.63	14.78	92.08	99.59	13.09
MCPH	Midland Capital Holdings Corp	IL	Pink Sheet	11.85	0.00	-0.45	320.20	0.00	(26.12)	(26.33)	39.64	39.64	3.70
PFED	Park Bancorp, Inc.	IL	Pink Sheet	0.57	-0.06	-1.42	137.17	0.00	(0.40)	(0.35)	11.44	11.44	0.42
RYFL	Royal Financial, Inc.	IL	OTC BB	7.70	0.05	0.25	55.13	0.00	30.21	40.53	74.69	74.69	13.97
SUGR	Sugar Creek Financial Corp.	IL	OTC BB	9.40	0.15	0.33	96.30	0.00	28.33	28.48	67.82	67.82	9.76
AMFC	AMB Financial Corp.	IN	OTC BB	10.00	0.95	0.92	189.22	0.00	10.91	11.11	57.06	57.92	5.28
DSFN	DSA Financial Corp	IN	NASDAQ	10.40	2.20	0.63	72.12	0.22	16.58	16.77	96.56	98.27	14.42
FFWC	FFW Corporation	IN	Pink Sheet	21.90	0.25	3.92	300.91	0.22	5.58	5.67	74.33	78.27	7.28
FDLB	Fidelity Federal Bancorp	IN	Pink Sheet	6.70	0.00	4.29	260.01	0.00	1.56	1.58	26.17	26.21	2.58
FBPI	First Bancorp of Indiana, Inc.	IN	OTC BB	15.00	0.80	0.81	212.97	0.31	18.49	NA	NA	NA	7.04
FCAP	First Capital, Inc.	IN	NASDAQ	23.92	2.34	2.03	167.96	0.83	11.79	11.84	116.48	128.80	14.24
FSFG	First Savings Financial Group, Inc.	IN	NASDAQ	25.72	0.78	2.40	325.35	0.32	10.73	10.90	80.05	92.88	7.91
LPSB	Laporte Bancorp, Inc.	IN	NASDAQ	12.36	0.21	0.79	90.87	0.16	15.65	16.48	84.53	94.95	13.60
LOGN	Logansport Financial Corp.	IN	Pink Sheet	28.50	2.23	2.76	246.62	0.48	10.34	10.44	91.41	92.35	11.56
MFSF	MutualFirst Financial, Inc.	IN	NASDAQ	21.24	3.42	1.34	196.81	0.28	15.85	16.99	125.17	128.37	10.79
NWIN	Northwest Indiana Bancorp	IN	OTC BB	26.50	-0.75	2.47	274.85	0.94	10.72	11.37	101.71	103.97	9.64
PBNI	Peoples Bancorp	IN	Pink Sheet	25.00	0.40	1.47	203.38	0.60	16.98	19.69	103.39	108.27	12.29
RIVR	River Valley Bancorp	IN	NASDAQ	21.04	-0.92	2.41	200.69	1.09	8.73	9.15	103.12	104.25	10.48
TDCB	Third Century Bancorp	IN	OTC BB	8.22	0.18	0.19	78.19	0.37	43.82	43.26	84.80	85.52	10.51
UCBA	United Community Bancorp	IN	NASDAQ	11.46	0.19	0.42	111.19	0.24	26.98	26.65	76.66	80.13	10.31
WEIN	West End Indiana Bancshares, Inc.	IN	OTC BB	20.00	0.75	0.88	188.31	0.24	22.71	24.10	89.41	91.07	10.62
CFFN	Capitol Federal Financial, Inc.	KS	NASDAQ	12.52	-0.34	0.55	69.30	0.92	22.94	22.76	119.39	119.45	18.07
FFSL	First Independence Corporation	KS	Pink Sheet	17.60	3.24	0.74	163.89	0.00	23.78	23.78	109.13	109.42	10.74
PBSK	Poage Bankshares, Inc.	KY	NASDAQ	14.99	0.25	0.20	106.07	0.20	74.95	99.93	87.10	90.16	14.13
CTUY	Century Next Financial Corporation	LA	OTC BB	18.00	0.00	1.10	153.28	0.00	16.35	16.36	103.06	103.06	11.74

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

FPBF	FPB Financial Corp.	LA	Pink Sheet	15.70	0.70	1.64	186.70	0.20	9.57	9.63	84.18	84.18	8.41
HIBE	Hibernia Bancorp, Inc.	LA	OTC BB	17.40	0.05	0.13	105.80	0.00	NM	NM	77.99	77.99	16.45
HBCP	Home Bancorp, Inc.	LA	NASDAQ	22.83	0.69	1.34	177.07	0.00	17.04	17.98	107.48	108.56	12.89
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	NASDAQ	20.01	-0.28	1.30	154.52	0.25	15.45	15.63	103.36	104.00	12.95
LABC	Louisiana Bancorp, Inc.	LA	NASDAQ	20.00	0.44	0.95	115.04	0.15	21.06	21.28	96.77	96.77	17.39
MDNB	Minden Bancorp, Inc.	LA	OTC BB	19.10	1.70	1.51	121.25	0.18	12.65	NA	NA	NA	15.75
SIBC	State Investors Bancorp, Inc.	LA	NASDAQ	16.00	-0.80	0.44	116.49	0.00	36.38	36.36	88.93	88.93	13.73
BHBK	Blue Hills Bancorp, Inc.	MA	NASDAQ	13.23	9.30	-0.14	59.25	0.00	(92.58)	(73.50)	91.84	95.05	22.33
BRKL	Brookline Bancorp, Inc.	MA	NASDAQ	9.55	-0.82	0.57	80.87	0.34	16.75	16.75	106.06	139.39	11.81
BLMT	BSB Bancorp, Inc.	MA	NASDAQ	18.65	1.26	0.41	147.38	0.00	45.49	45.49	125.09	125.51	12.65
CBNK	Chicopee Bancorp, Inc.	MA	NASDAQ	16.72	-2.06	-0.04	117.84	0.26	NM	NM	100.19	100.54	14.19
GTWN	Georgetown Bancorp, Inc.	MA	NASDAQ	16.30	-0.78	0.71	147.59	0.17	22.96	22.96	99.10	102.08	11.04
HBNK	Hampden Bancorp, Inc.	MA	NASDAQ	20.01	0.33	0.84	127.64	0.26	23.82	24.11	129.15	130.47	15.68
HIFS	Hingham Institution for Savings	MA	NASDAQ	82.03	2.15	9.96	707.42	1.37	8.24	8.24	145.95	145.95	11.60
MTGB	Meetinghouse Bancorp, Inc.	MA	OTC BB	13.20	1.09	-0.08	163.05	0.00	NM	NM	112.44	116.79	8.10
EBSB	Meridian Bancorp, Inc.	MA	NASDAQ	11.02	-15.12	0.78	57.93	0.00	14.13	18.37	105.57	108.16	19.02
PEOP	Peoples Federal Bancshares, Inc.	MA	NASDAQ	21.65	1.54	0.23	96.34	0.38	92.60	94.13	130.07	130.20	22.47
WEBK	Wellesley Bancorp, Inc.	MA	NASDAQ	19.25	0.02	0.73	206.57	0.00	26.55	26.74	96.78	96.78	9.32
WFD	Westfield Financial, Inc.	MA	NASDAQ	7.13	-0.40	0.33	69.66	0.24	21.61	23.00	93.00	93.00	10.24
FRTR	Fraternity Community Bancorp, Inc.	MD	OTC BB	15.75	-0.34	-0.20	117.89	0.00	(80.56)	(78.75)	79.93	79.93	13.36
HBK	Hamilton Bancorp, Inc.	MD	NASDAQ	12.93	0.40	-0.28	85.92	0.00	(45.79)	(39.18)	74.71	78.45	15.05
MDSN	Madison Bancorp, Inc.	MD	OTC BB	15.00	0.00	0.16	225.58	0.00	91.24	93.75	74.41	74.41	6.65
OBAF	OBA Financial Services, Inc.	MD	NASDAQ	22.75	0.38	0.19	99.44	0.00	NM	NM	142.25	NA	22.88
PCGO	Prince George’s Federal Savings Bank	MD	Pink Sheet	12.74	-0.01	0.07	112.44	0.00	NM	NM	90.59	NA	11.33
SVBI	Severn Bancorp, Inc.	MD	NASDAQ	4.68	-0.10	-0.62	76.42	0.00	(7.58)	(11.41)	86.37	87.51	6.12
EGDW	Edgewater Bancorp, Inc	MI	OTC BB	10.25	-0.25	-1.56	175.11	0.00	(6.56)	(6.61)	50.78	52.53	5.85
FFNM	First Federal of Northern Michigan Bancorp, Inc	MI	NASDAQ	5.72	-0.79	0.52	83.69	0.08	11.00	11.00	71.13	76.45	6.83
FBC	Flagstar Bancorp, Inc.	MI	NYSE	14.64	-1.27	1.00	171.08	0.00	14.64	14.64	75.92	103.02	8.56

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

NWBM	Northwestern Bancorp	MI	OTC BB	564.00	10.00	20.83	4,403.70	0.00	27.08	27.08	153.80	177.95	12.81
STBI	Sturgis Bancorp, Inc.	MI	Pink Sheet	8.50	0.50	0.87	154.17	0.04	9.72	9.77	52.72	65.61	5.51
WBKC	Wolverine Bancorp, Inc.	MI	NASDAQ	22.81	-0.20	0.76	149.04	0.40	29.84	30.01	84.33	84.45	15.30
HMNF	HMN Financial, Inc.	MN	NASDAQ	12.43	2.20	5.43	132.97	0.00	2.29	3.08	86.00	88.10	9.35
REDW	Redwood Financial, Inc	MN	Pink Sheet	29.75	0.50	5.43	507.66	0.00	5.48	5.48	46.86	55.06	5.86
WEFP	Wells Financial Corp.	MN	Pink Sheet	26.07	-0.25	1.27	336.39	0.60	20.53	20.53	73.70	79.40	7.75
CCFC	CCSB Financial Corp.	MO	Pink Sheet	6.85	-0.35	0.46	111.29	0.00	14.93	14.89	53.50	53.71	6.16
FBSI	First Bancshares, Inc.	MO	Pink Sheet	6.75	-0.61	0.36	122.57	0.00	18.53	20.45	72.25	72.25	5.51
LXMO	Lexington B & L Financial Corp.	MO	Pink Sheet	18.50	1.00	1.08	226.90	0.00	17.21	17.45	65.68	69.27	8.15
LBCP	Liberty Bancorp, Inc.	MO	OTC BB	15.50	-0.05	0.86	97.20	0.00	18.02	18.02	114.13	118.91	15.95
PULB	Pulaski Financial Corp.	MO	NASDAQ	11.92	0.10	0.87	117.74	0.29	13.67	13.55	124.62	129.21	10.12
QRRY	Quarry City Savings and Loan Association	MO	OTC BB	10.56	0.60	0.57	114.69	0.00	18.48	18.53	54.37	56.60	9.21
SJBA	St. Joseph Bancorp, Inc.	MO	OTC BB	19.00	0.00	-0.05	85.51	0.00	NM	NM	NA	NA	22.22
EBMT	Eagle Bancorp Montana, Inc.	MT	NASDAQ	10.91	0.24	0.50	143.26	0.29	21.82	30.31	80.12	102.89	7.62
ASBB	ASB Bancorp, Inc.	NC	NASDAQ	20.49	-0.82	0.52	171.07	0.00	39.40	43.60	95.15	95.15	11.98
HTBI	Hometrust Bancshares, Inc	NC	NASDAQ	15.45	-1.16	0.49	107.96	0.00	31.53	31.53	83.81	88.00	14.31
KSBI	KS Bancorp, Inc.	NC	OTC BB	11.00	-0.85	0.88	238.54	0.00	12.55	14.67	62.29	62.29	4.61
LTLB	Little Bank, Inc	NC	Pink Sheet	10.77	0.08	0.92	109.12	0.00	11.69	11.71	104.50	104.50	9.87
MCBK	Madison County Financial, Inc.	NE	NASDAQ	19.60	1.24	N/A	99.40	0.24	NA	NA	96.32	97.96	19.72
GUAA	Guaranty Bancorp, Inc.	NH	Pink Sheet	10.00	0.00	2.96	405.33	0.72	3.38	4.65	24.62	24.70	2.47
NHTB	New Hampshire Thrift Bancshares, Inc.	NH	NASDAQ	15.44	0.36	1.09	179.90	0.52	14.17	15.14	97.21	172.54	8.58
CBNJ	Cape Bancorp, Inc.	NJ	NASDAQ	9.15	-1.30	0.55	94.27	0.24	16.63	19.06	75.07	89.79	9.71
CSBK	Clifton Savings Bancorp, Inc	NJ	NASDAQ	13.10	-0.08	0.25	45.42	0.24	52.40	52.40	97.70	97.70	28.84
COBK	Colonial Financial Services, Inc.	NJ	NASDAQ	13.35	0.65	0.27	143.18	0.00	49.44	74.17	82.05	82.05	9.32
DLNO	Delanco Bancorp, Inc.	NJ	Pink Sheet	7.15	-0.53	-0.67	134.03	0.00	(10.73)	(7.30)	49.56	49.56	5.33
HCBK	Hudson City Bancorp, Inc.	NJ	NASDAQ	9.57	-0.11	0.33	70.28	0.16	29.00	39.88	105.08	108.51	13.62
ISBC	Investors Bancorp, Inc.	NJ	NASDAQ	10.87	-0.92	0.49	49.85	0.19	22.18	22.18	109.60	113.04	21.81
NFBK	Northfield Bancorp, Inc	NJ	NASDAQ	14.12	0.51	0.40	57.75	0.50	35.30	36.21	115.75	118.86	24.45

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

OSHC	Ocean Shore Holding Co.	NJ	NASDAQ	14.37	-0.27	0.97	160.75	0.24	14.81	15.29	88.42	93.02	8.94
OCFC	OceanFirst Financial Corp.	NJ	NASDAQ	16.13	-0.65	1.02	134.87	0.48	15.81	16.80	126.28	128.38	11.96
ORIT	Oritani Financial Corp.	NJ	NASDAQ	14.51	-1.30	0.95	71.78	0.95	15.27	15.27	125.10	125.10	20.22
PFS	Provident Financial Services, Inc.	NJ	NYSE	17.37	-0.95	1.18	140.50	0.60	14.72	14.72	92.18	141.61	12.36
AF	Astoria Financial Corporation	NY	NYSE	12.76	-1.06	0.85	155.06	0.16	15.01	15.01	86.89	100.40	8.23
CARV	Carver Bancorp, Inc.	NY	NASDAQ	7.00	-1.14	-0.13	174.27	0.00	(53.85)	(50.00)	322.89	332.81	4.02
CMSB	CMS Bancorp, Inc.	NY	NASDAQ	12.85	1.90	0.47	146.69	0.00	27.17	27.34	109.93	109.93	8.76
DCOM	Dime Community Bancshares, Inc.	NY	NASDAQ	15.45	-1.39	1.19	118.95	0.56	12.98	12.98	124.83	142.30	12.99
NYCB	New York Community Bancorp, Inc.	NY	NYSE	15.57	-0.11	1.07	109.97	1.00	14.55	14.69	119.28	222.70	14.16
ONFC	Oneida Financial Corp.	NY	NASDAQ	12.99	0.98	0.92	112.04	0.48	14.12	17.79	96.17	133.18	11.59
PFDB	Patriot Federal Bank	NY	Pink Sheet	5.92	-1.15	-0.01	127.79	0.00	NM	NM	49.50	50.29	4.63
SNNY	Sunnyside Bancorp, Inc.	NY	OTC BB	9.95	0.50	-0.29	119.10	0.00	(34.48)	(29.26)	65.24	65.24	8.35
TRST	Trustco Bank Corp NY	NY	NASDAQ	6.70	-0.24	0.47	48.34	0.26	14.35	14.89	163.05	163.28	13.86
ASBN	ASB Financial Corp.	OH	Pink Sheet	12.52	0.25	0.67	126.52	0.72	18.59	25.55	94.90	105.48	9.90
CFBK	Central Federal Corporation	OH	NASDAQ	1.35	-0.15	0.05	19.44	0.00	27.84	22.50	92.93	92.99	6.94
CHEV	Cheviot Financial Corp.	OH	NASDAQ	13.74	0.28	0.40	85.40	0.36	34.35	34.35	97.27	109.70	16.09
CIBN	Community Investors Bancorp, Inc.	OH	Pink Sheet	9.35	-0.90	0.71	165.49	0.15	13.21	13.55	67.54	69.55	5.65
FFDF	FFD Financial Corporation	OH	OTC BB	26.80	3.30	2.78	263.67	0.79	9.65	9.68	114.45	118.35	10.16
FDEF	First Defiance Financial Corp.	OH	NASDAQ	31.33	-1.69	2.39	229.56	0.55	13.11	13.92	105.52	143.22	13.65
FNFI	First Niles Financial, Inc.	OH	OTC BB	9.28	0.95	0.24	74.00	0.10	39.02	51.56	102.74	102.74	12.54
HCFL	Home City Financial Corporation	OH	Pink Sheet	16.50	0.54	1.50	183.06	0.20	10.97	12.99	87.49	87.49	9.01
HLFN	Home Loan Financial Corporation	OH	OTC BB	20.00	1.86	2.09	127.16	0.63	9.56	9.57	140.06	141.13	15.73
PPSF	Peoples-Sidney Financial Corporation	OH	Pink Sheet	8.40	0.81	-0.06	88.95	0.00	NM	NM	70.29	70.30	9.44
PFOH	Perpetual Federal Savings Bank	OH	Pink Sheet	20.20	0.70	1.10	140.07	0.54	18.32	18.36	81.59	81.59	14.42
UCFC	United Community Financial Corp.	OH	NASDAQ	5.09	0.55	0.98	36.26	0.01	5.19	5.19	108.21	110.93	14.04
VERF	Versailles Financial Corporation	OH	OTC BB	16.00	0.25	0.53	129.41	0.00	30.30	29.09	61.75	61.75	12.36
WAYN	Wayne Savings Bancshares, Inc.	OH	NASDAQ	13.51	-0.64	0.88	146.59	0.34	15.35	15.35	94.86	99.10	9.22
ALLB	Alliance Bancorp, Inc. of Pennsylvania	PA	NASDAQ	17.60	-0.24	0.49	105.15	0.21	36.21	35.92	107.96	107.96	16.74

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

ESBF	ESB Financial Corporation	PA	NASDAQ	18.06	-1.26	1.00	109.26	0.40	18.06	18.62	156.68	196.56	16.53
ESSA	ESSA Bancorp, Inc.	PA	NASDAQ	11.57	0.17	0.72	133.19	0.19	16.09	16.53	81.77	88.46	8.69
EKFC	Eureka Financial Corp.	PA	OTC BB	20.75	0.50	1.25	123.70	0.30	16.58	16.60	117.75	117.75	16.77
FXCB	Fox Chase Bancorp, Inc.	PA	NASDAQ	16.45	-0.55	0.67	113.34	0.56	24.55	24.92	87.49	87.55	14.51
HARL	Harleysville Savings Financial Corporation	PA	Pink Sheet	17.48	-0.70	1.30	208.61	0.63	13.49	14.94	104.98	104.98	8.38
MLVF	Malvern Bancorp, Inc.	PA	NASDAQ	11.80	0.86	0.05	82.68	0.00	NM	NM	100.81	101.40	14.27
NWBI	Northwest Bancshares, Inc.	PA	NASDAQ	12.37	-1.47	0.71	82.39	1.52	17.42	19.33	109.14	130.98	15.01
PBCP	Polonia Bancorp, Inc.	PA	NASDAQ	10.50	-0.01	0.02	89.30	0.00	NM	NM	90.24	90.71	11.76
PBIP	Prudential Bancorp, Inc.	PA	NASDAQ	12.16	0.72	0.19	55.05	0.03	65.20	NM	89.68	89.68	22.09
QNTO	Quaint Oak Bancorp, Inc.	PA	Pink Sheet	18.54	0.79	1.25	162.78	0.22	14.84	15.58	97.94	98.07	11.39
STND	Standard Financial Corp.	PA	OTC BB	21.30	1.06	1.02	143.18	0.14	20.87	20.88	90.71	103.29	14.88
THRD	TF Financial Corporation	PA	NASDAQ	40.87	-1.21	1.11	258.77	0.34	36.82	36.82	130.80	138.99	15.79
UASB	United-American Savings Bank	PA	OTC BB	20.00	0.00	1.96	282.94	0.00	10.20	9.95	84.96	84.96	7.07
WVFC	WVS Financial Corp.	PA	NASDAQ	11.01	-0.01	0.50	154.72	0.16	22.02	21.59	71.05	71.05	7.12
CWAY	Coastway Bancorp, Inc.	RI	NASDAQ	11.29	-0.21	-0.25	91.22	0.00	(44.48)	(47.04)	79.38	79.38	12.38
FCPB	First Capital Bancshares, Inc	SC	Pink Sheet	4.00	3.00	0.72	95.92	0.00	5.55	5.56	30.61	30.61	4.17
HFFC	HF Financial Corp.	SD	NASDAQ	13.60	-0.45	1.06	178.20	0.44	12.83	13.33	93.52	110.62	7.63
CASH	Meta Financial Group, Inc.	SD	NASDAQ	34.21	-4.74	10.05	332.93	0.39	3.41	3.41	120.74	120.74	10.28
AFCB	Athens Bancshares Corporation	TN	NASDAQ	25.17	-0.42	1.59	167.52	0.20	15.83	16.78	108.95	108.95	15.02
FABK	First Advantage Bancorp	TN	OTC BB	13.80	0.29	0.87	111.14	0.21	15.91	15.86	86.65	86.65	12.42
SFBK	SFB Bancorp, Inc	TN	Pink Sheet	24.90	-3.25	1.26	100.38	0.00	19.70	19.76	109.00	109.83	24.81
UNTN	United Tennessee Bankshares, Inc	TN	Pink Sheet	15.15	-0.70	1.30	166.34	0.00	11.64	11.65	92.55	92.55	9.11
BAFI	BancAffiliated, Inc	TX	Pink Sheet	75.00	24.00	20.69	1,643.29	0.00	3.63	3.62	42.15	43.54	4.56
SPBC	SP Bancorp, Inc.	TX	NASDAQ	29.10	0.23	1.00	217.57	0.00	29.21	33.84	143.32	143.32	13.37
ANCB	Anchor Bancorp	WA	NASDAQ	20.24	1.50	0.22	155.74	0.00	91.42	96.38	93.39	93.97	13.00
FFNW	First Financial Northwest, Inc.	WA	NASDAQ	11.50	-0.66	0.77	59.19	0.19	14.94	14.94	97.82	97.82	19.43
FSBW	FS Bancorp, Inc.	WA	NASDAQ	17.31	-0.30	1.10	145.75	0.16	15.67	15.59	87.51	91.16	11.88
HMST	HomeStreet, Inc.	WA	NASDAQ	16.35	-1.28	1.07	233.94	0.11	15.28	17.77	82.44	153.67	6.99

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 7

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

RVSB	Riverview Bancorp, Inc.	WA	NASDAQ	4.27	0.11	0.86	37.45	0.00	4.97	4.97	95.18	128.21	11.40
SFBC	Sound Financial Bancorp, Inc.	WA	NASDAQ	18.22	0.32	1.77	190.23	0.20	10.32	10.29	92.79	99.04	9.58
TSBK	Timberland Bancorp, Inc.	WA	NASDAQ	10.63	0.00	0.80	105.79	0.11	13.27	12.96	90.50	99.30	10.05
BKMU	Bank Mutual Corporation	WI	NASDAQ	6.31	0.61	0.29	49.98	0.14	21.76	21.76	100.89	103.75	12.63
CZWI	Citizens Community Bancorp, Inc.	WI	NASDAQ	9.14	0.35	0.35	110.28	0.04	26.49	24.05	82.43	82.43	8.29
HWIS	Home Bancorp Wisconsin	WI	OTC BB	7.92	-0.05	-1.35	132.82	0.00	(5.86)	(5.78)	60.39	60.39	5.96
WSBF	Waterstone Financial, Inc.	WI	NASDAQ	12.36	0.14	0.36	52.28	0.05	34.33	34.33	94.85	95.18	23.64
WBB	Westbury Bancorp, Inc.	WI	NASDAQ	15.23	-0.06	-0.29	116.75	0.00	(51.73)	(50.77)	85.78	87.42	13.05
CRZY	Crazy Woman Creek Bancorp, Inc	WY	Pink Sheet	12.00	-0.17	0.66	173.96	0.00	18.13	16.90	60.45	61.09	6.90

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 8

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

ALL INSTITUTIONS
AVERAGE	19.11	0.18	1.06	179.76	0.30	15.95	16.77	94.78	102.01	12.19
HIGH	564.00	24.00	20.83	4403.70	14.28	92.60	99.93	322.89	332.81	105.41
LOW	0.05	(15.1)	(12.90)	14.93	0.00	(92.58)	(78.75)	0.40	0.40	0.02

AVERAGE FOR STATE
OH	14.58	0.44	1.02	129.68	0.31	18.88	20.13	94.26	99.59	11.37

AVERAGE BY REGION
MIDWEST	24.50	0.55	1.18	235.00	0.50	14.23	14.81	83.85	88.51	10.23
NORTH CENTRAL	16.99	0.14	2.05	179.78	0.19	14.78	15.02	87.87	91.48	11.11
NORTHEAST	15.52	(0.31)	0.77	135.35	0.30	17.43	18.18	105.17	116.98	14.49
SOUTHEAST	15.68	(0.24)	0.17	142.02	0.06	13.73	15.33	91.05	94.19	11.79
SOUTHWEST	23.82	2.43	2.79	276.54	0.07	17.55	18.79	100.92	105.31	13.16
WEST	17.76	(0.12)	1.10	143.53	0.22	20.12	21.09	103.25	113.69	11.77

AVERAGE BY EXCHANGE
NYSE	14.87	(0.98)	0.96	148.17	0.40	15.56	15.51	101.23	146.90	10.26
NASDAQ	16.79	(0.17)	0.99	130.68	0.25	18.76	19.60	106.55	114.96	14.29
OTC-BB	31.54	0.70	1.07	287.70	0.58	13.68	14.84	83.95	86.24	10.70
PINK SHEETS	15.16	0.87	1.28	221.46	0.16	10.10	10.68	70.68	72.08	8.19

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

EXHIBIT 33

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

SCBS	Southern Community Bancshares, Inc.	AL	74,375	8,091	8,091	0.28	0.27	2.43	2.35	Pink Sheet	639,077	5,624
SZBI	SouthFirst Bancshares, Inc	AL	92,964	9,627	9,627	0.41	0.20	4.21	2.05	Pink Sheet	701,526	2,315
BSF	Bear State Financial, Inc.	AR	1,528,387	165,419	132,124	2.55	2.55	22.06	22.06	NASDAQ	30,030,344	267,871
BOCA	Banc of California, Inc.	CA	4,537,996	446,881	404,461	0.64	0.53	6.67	5.52	NYSE	31,159,857	334,968
BOFI	BofI Holding, Inc.	CA	4,824,863	412,101	412,101	1.71	1.76	19.21	19.77	NASDAQ	14,763,507	1,073,455
BYFC	Broadway Financial Corporation	CA	337,993	27,442	27,442	0.53	0.53	7.37	7.37	NASDAQ	20,247,159	32,395
MLGF	Malaga Financial Corp	CA	936,672	102,828	102,828	1.23	1.23	11.25	11.25	Pink Sheet	5,921,902	121,399
PROV	Provident Financial Holdings, Inc.	CA	1,106,854	144,963	144,963	0.66	0.66	4.90	4.90	NASDAQ	9,152,065	133,529
SMPL	Simplicity Bancorp, Inc.	CA	863,351	137,541	133,591	0.61	0.61	3.72	3.72	NASDAQ	7,393,308	124,208
FBNK	First Connecticut Bancorp, Inc.	CT	2,395,674	233,646	233,646	0.12	0.12	3.13	3.13	NASDAQ	160,430,310	2,326,239
NVSL	Naugatuck Valley Financial Corporation	CT	489,125	59,433	59,433	(0.41)	(0.34)	(3.45)	(2.82)	NASDAQ	7,002,208	54,757
PBCT	People’s United Financial, Inc.	CT	34,774,900	4,655,000	2,546,300	0.76	0.76	5.30	5.30	NASDAQ	307,700,000	4,452,419
SIFI	SI Financial Group, Inc.	CT	1,340,142	156,106	137,259	0.33	0.36	2.73	2.99	NASDAQ	12,783,122	143,043
UBNK	United Financial Bancorp, Inc.	CT	5,313,806	651,366	527,423	0.22	0.21	1.71	1.59	NASDAQ	52,631,684	667,896
WSFS	WSFS Financial Corporation	DE	4,782,728	476,324	418,148	1.19	1.16	12.86	12.55	NASDAQ	9,395,753	672,830
ACFC	Atlantic Coast Financial Corporation	FL	713,940	70,485	70,485	(0.83)	(0.84)	(10.85)	(10.94)	NASDAQ	15,509,061	63,277
BFCF	BFC Financial Corporation	FL	1,397,546	448,760	379,425	2.81	3.12	9.58	10.65	Pink Sheet	80,378,869	316,693
ESDF	East Side Financial, Inc.	FL	65,686	361	361	N/A	N/A	N/A	N/A	Pink Sheet	277,159	103
EVER	Everbank Financial Corp	FL	20,510,342	1,721,023	1,669,932	0.69	0.68	7.96	7.78	NYSE	122,994,480	2,172,083
SSNF	Sunshine Financial, Inc.	FL	149,569	23,468	23,468	0.02	0.02	0.10	0.10	Pink Sheet	1,157,510	21,125
CHFN	Charter Financial Corporation	GA	1,010,361	224,955	220,206	0.56	0.56	2.40	2.40	NASDAQ	18,261,390	195,397
HBOS	Heritage Financial Group, Inc.	GA	1,755,534	159,948	143,246	0.61	0.70	6.71	7.71	NASDAQ	9,183,574	185,416
TBNK	Territorial Bancorp Inc.	HI	1,656,377	217,086	217,086	0.88	0.81	6.55	6.05	NASDAQ	9,969,600	202,283
AJSB	AJS Bancorp, Inc.	IL	216,309	35,717	35,717	1.03	0.96	7.48	6.92	OTC BB	2,318,863	31,189
AFBA	Allied First Bancorp, Inc.	IL	118,068	6,470	6,470	(0.47)	(1.17)	(8.72)	(21.64)	OTC BB	511,300	61
BFIN	BankFinancial Corporation	IL	1,420,933	181,276	179,278	0.52	0.52	4.20	4.20	NASDAQ	21,101,966	219,038
FIRT	First BancTrust Corporation	IL	429,318	42,851	42,310	0.81	0.81	11.17	11.17	Pink Sheet	2,114,761	31,721
FCLF	First Clover Leaf Financial Corp.	IL	631,517	76,192	64,596	0.52	0.51	4.32	4.24	NASDAQ	7,007,283	64,117

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

GTPS	Great American Bancorp, Inc.	IL	173,032	15,976	15,491	0.47	0.27	5.15	3.01	OTC BB	474,682	11,634
HARI	Harvard Illinois Bancorp, Inc.	IL	169,347	14,046	14,046	(2.64)	(2.63)	(24.51)	(24.44)	OTC BB	839,585	14,021
IROQ	IF Bancorp, Inc.	IL	540,145	82,200	82,200	0.63	0.65	4.29	4.42	NASDAQ	4,377,657	73,282
JXSB	Jacksonville Bancorp, Inc.	IL	314,249	44,681	41,954	0.95	0.88	6.97	6.45	NASDAQ	1,818,743	40,558
MCPH	Midland Capital Holdings Corp	IL	119,307	11,139	11,139	(0.14)	(0.14)	(1.51)	(1.51)	Pink Sheet	372,600	5,216
PFED	Park Bancorp, Inc.	IL	163,670	5,947	5,947	(0.99)	(1.17)	(24.19)	(28.58)	Pink Sheet	1,193,174	704
RYFL	Royal Financial, Inc.	IL	138,212	25,846	25,846	0.53	0.40	2.59	1.97	OTC BB	2,507,110	19,932
SUGR	Sugar Creek Financial Corp.	IL	91,411	13,156	13,156	0.35	0.35	2.80	2.80	OTC BB	949,228	8,970
AMFC	AMB Financial Corp.	IN	185,750	17,203	17,203	0.53	0.49	5.74	5.32	OTC BB	981,640	8,835
DSFN	DSA Financial Corp	IN	116,001	17,323	17,323	0.85	0.82	6.03	5.79	NASDAQ	1,608,333	17,611
FFWC	FFW Corporation	IN	340,656	33,354	32,379	1.28	1.22	14.04	13.29	Pink Sheet	1,132,084	23,208
FDLB	Fidelity Federal Bancorp	IN	238,336	23,464	23,258	1.96	1.44	17.96	13.21	Pink Sheet	916,656	6,142
FBPI	First Bancorp of Indiana, Inc.	IN	372,524	40,528	34,111	0.41	0.34	3.89	3.28	OTC BB	1,749,165	N/A
FCAP	First Capital, Inc.	IN	460,292	56,290	50,904	1.23	1.23	10.32	10.25	NASDAQ	2,740,502	64,265
FSFG	First Savings Financial Group, Inc.	IN	708,420	87,080	77,419	0.99	0.94	6.39	6.10	NASDAQ	2,177,412	54,348
LPSB	Laporte Bancorp, Inc.	IN	510,597	82,158	73,507	0.86	0.83	5.24	5.02	NASDAQ	5,618,881	62,988
LOGN	Logansport Financial Corp.	IN	161,391	20,403	20,358	1.09	1.09	11.81	11.81	Pink Sheet	654,408	18,808
MFSF	MutualFirst Financial, Inc.	IN	1,416,640	122,142	119,092	0.70	0.66	8.13	7.61	NASDAQ	7,197,891	161,953
NWIN	NorthWest Indiana Bancorp	IN	781,706	74,100	72,489	0.97	0.91	10.15	9.58	OTC BB	2,844,167	73,237
PBNI	Peoples Bancorp	IN	470,197	55,904	53,574	0.74	0.61	6.16	5.14	Pink Sheet	2,311,858	57,796
RIVR	River Valley Bancorp	IN	504,485	56,288	55,732	0.91	0.80	11.83	10.41	NASDAQ	2,513,696	53,919
TDCB	Third Century Bancorp	IN	123,779	15,346	15,346	0.24	0.23	1.94	1.86	OTC BB	1,583,090	12,348
UCBA	United Community Bancorp	IN	522,843	70,291	67,252	0.38	0.39	2.72	2.74	NASDAQ	4,702,219	56,192
WEIN	West End Indiana Bancshares, Inc.	IN	257,693	30,611	30,611	0.47	0.44	4.08	3.85	OTC BB	1,368,422	27,026
CFFN	Capitol Federal Financial, Inc.	KS	9,865,028	1,492,882	1,492,882	0.84	0.84	4.92	4.92	NASDAQ	142,359,003	1,682,683
FFSL	First Independence Corporation	KS	136,874	13,469	13,469	0.45	0.51	4.69	5.30	Pink Sheet	835,163	12,319
PBSK	Poage Bankshares, Inc.	KY	411,774	66,807	64,538	0.23	0.17	1.31	1.00	NASDAQ	3,881,917	58,229
CTUY	Century Next Financial Corporation	LA	161,465	18,399	18,399	0.78	0.74	6.61	6.28	OTC BB	1,053,409	20,015

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

FPBF	FPB Financial Corp.	LA	224,326	22,411	22,411	0.94	0.94	9.70	9.70	Pink Sheet	1,201,560	19,165
HIBE	Hibernia Bancorp, Inc.	LA	103,176	21,756	21,756	0.12	0.12	0.56	0.56	OTC BB	975,194	17,017
HBCP	Home Bancorp, Inc.	LA	1,259,746	151,118	151,118	0.79	0.79	6.10	6.10	NASDAQ	7,114,516	161,571
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	340,485	42,658	42,658	0.95	0.94	6.44	6.39	NASDAQ	2,203,442	42,416
LABC	Louisiana Bancorp, Inc.	LA	321,717	57,797	57,797	0.84	0.83	4.64	4.61	NASDAQ	2,796,533	56,714
MDNB	Minden Bancorp, Inc.	LA	285,230	42,482	42,482	1.36	1.37	9.61	9.61	OTC BB	2,352,490	N/A
SIBC	State Investors Bancorp, Inc.	LA	268,880	41,527	41,527	0.39	0.39	2.43	2.43	NASDAQ	2,308,119	36,930
BHBK	Blue Hills Bancorp, Inc.	MA	1,686,611	410,066	396,212	(0.23)	(0.31)	(1.74)	(2.35)	NASDAQ	28,466,813	373,485
BRKL	Brookline Bancorp, Inc.	MA	5,717,965	636,709	484,448	0.75	0.74	6.41	6.37	NASDAQ	70,708,489	604,558
BLMT	BSB Bancorp, Inc.	MA	1,335,717	135,132	135,132	0.33	0.33	2.74	2.74	NASDAQ	9,063,326	166,946
CBNK	Chicopee Bancorp, Inc.	MA	625,813	88,624	88,624	(0.03)	(0.03)	(0.23)	(0.23)	NASDAQ	5,310,670	79,341
GTWN	Georgetown Bancorp, Inc.	MA	269,732	30,061	30,061	0.50	0.50	4.26	4.26	NASDAQ	1,827,633	29,461
HBNK	Hampden Bancorp, Inc.	MA	705,681	85,657	85,657	0.65	0.65	5.25	5.25	NASDAQ	5,528,511	95,035
HIFS	Hingham Institution for Savings	MA	1,505,922	119,641	119,641	1.55	1.55	19.68	19.68	NASDAQ	2,128,750	173,600
MTGB	Meetinghouse Bancorp, Inc.	MA	107,816	7,763	7,763	(0.06)	(0.61)	(0.73)	(6.91)	OTC BB	661,250	8,656
EBSB	Meridian Bancorp, Inc.	MA	3,168,767	571,039	557,352	0.74	0.58	6.90	5.43	NASDAQ	54,702,764	577,661
PEOP	Peoples Federal Bancshares, Inc.	MA	601,284	103,890	103,890	0.25	0.25	1.38	1.38	NASDAQ	6,241,436	124,829
WEBK	Wellesley Bancorp, Inc.	MA	505,637	48,686	48,686	0.39	0.39	3.87	3.87	NASDAQ	2,447,802	46,508
WFD	Westfield Financial, Inc.	MA	1,311,181	144,306	144,306	0.49	0.46	4.36	4.09	NASDAQ	18,822,724	132,888
FRTR	Fraternity Community Bancorp, Inc.	MD	162,812	27,215	27,215	(0.16)	(0.16)	(0.98)	(0.99)	OTC BB	1,381,082	20,716
HBK	Hamilton Bancorp, Inc.	MD	293,269	59,074	56,256	(0.31)	(0.37)	(1.54)	(1.81)	NASDAQ	3,413,095	45,565
MDSN	Madison Bancorp, Inc.	MD	137,178	12,259	12,259	0.07	0.08	0.83	0.91	OTC BB	608,116	9,122
OBAF	OBA Financial Services, Inc.	MD	401,520	64,582	64,582	N/A	N/A	1.21	N/A	NASDAQ	4,038,006	90,330
PCGO	Prince George’s Federal Savings Bank	MD	101,387	12,681	12,681	N/A	N/A	0.52	N/A	Pink Sheet	901,738	11,497
SVBI	Severn Bancorp, Inc.	MD	769,313	82,739	82,739	(0.51)	(0.51)	(4.56)	(4.56)	NASDAQ	10,067,379	45,705
EGDW	Edgewater Bancorp, Inc	MI	116,958	13,482	13,482	(0.88)	(0.88)	(9.30)	(9.30)	OTC BB	667,898	6,846
FFNM	First Federal of Northern Michigan Bancorp, Inc.	MI	311,923	29,972	28,622	0.77	0.77	7.09	7.09	NASDAQ	3,727,014	19,865
FBC	Flagstar Bancorp, Inc.	MI	9,625,410	1,351,605	1,351,605	0.75	0.74	6.05	6.00	NYSE	56,261,652	946,884

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

NWBM	Northwestern Bancorp	MI	867,528	72,244	70,194	0.48	0.25	5.89	3.09	OTC BB	197,000	110,714
STBI	Sturgis Bancorp, Inc.	MI	318,156	33,272	28,163	0.58	0.44	5.55	4.19	Pink Sheet	2,063,607	17,953
WBKC	Wolverine Bancorp, Inc.	MI	338,671	61,461	61,461	0.56	0.56	2.83	2.83	NASDAQ	2,272,306	51,127
HMNF	HMN Financial, Inc.	MN	594,433	80,611	80,611	3.94	3.01	30.47	23.29	NASDAQ	4,470,339	59,008
REDW	Redwood Financial, Inc	MN	226,913	28,376	24,170	1.10	1.09	8.75	8.69	Pink Sheet	446,980	12,739
WEFP	Wells Financial Corp.	MN	251,180	26,411	26,411	0.40	0.40	3.68	3.68	Pink Sheet	746,687	19,227
CCFC	CCSB Financial Corp.	MO	86,837	9,991	9,991	0.40	0.25	3.64	2.31	Pink Sheet	780,303	5,579
FBSI	First Bancshares, Inc.	MO	190,077	14,489	14,489	0.29	0.25	4.17	3.63	Pink Sheet	1,550,815	12,251
LXMO	Lexington B & L Financial Corp.	MO	122,819	15,246	14,457	0.46	0.54	3.90	4.57	Pink Sheet	541,293	10,014
LBCP	Liberty Bancorp, Inc.	MO	468,755	65,498	62,025	0.85	0.92	6.42	6.92	OTC BB	4,822,817	72,101
PULB	Pulaski Financial Corp.	MO	1,380,096	112,117	108,178	0.86	0.86	11.97	11.97	NASDAQ	11,721,330	134,795
QRRY	Quarry City Savings and Loan Association	MO	46,758	7,919	7,919	0.52	0.22	2.99	1.24	OTC BB	407,691	4,423
SJBA	St. Joseph Bancorp, Inc.	MO	32,229	6,135	6,135	N/A	N/A	(0.29)	N/A	OTC BB	376,918	7,161
EBMT	Eagle Bancorp Montana, Inc.	MT	553,866	52,645	44,908	0.38	0.27	3.96	2.87	NASDAQ	3,866,233	41,523
ASBB	ASB Bancorp, Inc.	NC	749,033	94,285	94,285	0.30	0.28	2.16	2.03	NASDAQ	4,378,411	88,225
HTBI	Hometrust Bancshares, Inc	NC	2,213,895	378,048	360,040	0.52	0.52	2.53	2.53	NASDAQ	20,507,248	299,611
KSBI	KS Bancorp, Inc.	NC	312,372	23,126	23,126	0.33	0.33	4.19	4.19	OTC BB	1,309,501	11,327
LTLB	Little Bank, Inc	NC	338,525	31,975	31,975	0.88	0.88	9.36	9.32	Pink Sheet	3,102,324	32,500
MCBK	Madison County Financial, Inc.	NE	301,929	61,807	60,774	1.01	1.01	4.68	4.68	NASDAQ	3,037,482	58,473
GUAA	Guaranty Bancorp, Inc.	NH	393,898	39,470	39,470	0.73	0.50	7.52	5.19	Pink Sheet	971,787	9,718
NHTB	New Hampshire Thrift Bancshares, Inc.	NH	1,483,112	153,944	99,175	0.66	0.60	6.41	5.83	NASDAQ	8,244,065	128,443
CBNJ	Cape Bancorp, Inc.	NJ	1,081,737	139,864	116,946	0.59	0.51	4.42	3.86	NASDAQ	11,475,396	108,213
CSBK	Clifton Savings Bancorp, Inc	NJ	1,211,527	357,693	357,693	0.56	0.56	2.51	2.48	NASDAQ	26,676,198	335,853
COBK	Colonial Financial Services, Inc.	NJ	552,709	62,811	62,811	0.18	0.12	1.67	1.14	NASDAQ	3,860,209	51,302
DLNO	Delanco Bancorp, Inc.	NJ	126,720	13,641	13,641	(0.72)	(0.72)	(7.10)	(7.10)	Pink Sheet	945,425	7,327
HCBK	Hudson City Bancorp, Inc.	NJ	37,161,125	4,815,573	4,663,464	0.43	0.31	3.45	2.51	NASDAQ	528,764,950	5,139,595
ISBC	Investors Bancorp, Inc.	NJ	17,833,298	3,548,154	3,454,784	0.75	0.75	5.92	5.93	NASDAQ	357,758,058	3,624,089
NFBK	Northfield Bancorp, Inc	NJ	2,924,793	617,841	601,682	0.75	0.74	2.94	2.91	NASDAQ	50,648,772	689,836

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

OSHC	Ocean Shore Holding Co.	NJ	1,040,029	105,149	99,952	0.59	0.59	5.80	5.74	NASDAQ	6,469,943	93,038
OCFC	OceanFirst Financial Corp.	NJ	2,308,701	218,650	218,650	0.74	0.71	7.80	7.52	NASDAQ	17,118,314	272,352
ORIT	Oritani Financial Corp.	NJ	3,216,974	519,849	519,849	1.39	1.39	7.77	7.78	NASDAQ	44,819,654	631,509
PFS	Provident Financial Services, Inc.	NJ	8,418,558	1,129,042	724,094	0.90	0.91	6.70	6.71	NYSE	59,917,649	980,852
AF	Astoria Financial Corporation	NY	15,460,281	1,594,006	1,408,855	0.59	0.53	6.16	5.57	NYSE	99,707,552	1,235,377
CARV	Carver Bancorp, Inc.	NY	644,115	53,131	53,131	(0.03)	(0.03)	(0.93)	(1.02)	NASDAQ	3,696,087	33,671
CMSB	CMS Bancorp, Inc.	NY	273,249	21,775	21,775	0.33	0.30	4.19	3.80	NASDAQ	1,862,803	24,030
DCOM	Dime Community Bancshares, Inc.	NY	4,384,405	456,203	400,565	1.03	1.02	9.82	9.80	NASDAQ	36,858,556	530,763
NYCB	New York Community Bancorp, Inc.	NY	48,679,772	5,777,998	3,332,051	1.03	1.01	8.33	8.24	NYSE	442,648,147	7,024,826
ONFC	Oneida Financial Corp.	NY	786,768	94,857	68,497	0.87	0.69	6.92	5.49	NASDAQ	7,022,444	94,163
PFDB	Patriot Federal Bank	NY	122,365	11,452	11,271	(0.01)	(0.03)	(0.08)	(0.29)	Pink Sheet	957,544	5,602
SNNY	Sunnyside Bancorp, Inc.	NY	94,505	12,102	12,102	(0.25)	(0.29)	(1.99)	(2.34)	OTC BB	793,500	7,856
TRST	Trustco Bank Corp NY	NY	4,582,266	389,487	389,487	0.98	0.95	11.99	11.58	NASDAQ	94,785,115	610,416
ASBN	ASB Financial Corp.	OH	250,377	26,108	23,491	0.52	0.38	5.44	3.99	Pink Sheet	1,979,030	25,727
CFBK	Central Federal Corporation	OH	307,630	34,357	34,357	0.38	0.36	4.00	3.76	NASDAQ	15,823,710	21,046
CHEV	Cheviot Financial Corp.	OH	572,833	94,753	84,019	0.44	0.44	2.79	2.79	NASDAQ	6,707,803	85,457
CIBN	Community Investors Bancorp, Inc.	OH	131,599	11,009	11,009	0.45	0.43	5.29	5.13	Pink Sheet	795,190	7,037
FFDF	FFD Financial Corporation	OH	261,542	23,227	23,227	1.08	1.05	12.10	11.67	OTC BB	991,935	25,294
FDEF	First Defiance Financial Corp.	OH	2,151,079	278,233	214,044	1.09	1.07	8.48	8.34	NASDAQ	9,370,506	253,097
FNFI	First Niles Financial, Inc.	OH	97,420	11,891	11,891	0.32	0.26	2.80	2.21	OTC BB	1,316,478	13,099
HCFL	Home City Financial Corporation	OH	147,365	15,182	15,182	0.83	0.67	8.27	6.65	Pink Sheet	805,004	13,122
HLFN	Home Loan Financial Corporation	OH	177,585	19,941	19,941	1.77	1.73	14.82	14.47	OTC BB	1,396,506	26,883
PPSF	Peoples-Sidney Financial Corporation	OH	110,781	14,883	14,883	(0.06)	0.10	(0.46)	0.79	Pink Sheet	1,245,410	10,785
PFOH	Perpetual Federal Savings Bank	OH	345,974	61,153	61,153	0.79	0.78	4.51	4.50	Pink Sheet	2,470,032	47,425
UCFC	United Community Financial Corp.	OH	1,801,540	233,706	233,606	2.79	2.77	24.87	24.75	NASDAQ	49,682,291	232,513
VERF	Versailles Financial Corporation	OH	50,733	10,158	10,158	0.40	0.42	2.08	2.17	OTC BB	392,044	6,567
WAYN	Wayne Savings Bancshares, Inc.	OH	413,656	40,189	38,470	0.60	0.60	6.24	6.24	NASDAQ	2,821,839	34,850
ALLB	Alliance Bancorp, Inc. of Pennsylvania	PA	423,472	65,650	65,650	0.45	0.45	2.72	2.72	NASDAQ	4,027,159	64,435

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

ESBF	ESB Financial Corporation	PA	1,945,398	205,236	163,600	0.90	0.91	8.97	9.01	NASDAQ	17,805,441	207,968
ESSA	ESSA Bancorp, Inc.	PA	1,574,815	167,309	154,654	0.59	0.59	5.00	5.00	NASDAQ	11,823,880	133,610
EKFC	Eureka Financial Corp.	PA	154,232	21,972	21,972	1.06	1.06	7.21	7.21	OTC BB	1,246,843	23,067
FXCB	Fox Chase Bancorp, Inc.	PA	1,074,691	178,285	178,285	0.69	0.69	4.29	4.29	NASDAQ	9,481,819	154,648
HARL	Harleysville Savings Financial Corporation	PA	791,353	63,162	63,162	0.61	0.61	7.88	7.88	Pink Sheet	3,793,472	62,592
MLVF	Malvern Bancorp, Inc.	PA	542,264	76,772	76,772	0.06	0.00	0.43	0.01	NASDAQ	6,558,473	74,701
NWBI	Northwest Bancshares, Inc.	PA	7,826,926	1,076,721	897,188	0.82	0.74	5.86	5.29	NASDAQ	94,994,819	1,149,437
PBCP	Polonia Bancorp, Inc.	PA	297,885	38,815	38,815	0.03	0.03	0.18	0.18	NASDAQ	3,335,713	34,391
PBIP	Prudential Bancorp, Inc.	PA	525,483	129,424	129,424	0.35	0.19	2.05	1.13	NASDAQ	9,544,809	116,733
QNTO	Quaint Oak Bancorp, Inc.	PA	148,371	17,254	17,254	0.87	0.83	6.75	6.41	Pink Sheet	911,471	16,361
STND	Standard Financial Corp.	PA	445,463	73,059	73,059	0.73	0.73	4.27	4.27	OTC BB	3,111,297	63,937
THRD	TF Financial Corporation	PA	815,522	98,475	93,721	0.42	0.39	3.63	3.43	NASDAQ	3,151,562	131,010
UASB	United-American Savings Bank	PA	87,583	7,287	7,287	0.70	0.65	8.85	8.17	OTC BB	309,547	6,191
WVFC	WVS Financial Corp.	PA	317,236	31,776	31,776	0.33	0.33	3.14	3.18	NASDAQ	2,050,430	22,284
CWAY	Coastway Bancorp, Inc.	RI	451,480	70,394	70,394	(0.30)	(0.30)	(2.34)	(2.34)	NASDAQ	4,949,179	53,105
FCPB	First Capital Bancshares, Inc	SC	54,070	7,367	7,367	0.71	0.77	5.67	6.15	Pink Sheet	563,720	3,382
HFFC	HF Financial Corp.	SD	1,257,298	102,605	97,802	0.60	0.57	7.57	7.30	NASDAQ	7,055,440	94,825
CASH	Meta Financial Group, Inc.	SD	2,054,031	174,802	174,802	3.29	3.29	40.04	40.04	NASDAQ	6,169,600	217,540
AFCB	Athens Bancshares Corporation	TN	301,824	41,624	41,624	0.90	0.90	6.41	6.41	NASDAQ	1,801,701	39,133
FABK	First Advantage Bancorp	TN	425,090	60,914	60,914	0.81	0.69	5.61	4.75	OTC BB	3,824,646	52,933
SFBK	SFB Bancorp, Inc	TN	57,267	13,033	13,033	1.28	1.22	5.67	5.44	Pink Sheet	570,522	13,693
UNTN	United Tennessee Bankshares, Inc	TN	190,127	18,711	18,711	0.79	0.83	8.31	8.65	Pink Sheet	1,142,999	16,345
BAFI	BancAffiliated, Inc	TX	457,575	49,541	49,541	1.41	(0.38)	12.26	(3.33)	Pink Sheet	278,450	20,884
SPBC	SP Bancorp, Inc.	TX	348,617	32,533	32,533	0.49	0.24	5.07	2.48	NASDAQ	1,602,313	46,627
ANCB	Anchor Bancorp	WA	385,571	53,656	53,656	0.14	0.13	1.04	0.98	NASDAQ	2,475,701	50,970
FFNW	First Financial Northwest, Inc.	WA	915,419	181,828	181,828	1.29	1.29	6.32	6.32	NASDAQ	15,466,098	157,909
FSBW	FS Bancorp, Inc.	WA	471,602	64,006	64,006	0.83	0.01	6.91	0.09	NASDAQ	3,235,625	55,329
HMST	HomeStreet, Inc.	WA	3,474,656	294,568	282,623	0.53	0.47	5.69	5.00	NASDAQ	14,852,971	253,837

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 7

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

RVSB	Riverview Bancorp, Inc.	WA	841,540	100,816	75,230	2.40	2.40	21.55	21.55	NASDAQ	22,471,890	89,663
SFBC	Sound Financial Bancorp, Inc.	WA	478,705	49,409	49,409	1.00	1.00	9.46	9.46	NASDAQ	2,516,395	44,817
TSBK	Timberland Bancorp, Inc.	WA	745,565	82,778	75,441	0.79	0.79	6.94	6.94	NASDAQ	7,047,340	74,279
BKMU	Bank Mutual Corporation	WI	2,327,108	291,239	291,239	0.58	0.58	4.83	4.81	NASDAQ	46,564,284	298,477
CZWI	Citizens Community Bancorp, Inc.	WI	569,815	57,293	57,132	0.32	0.39	3.22	3.88	NASDAQ	5,167,198	45,730
HWIS	Home Bancorp Wisconsin	WI	119,432	11,792	11,792	(1.03)	(1.03)	(13.70)	(13.71)	OTC BB	899,190	7,373
WSBF	Waterstone Financial, Inc.	WI	1,799,325	448,513	448,513	0.72	0.72	3.56	3.56	NASDAQ	34,420,094	397,552
WBB	Westbury Bancorp, Inc.	WI	568,695	86,487	84,863	(0.26)	(0.22)	(1.60)	(1.36)	NASDAQ	4,871,250	73,312
CRZY	Crazy Woman Creek Bancorp, Inc	WY	111,459	12,718	12,586	0.35	0.19	3.32	1.79	Pink Sheet	640,705	6,888

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 8

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

ALL INSTITUTIONS
AVERAGE	1,966,867	251,199	213,740	0.76	0.73	6.21	5.97		21,344,135	275,178
MEDIAN	457,575	60,914	60,774	0.60	0.56	5.04	4.57		3,285,669	54,553
HIGH	48,679,772	5,777,998	4,663,464	3.94	3.29	40.04	40.04		528,764,950	7,024,826
LOW	32,229	361	361	(2.64)	(2.63)	(24.51)	(28.58)		197,000	61

AVERAGE FOR STATE
OH	487,151	62,485	56,817	1.35	1.32	11.08	10.85		6,842,698	57,350

AVERAGE BY REGION
MIDWEST	657,036	86,854	84,096	0.78	0.76	6.32	6.18		6,270,308	75,431
NORTH CENTRAL	1,134,350	147,491	146,274	1.21	1.17	8.66	8.37		12,354,791	160,209
NORTHEAST	4,153,438	547,259	437,528	0.71	0.67	5.73	5.45		48,790,177	608,403
SOUTHEAST	1,441,250	159,134	150,551	0.72	0.72	6.33	6.35		12,307,339	172,045
SOUTHWEST	481,782	481,782	55,668	1.17	1.16	8.91	8.86		4,719,670	68,921
WEST	1,390,156	148,829	142,635	0.97	0.94	8.70	8.43		10,698,772	174,841

AVERAGE BY EXCHANGE
NYSE	17,872,060	2,003,426	1,481,833	0.85	0.82	7.53	7.35		135,448,223	2,115,832
NASDAQ	2,232,181	301,624	267,588	0.72	0.68	5.65	5.37		27,854,764	336,405
OTC	222,536	26,049	25,624	0.51	0.50	4.41	4.29		1,370,382	23,502
PINK SHEETS	265,160	36,032	33,756	0.98	1.00	7.55	7.67		3,368,758	27,131

KELLER & COMPANY

Dublin, Ohio

614-766-1426

EXHIBIT 34

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

FINANCIAL DATA MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

CULL	Cullman Bancorp, Inc. (MHC)	AL	OTC BB	20.00	1.01	0.77	88.35	0.08	25.94	25.32	137.81	137.81	22.64
PSBH	PSB Holdings, Inc. (MHC)	CT	NASDAQ	7.67	0.94	0.16	72.14	0.00	47.20	45.12	96.73	111.60	10.63
WCFB	Webster City Federal Bancorp (MHC)	IA	Pink Sheet	8.00	0.11	0.19	35.95	0.00	43.17	44.44	178.11	178.91	22.25
BFFI	Ben Franklin Financial, Inc. (MHC)	IL	OTC BB	3.50	0.31	(0.77)	44.73	0.00	(4.56)	(4.55)	85.84	85.84	7.82
MFDB	Mutual Federal Bancorp, Inc (MHC)	IL	OTC BB	2.25	(18.95)	0.08	24.44	0.00	28.85	28.13	58.30	58.30	9.21
OTTW	Ottawa Savings Bancorp, Inc. (MHC)	IL	OTC BB	9.90	1.60	0.45	75.91	0.00	21.80	22.00	93.60	94.26	13.04
SUGR	Sugar Creek Financial Corp.	IL	OTC BB	9.45	(11.55)	0.33	96.30	0.00	28.48	28.64	68.18	68.18	9.81
MSVB	Mid-Southern Savings Bank, FSB (MHC)	IN	OTC BB	10.14	(6.40)	(0.32)	131.38	0.00	(31.23)	(31.69)	72.43	72.43	7.72
KFFB	Kentucky First Federal Bancorp (MHC)	KY	NASDAQ	8.28	(0.14)	0.22	34.52	0.40	36.82	37.64	105.55	134.59	23.99
EBSB	Meridian Bancorp, Inc.	MA	NASDAQ	11.18	(11.23)	0.78	57.93	0.00	14.33	18.63	107.10	109.73	19.30
BVFL	BV Financial, Inc. (MHC)	MD	OTC BB	6.71	0.59	0.27	57.98	0.00	24.70	24.85	98.03	98.61	11.57
ABBB	Auburn Bancorp, Inc. (MHC)	ME	OTC BB	8.00	(0.25)	(0.70)	145.13	0.00	(11.50)	(11.43)	69.90	71.39	5.51
LSFG	LifeStore Financial Group (MHC)	NC	Pink Sheet	10.80	1.08	0.53	240.83	0.00	20.41	20.38	43.61	45.15	4.48
WAKE	Wake Forest Bancshares, Inc. (MHC)	NC	Pink Sheet	16.00	2.25	0.74	99.01	0.23	21.65	21.62	83.23	83.23	16.16
EQFC	Equitable Financial Corp (MHC)	NE	Pink Sheet	5.60	1.05	0.35	58.50	0.00	16.02	16.00	94.20	96.77	9.57
ISBC	Investors Bancorp, Inc.	NJ	NASDAQ	11.17	(11.77)	0.49	49.85	0.18	22.80	22.80	112.63	116.16	22.41
KRNY	Kearny Financial Corp. (MHC)	NJ	NASDAQ	13.98	3.11	0.16	52.41	0.00	87.38	99.86	191.47	245.70	26.67
LPBC	Lincoln Park Bancorp (MHC)	NJ	OTC BB	7.00	1.97	N/A	123.67	0.00	NA	13.21	74.69	NA	5.66
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	NASDAQ	8.65	1.08	0.12	91.21	0.00	71.25	72.08	109.86	110.28	9.48
MSBF	MSB Financial Corp. (MHC)	NJ	NASDAQ	10.15	1.18	0.20	68.95	0.00	50.75	50.75	123.69	123.69	14.72
WAWL	Wawel Savings Bank (MHC)	NJ	OTC BB	3.95	(1.65)	(0.76)	35.78	0.00	(5.18)	(6.37)	67.37	67.37	11.04
ALMG	Alamogordo Financial Corp. (MHC)	NM	OTC BB	15.00	1.55	1.46	193.00	0.00	10.27	10.27	65.19	65.19	7.77
FSBC	FSB Community Bankshares, Inc. (MHC)	NY	OTC BB	9.60	0.69	N/A	135.76	0.00	NA	34.29	83.04	NA	7.07
GOVB	Gouverneur Bancorp, Inc (MHC)	NY	Pink Sheet	12.00	(0.30)	0.79	65.15	0.34	15.25	15.79	97.02	97.02	18.42
GCBC	Greene County Bancorp, Inc. (MHC)	NY	NASDAQ	30.50	(1.28)	1.56	165.77	0.71	19.55	19.68	204.80	204.80	18.40
HTWC	Hometown Bancorp, Inc (MHC)	NY	Pink Sheet	0.97	(2.69)	(1.78)	56.16	0.00	(0.54)	(0.54)	29.29	32.24	1.73
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	NASDAQ	13.50	1.18	0.60	81.93	0.28	22.50	23.28	114.99	114.99	16.48
NECB	Northeast Community Bancorp, Inc.	NY	NASDAQ	7.18	0.18	0.10	40.57	0.12	73.04	71.80	85.80	86.68	17.70
PBHC	Pathfinder Bancorp, Inc. (MHC)	NY	NASDAQ	9.81	2.00	0.91	217.31	0.03	10.73	10.44	57.23	57.23	4.51
SCAY	Seneca-Cayuga Bancorp, Inc (MHC)	NY	Pink Sheet	10.40	1.95	0.92	122.33	0.00	11.31	11.30	88.54	89.78	8.50

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

FINANCIAL DATA MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (%)	Price/Tang. Book Value (%)	Price/ Assets (%)

GVFF	Greenville Federal Financial Corp (MHC)	OH	OTC BB	8.67	1.05	0.46	70.99	0.21	18.67	18.85	105.62	106.56	12.21
TFSL	TFS Financial Corporation (MHC)	OH	NASDAQ	14.95	2.35	0.22	39.15	0.14	68.45	67.95	245.17	247.39	38.18
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	PA	NASDAQ	12.25	2.81	0.22	58.01	0.00	55.68	55.68	150.52	191.15	21.12
WMPN	William Penn Bancorp, Inc. (MHC)	PA	OTC BB	21.00	0.00	0.78	86.59	0.30	26.81	26.92	127.39	127.39	24.25
FSGB	First Federal of South Carolina, FSB (MHC)	SC	Pink Sheet	1.70	1.10	0.06	71.91	0.00	28.72	28.33	34.87	36.51	2.36
OFED	Oconee Federal Financial Corp. (MHC)	SC	NASDAQ	19.01	2.00	0.72	68.23	0.40	26.41	27.55	128.49	128.49	27.86
GFCJ	Guaranty Financial Corp. (MHC)	WI	Pink Sheet	3.00	(1.05)	0.15	567.71	0.00	20.15	20.00	(27.13)	(18.76)	0.53

ALL MHCs
	AVERAGE			10.32	(0.92)	0.30	100.69	0.09	26.17	26.46	99.00	105.05	13.81
	HIGH			30.50	3.11	1.56	567.71	0.71	87.38	99.86	245.17	247.39	38.18
	LOW			0.97	(19.0)	(1.78)	24.44	0.00	(31.23)	(31.69)	(27.13)	(18.76)	0.53

AVERAGE FOR STATE
	OH			11.81	1.70	0.34	55.07	0.18	43.56	43.40	175.39	176.98	25.20

AVERAGE BY REGION
	MIDWEST			7.73	(4.08)	0.08	131.33	0.04	18.83	18.67	87.75	89.28	12.32
	NORTH CENTRAL			6.80	0.58	0.27	47.22	0.00	29.60	30.22	136.15	137.84	15.91
	NORTHEAST			11.00	(0.64)	0.27	90.88	0.10	30.08	30.17	104.84	115.13	13.87
	SOUTHEAST			11.79	1.13	0.47	94.40	0.16	26.38	26.53	90.23	94.91	15.58
	SOUTHWEST			15.00	1.55	1.46	193.00	0.00	10.27	10.27	65.19	65.19	7.77

AVERAGE BY EXCHANGE
	NASDAQ			12.73	(0.54)	0.46	78.43	0.16	43.35	44.52	131.00	141.61	19.39
	OTC-BB			9.66	(2.15)	0.17	93.57	0.04	11.09	12.75	86.24	87.78	11.10
	PINK SHEETS			7.61	0.39	0.22	146.39	0.06	19.57	19.70	69.08	71.21	9.33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

Prepared January 10, 2013

EXHIBIT 35

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED MUTUAL HOLDING COMPANIES

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

CULL	Cullman Bancorp, Inc. (MHC)	AL	226,561	37,218	37,218	1.01	1.07	6.28	6.66	OTC BB	2,564,458	43,596
PSBH	PSB Holdings, Inc. (MHC)	CT	471,918	51,870	44,958	0.26	0.31	2.34	2.86	NASDAQ	6,541,561	47,623
WCFB	Webster City Federal Bancorp (MHC)	IA	109,240	13,650	13,556	0.70	0.60	5.75	4.86	Pink Sheet	3,038,903	21,576
BFFI	Ben Franklin Financial, Inc. (MHC)	IL	87,226	7,951	7,951	(1.70)	(1.35)	(18.76)	(14.86)	OTC BB	1,949,956	6,825
MFDB	Mutual Federal Bancorp, Inc (MHC)	IL	81,498	12,868	12,868	0.22	0.28	1.40	1.77	OTC BB	3,334,273	6,835
OTTW	Ottawa Savings Bancorp, Inc. (MHC)	IL	160,769	22,402	22,402	0.58	0.54	4.23	3.94	OTC BB	2,117,979	20,333
SUGR	Sugar Creek Financial Corp.	IL	91,411	13,156	13,156	0.16	0.16	1.10	1.10	OTC BB	949,228	8,970
MSVB	Mid-Southern Savings Bank, FSB (MHC)	IN	192,991	20,567	20,567	0.28	0.39	2.67	3.78	OTC BB	1,469,000	14,837
KFFB	Kentucky First Federal Bancorp (MHC)	KY	295,740	67,217	52,710	0.56	0.56	2.48	2.48	NASDAQ	8,568,178	68,974
EBSB	Meridian Bancorp, Inc.	MA	3,168,767	571,039	557,352	0.76	0.65	5.02	4.29	NASDAQ	54,702,764	577,661
BVFL	BV Financial, Inc. (MHC)	MD	173,899	20,528	20,408	0.51	0.51	4.37	4.37	OTC BB	2,999,124	21,294
ABBB	Auburn Bancorp, Inc. (MHC)	ME	73,041	5,760	5,760	(0.37)	(0.37)	(4.56)	(4.56)	OTC BB	503,284	3,649
LSFG	LifeStore Financial Group (MHC)	NC	253,059	26,021	26,021	0.22	0.11	2.17	1.11	Pink Sheet	1,050,800	11,117
WAKE	Wake Forest Bancshares, Inc. (MHC)	NC	114,034	22,139	22,139	0.73	0.72	3.78	3.75	Pink Sheet	1,151,697	17,264
EQFC	Equitable Financial Corp (MHC)	NE	185,642	18,867	18,867	0.89	0.67	8.70	6.50	Pink Sheet	3,173,523	17,296
ISBC	Investors Bancorp, Inc.	NJ	17,833,298	3,548,154	3,454,784	0.89	0.89	4.41	4.41	NASDAQ	357,758,058	3,624,089
KRNY	Kearny Financial Corp. (MHC)	NJ	3,531,094	491,945	383,354	0.33	0.33	2.37	2.37	NASDAQ	67,375,247	898,112
LPBC	Lincoln Park Bancorp (MHC)	NJ	223,000	16,900	16,900	N/A	N/A	5.92	N/A	OTC BB	1,803,245	11,721
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	530,410	45,791	45,791	0.17	0.15	1.98	1.77	NASDAQ	5,815,444	49,431
MSBF	MSB Financial Corp. (MHC)	NJ	345,491	41,116	41,116	0.26	0.26	2.22	2.22	NASDAQ	5,010,437	41,987
WAWL	Wawel Savings Bank (MHC)	NJ	76,742	12,575	12,575	(0.10)	(0.92)	(0.60)	(5.58)	OTC BB	2,144,701	6,970
ALMG	Alamogordo Financial Corporation (MHC)	NM	254,466	30,336	29,843	N/A	4.31	41.96	32.25	OTC BB	1,318,470	20,766
FSBC	FSB Community Bankshares, Inc. (MHC)	NY	242,326	20,637	20,637	N/A	N/A	2.38	N/A	OTC BB	1,785,000	14,280
GOVB	Gouverneur Bancorp, Inc (MHC)	NY	144,910	27,512	27,512	1.37	1.24	7.29	6.56	Pink Sheet	2,224,330	23,800
GCBC	Greene County Bancorp, Inc. (MHC)	NY	699,036	62,799	62,799	1.05	1.05	11.46	11.46	NASDAQ	4,216,857	113,771
HTWC	Hometown Bancorp, Inc (MHC)	NY	130,686	7,705	7,168	(0.48)	(0.69)	(8.22)	(11.66)	Pink Sheet	2,326,939	3,048
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	486,587	69,727	69,727	0.56	0.54	3.96	3.82	NASDAQ	5,938,951	74,831
NECB	Northeast Community Bancorp, Inc.	NY	502,062	103,567	102,519	0.31	0.31	1.47	1.47	NASDAQ	12,376,202	85,804
PBHC	Pathfinder Bancorp, Inc. (MHC)	NY	570,034	44,963	44,963	0.54	0.54	6.66	6.66	NASDAQ	2,623,182	39,217
SCAY	Seneca-Cayuga Bancorp, Inc (MHC)	NY	277,707	26,665	26,338	0.81	0.81	8.30	8.33	Pink Sheet	2,270,100	23,155
GVFF	Greenville Federal Financial Corp (MHC)	OH	147,961	17,110	17,110	0.21	0.19	1.85	1.67	OTC BB	2,084,324	16,362

KELLER & COMPANY

Dublin, Ohio

614-766-1426

Prepared January 10, 2013

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED MUTUAL HOLDING COMPANIES

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)

TFSL	TFS Financial Corporation (MHC)	OH	11,810,784	1,839,457	1,834,609	0.54	0.53	3.42	3.38	NASDAQ	301,654,580	4,319,694
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	PA	4,359,892	611,650	483,072	0.59	0.57	4.29	4.15	NASDAQ	75,155,592	960,488
WMPN	William Penn Bancorp, Inc. (MHC)	PA	315,265	60,023	60,023	0.79	0.79	4.14	4.14	OTC BB	3,641,018	65,538
FSGB	First Federal of South Carolina, FSB (MHC)	SC	72,829	4,938	4,908	(0.35)	(0.79)	(5.74)	(12.93)	Pink Sheet	1,012,755	1,722
OFED	Oconee Federal Financial Corp. (MHC)	SC	357,096	77,431	77,431	1.17	1.16	5.42	5.40	NASDAQ	5,233,696	96,823
GFCJ	Guaranty Financial Corp. (MHC)	WI	1,060,168	29,446	29,321	(0.12)	(0.16)	(4.29)	(5.99)	Pink Sheet	1,867,431	5,789

ALL MHCs
	AVERAGE		1,342,098	218,965	208,877	0.17	0.17	1.04	1.02		25,939,224	307,709
	MEDIAN		253,059	27,512	27,512	0.53	0.53	3.42	3.75		2,623,182	21,576
	HIGH		17,833,298	3,548,154	3,454,784	1.37	4.31	41.96	32.25		357,758,058	4,319,694
	LOW		72,829	4,938	4,908	(1.70)	(1.35)	(18.76)	(14.86)		503,284	1,722

AVERAGE FOR STATE
	OH		5,979,373	928,284	925,860	0.13	0.13	0.85	0.84		151,869,452	2,168,028

AVERAGE BY REGION
	MIDWEST		1,704,101	245,370	244,748	0.12	0.11	0.79	0.78		39,428,346	549,956
	NORTH CENTRAL		147,441	16,259	16,212	0.21	0.20	1.87	1.85		3,106,213	19,436
	NORTHEAST		1,788,540	306,337	287,755	0.18	0.18	0.18	0.18		32,326,995	350,799
	SOUTHEAST		213,317	36,499	34,405	0.17	0.17	1.00	1.02		3,225,815	37,256
	SOUTHWEST		254,466	254,466	29,843	1.40	1.40	10.49	10.49		1,318,470	20,766

AVERAGE BY EXCHANGE
	NASDAQ		3,211,586	544,766	518,228	0.17	0.17	1.01	0.99		65,212,196	785,608
	OTC		167,654	21,288	21,244	0.25	0.25	1.94	1.95		2,047,433	18,713
	PINK SHEETS		260,919	19,660	19,537	0.06	0.06	0.82	0.80		2,012,942	13,863

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

January 1, 2014 through February 12, 2015

				Percentage Price Change From Initial Trading Date
Company Name	Ticker	Conversion Date	Exchange	One Day	One Week	One Month	Through 2/12/15

First Northwest Bancorp	FNWP	1/30/2015	NASDAQ	17.50%	25.10%	—%	25.60%
MW Bancorp, Inc.	MWBC	1/29/2015	OTC Pink	14.00	15.00	20.00	20.00
Melrose Bancorp, Inc.	MELR	10/22/2014	NASDAQ	30.50	32.00	31.50	35.60
MB Bancorp, Inc.	MBCQ	12/30/2014	OTC Pink	5.50	5.90	5.50	5.50
Blue Hills Bancorp	BHBK	7/22/2014	NASDAQ	28.50	23.50	24.00	30.00
Sunshine Bancorp	SBCP	7/15/2014	NASDAQ	20.30	19.00	18.80	20.10
Home Bancorp Wisconsin, Inc.	HWIS	4/24/2014	OTCBB	(3.90)	(7.40)	(17.50)	(0.23)
Edgewater Bancorp, Inc.	EGDW	4/24/2014	OTCBB	1.00	1.00	1.00	1.20
Coastway Bancorp, Inc.	WCAY	1/22/2014	NASDAQ	9.20	7.50	1.90	10.20
Quarry City S & L Association	QRRY	1/15/2014	OTCBB	7.50	2.00	0.50	13.00

		AVERAGE		13.01%	12.36%	8.57%	16.10%
		MEDIAN		11.60	11.25	5.50	16.55
		HIGH		30.50	32.00	31.50	35.60
		LOW		(3.90)	(7.40)	(17.50)	(0.23)

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF CINCINNATI FEDERAL

NONE

(that were potential comparable group candidates)

KELLER & COMPANY

Dublin, Ohio

614-766-1426

EXHIBIT 38

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Midwest

Asset size: < $750,000,000

No Recent Acquisition Announcement

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	5.84	2.68	58.38	83.13	85.82	14.94	9.02

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 30.00	< 30.00	< 60.00	40.00 - 90.00	60.00 - 90.00	< 20.00	7.00 - 20.00

VERF	Versailles Financial Corporation	OH	50,733	12.38	0.66	55.74	81.94	82.60	8.46	20.02
SUGR	Sugar Creek Financial Corp.	IL	91,411	15.45	0.00	72.63	82.06	82.06	5.47	14.39
FNFI	First Niles Financial, Inc.	OH	97,420	41.96	27.82	17.80	23.09	50.91	25.66	12.21
PPSF	Peoples-Sidney Financial Corporation	OH	110,781	22.35	0.00	49.46	73.80	73.80	1.80	13.43
DSFN	DSA Financial Corp	IN	116,001	12.63	4.88	51.22	74.25	79.13	6.90	14.93
EGDW	Edgewater Bancorp, Inc	MI	116,958	14.43	4.04	NA	76.78	80.82	9.41	11.53
AFBA	Allied First Bancorp, Inc.	IL	118,068	21.31	5.98	40.68	60.82	66.80	3.39	5.48
MCPH	Midland Capital Holdings Corp	IL	119,307	40.64	0.33	49.41	54.41	54.74	0.00	9.34
HWIS	Home Bancorp Wisconsin	WI	119,432	12.70	6.90	NA	71.23	78.14	4.79	9.87
TDCB	Third Century Bancorp	IN	123,779	15.79	4.20	41.74	75.37	79.57	11.71	12.40
CIBN	Community Investors Bancorp, Inc.	OH	131,599	16.82	1.74	55.48	77.12	78.86	19.38	8.37
RYFL	Royal Financial, Inc.	IL	138,212	30.51	0.00	NA	59.70	59.70	18.09	18.70
HCFL	Home City Financial Corporation	OH	147,365	5.62	6.36	52.54	79.99	86.35	13.04	10.30
LOGN	Logansport Financial Corp.	IN	161,391	17.49	8.98	24.00	68.22	77.21	1.86	12.62
PFED	Park Bancorp, Inc.	IL	163,670	18.01	11.27	43.34	55.55	66.82	18.02	3.63
HARI	Harvard Illinois Bancorp, Inc.	IL	169,347	13.28	0.41	26.91	76.95	77.35	10.33	8.29
GTPS	Great American Bancorp, Inc.	IL	173,032	33.81	0.21	29.45	60.65	60.86	2.31	9.23
HLFN	Home Loan Financial Corporation	OH	177,585	8.79	0.00	47.55	84.83	84.83	12.12	11.23
AMFC	AMB Financial Corp.	IN	185,750	9.33	4.25	44.08	76.90	81.15	1.81	9.26
AJSB	AJS Bancorp, Inc.	IL	216,309	22.43	18.32	48.23	52.62	70.94	6.47	16.51

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Midwest

Asset size: < $750,000,000

No Recent Acquisition Announcement

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	5.84	2.68	58.38	83.13	85.82	14.94	9.02

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 30.00	< 30.00	< 60.00	40.00 - 90.00	60.00 - 90.00	< 20.00	7.00 - 20.00

FDLB	Fidelity Federal Bancorp	IN	238,336	19.80	31.58	20.35	31.63	63.21	13.92	9.84
ASBN	ASB Financial Corp.	OH	250,377	10.22	7.00	51.32	76.91	83.91	6.98	10.43
WEIN	West End Indiana Bancshares, Inc.	IN	257,693	8.20	13.58	25.95	73.05	86.63	9.31	11.88
FFDF	FFD Financial Corporation	OH	261,542	8.76	3.72	30.09	82.26	85.99	2.59	8.88
CFBK	Central Federal Corporation	OH	307,630	12.70	0.63	21.69	82.58	83.21	6.39	11.17
FFNM	First Fed of Northern Mich Bancorp, Inc.	MI	311,923	21.19	19.82	31.33	52.76	72.59	6.98	9.61
JXSB	Jacksonville Bancorp, Inc.	IL	314,249	20.89	14.44	18.00	57.98	72.43	6.84	14.22
STBI	Sturgis Bancorp, Inc.	MI	318,156	12.74	1.93	42.98	74.61	76.55	12.89	10.46
WBKC	Wolverine Bancorp, Inc.	MI	338,671	10.70	0.00	24.99	87.24	87.24	15.65	18.15
FFWC	FFW Corporation	IN	340,656	19.77	8.68	37.18	65.01	73.69	4.58	9.79
PFOH	Perpetual Federal Savings Bank	OH	345,974	15.45	0.00	37.19	82.84	82.84	2.31	17.68
FBPI	First Bancorp of Indiana, Inc.	IN	372,524	15.94	11.82	19.03	62.32	74.15	16.11	10.88
WAYN	Wayne Savings Bancshares, Inc.	OH	413,656	10.88	20.95	40.14	63.11	84.05	5.64	9.72
FIRT	First BancTrust Corporation	IL	429,318	-6.98	10.27	21.76	75.91	86.18	7.92	9.98
FCAP	First Capital, Inc.	IN	460,292	18.24	10.02	28.64	65.90	75.92	0.00	12.23
PBNI	Peoples Bancorp	IN	470,197	24.91	20.00	34.50	48.73	68.74	11.11	11.89
RIVR	River Valley Bancorp	IN	504,485	18.78	11.59	27.81	63.86	75.45	9.29	11.16
LPSB	Laporte Bancorp, Inc.	IN	510,597	16.20	18.13	10.41	58.40	76.54	15.70	16.09
UCBA	United Community Bancorp	IN	522,843	19.14	27.14	30.40	47.06	74.20	2.87	13.44
IROQ	IF Bancorp, Inc.	IL	540,145	23.04	11.96	28.53	61.51	73.48	8.64	15.22

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Midwest

Asset size: < $750,000,000

No Recent Acquisition Announcement

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	5.84	2.68	58.38	83.13	85.82	14.94	9.02

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 30.00	< 30.00	< 60.00	40.00 - 90.00	60.00 - 90.00	< 20.00	7.00 - 20.00

WBB	Westbury Bancorp, Inc.	WI	568,695	10.42	9.03	26.81	73.36	82.40	2.99	15.21
CZWI	Citizens Community Bancorp, Inc.	WI	569,815	9.13	6.34	43.73	81.41	87.75	10.34	10.05
CHEV	Cheviot Financial Corp.	OH	572,833	29.54	3.61	40.22	58.52	62.12	2.70	16.54
FCLF	First Clover Leaf Financial Corp.	IL	631,517	25.14	5.25	21.48	62.15	67.40	4.31	12.06
FSFG	First Savings Financial Group. Inc.	IN	708,420	20.17	12.16	28.35	61.25	73.40	11.23	12.29

KELLER & COMPANY

Dublin, Ohio

614-766-1426

EXHIBIT 39

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest

Asset size: < $750,000,000

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	0.39	4.04	3.10	4.11	1.43	0.79	0.20	1.07

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 1.00	< 10.00	2.65 - 4.65	2.00 - 4.25	< 1.50	< 2.00	< 1.00	> 0.35

VERF	Versailles Financial Corporation	OH	50,733	0.42	2.17	3.33	2.46	0.02	0.00	0.00	0.50
SUGR	Sugar Creek Financial Corp.	IL	91,411	0.35	2.80	3.13	2.66	0.17	0.96	0.65	0.31
FNFI	First Niles Financial, Inc.	OH	97,420	0.26	2.21	2.04	1.83	0.34	1.80	0.39	0.28
PPSF	Peoples-Sidney Financial Corporation	OH	110,781	0.10	0.79	3.78	2.93	(0.10)	4.18	0.19	1.02
DSFN	DSA Financial Corp	IN	116,001	0.82	5.79	3.52	2.36	0.44	0.51	0.43	0.81
EGDW	Edgewater Bancorp, Inc	Ml	116,958	(0.88)	(9.30)	3.31	4.54	0.67	2.52	0.40	0.90
AFBA	Allied First Bancorp, Inc.	IL	118,068	(1.17)	(21.64)	3.33	4.68	1.41	3.62	0.65	1.39
MCPH	Midland Capital Holdings Corp	IL	119,307	(0.14)	(1.51)	2.86	3.02	0.30	2.70	0.51	0.39
HWIS	Home Bancorp Wisconsin	WI	119,432	(1.03)	(13.71)	3.27	4.00	0.36	1.31	0.65	1.17
TDCB	Third Century Bancorp	IN	123,779	0.23	1.86	3.45	3.45	0.57	0.84	0.04	1.52
CIBN	Community Investors Bancorp, Inc.	OH	131,599	0.43	5.13	3.91	3.64	0.98	1.86	0.08	0.99
RYFL	Royal Financial, Inc.	IL	138,212	0.40	1.97	4.32	3.48	0.36	1.81	1.36	1.00
HCFL	Home City Financial Corporation	OH	147,365	0.67	6.65	3.72	2.35	0.21	0.55	0.28	1.68
LOGN	Logansport Financial Corp.	IN	161,391	1.09	11.81	3.72	2.33	0.43	0.57	0.12	1.13
PFED	Park Bancorp, Inc.	IL	163,670	(1.17)	(28.58)	2.76	4.26	0.68	6.01	2.19	2.28
HARI	Harvard Illinois Bancorp, Inc.	IL	169,347	(2.63)	(24.44)	3.33	2.42	0.40	12.44	0.51	6.26
GTPS	Great American Bancorp, Inc.	IL	173,032	0.27	3.01	3.00	4.02	2.03	1.25	0.49	0.72
HLFN	Home Loan Financial Corporation	OH	177,585	1.73	14.47	5.09	2.61	0.54	0.77	0.20	1.24
AMFC	AMB Financial Corp.	IN	185,750	0.49	5.32	3.69	3.15	0.73	1.64	0.37	0.98
AJSB	AJS Bancorp, Inc.	IL	216,309	0.96	6.92	2.35	2.35	0.63	1.61	0.65	0.56

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest

Asset size: < $750,000,000

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	0.39	4.04	3.10	4.11	1.43	0.79	0.20	1.07

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 1.00	< 10.00	2.65 - 4.65	2.00 - 4.25	< 1.50	< 2.00	< 1.00	> 0.35

FDLB	Fidelity Federal Bancorp	IN	238,336	1.44	13.21	3.97	3.56	3.39	2.53	2.06	0.54
ASBN	ASB Financial Corp.	OH	250,377	0.38	3.99	3.35	3.21	0.81	1.39	0.05	0.71
WEIN	West End Indiana Bancshares, Inc.	IN	257,693	0.44	3.85	4.08	3.13	0.57	1.16	0.18	0.90
FFDF	FFD Financial Corporation	OH	261,542	1.05	11.67	3.85	2.36	0.56	0.71	0.00	1.06
CFBK	Central Federal Corporation	OH	307,630	0.36	3.76	3.24	3.49	0.90	0.98	0.53	2.03
FFNM	First Federal of Northern Michigan Bancorp, Inc.	Ml	311,923	0.77	7.09	3.53	3.79	0.66	1.49	0.93	0.47
JXSB	Jacksonville Bancorp, Inc.	IL	314,249	0.88	6.45	3.63	3.31	1.13	0.35	0.13	0.95
STBI	Sturgis Bancorp, Inc.	Ml	318,156	0.44	4.19	3.64	4.12	1.65	1.99	0.48	1.11
WBKC	Wolverine Bancorp, Inc.	Ml	338,671	0.56	2.83	3.66	2.74	0.31	1.63	0.14	2.51
FFWC	FFW Corporation	IN	340,656	1.22	13.29	3.56	2.56	0.77	2.13	0.63	0.90
PFOH	Perpetual Federal Savings Bank	OH	345,974	0.78	4.50	3.29	1.01	0.03	2.56	0.01	1.44
FBPI	First Bancorp of Indiana, Inc.	IN	372,524	0.34	3.28	3.11	2.99	0.83	1.37	0.73	0.63
WAYN	Wayne Savings Bancshares, Inc.	OH	413,656	0.60	6.24	3.28	2.62	0.44	1.09	0.03	0.66
FIRT	First BancTrust Corporation	IL	429,318	0.81	11.17	3.82	2.74	0.65	0.18	0.01	0.99
FCAP	First Capital, Inc.	IN	460,292	1.23	10.25	4.04	3.04	1.05	0.31	0.01	1.10
PBNI	Peoples Bancorp	IN	470,197	0.61	5.14	3.13	2.56	0.64	0.17	0.13	0.42
RIVR	River Valley Bancorp	IN	504,485	0.80	10.41	3.45	2.82	0.82	1.24	0.23	0.78
LPSB	Laporte Bancorp, Inc.	IN	510,597	0.83	5.02	3.20	2.42	0.44	0.81	0.06	0.73
UCBA	United Community Bancorp	IN	522,843	0.39	2.74	2.58	2.53	0.68	1.18	0.13	1.06
IROQ	IF Bancorp, Inc.	IL	540,145	0.65	4.42	2.98	2.35	0.57	0.75	0.11	0.75

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest

Asset size: < $750,000,000

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	0.39	4.04	3.10	4.11	1.43	0.79	0.20	1.07

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 1.00	< 10.00	2.65 - 4.65	2.00 - 4.25	< 1.50	< 2.00	< 1.00	> 0.35

WBB	Westbury Bancorp, Inc.	WI	568,695	(0.22)	(1.36)	3.44	4.44	1.03	1.33	1.08	0.72
CZWI	Citizens Community Bancorp, Inc.	WI	569,815	0.39	3.88	3.72	3.24	0.54	0.46	0.18	1.14
CHEV	Cheviot Financial Corp.	OH	572,833	0.44	2.79	2.83	2.30	0.48	1.40	0.40	0.39
FCLF	First Clover Leaf Financial Corp.	IL	631,517	0.51	4.24	2.91	2.29	0.27	1.52	0.68	0.92
FSFG	First Savings Financial Group. Inc.	IN	708,420	0.94	6.10	3.95	3.72	0.93	0.72	0.13	0.88

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	5.84	2.68	58.38	83.13	85.82	14.94	9.02

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 30.00	< 30.00	< 60.00	40.00 - 90.00	60.00 - 90.00	< 20.00	7.00 - 20.00

FFNM	First Fed of Northern Mich Bancorp, Inc.	MI	311,923	21.19	19.82	31.33	52.76	72.59	6.98	9.61
JXSB	Jacksonville Bancorp, Inc.	IL	314,249	20.89	14.44	18.00	57.98	72.43	6.84	14.22
WBKC	Wolverine Bancorp, Inc.	MI	338,671	10.70	0.00	24.99	87.24	87.24	15.65	18.15
WAYN	Wayne Savings Bancshares, Inc.	OH	413,656	10.88	20.95	40.14	63.11	84.05	5.64	9.72
LPSB	Laporte Bancorp, Inc.	IN	510,597	16.20	18.13	10.41	58.40	76.54	15.70	16.09
UCBA	United Community Bancorp	IN	522,843	19.14	27.14	30.40	47.06	74.20	2.87	13.44
IROQ	IF Bancorp, Inc.	IL	540,145	23.04	11.96	28.53	61.51	73.48	8.64	15.22
CZWI	Citizens Community Bancorp, Inc.	WI	569,815	9.13	6.34	43.73	81.41	87.75	10.34	10.05
FCLF	First Clover Leaf Financial Corp.	IL	631,517	25.14	5.25	21.48	62.15	67.40	4.31	12.06
FSFG	First Savings Financial Group, Inc.	IN	708,420	20.17	12.16	28.35	61.25	73.40	11.23	12.29

		AVERAGE	486,184	17.65	13.62	27.74	63.29	76.91	8.82	13.09
		MEDIAN	516,720	19.65	13.30	28.44	61.38	73.84	7.81	12.87
		HIGH	708,420	25.14	27.14	43.73	87.24	87.75	15.70	18.15
		LOW	311,923	9.13	0.00	10.41	47.06	67.40	2.87	9.61

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

					OPERATING PERFORMANCE				ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	CINCINNATI FEDERAL SAVINGS	OH	125,685	0.39	4.02	3.10	4.11	1.43	0.79	0.20	1.07

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 750,000	< 1.00	< 10.00	2.65 - 4.65	2.00 - 4.25	< 1.50	< 2.00	< 1.00	> 0.35

FFNM	First Federal of Northern Michigan Bancorp, Inc.	MI	311,923	0.77	7.09	3.53	3.79	0.66	1.49	0.93	0.47
JXSB	Jacksonville Bancorp, Inc.	IL	314,249	0.88	6.45	3.63	3.31	1.13	0.35	0.13	0.95
WBKC	Wolverine Bancorp, Inc.	MI	338,671	0.56	2.83	3.66	2.74	0.31	1.63	0.14	2.51
WAYN	Wayne Savings Bancshares, Inc.	OH	413,656	0.60	6.24	3.28	2.62	0.44	1.09	0.03	0.66
LPSB	Laporte Bancorp, Inc.	IN	510,597	0.83	5.02	3.20	2.42	0.44	0.81	0.06	0.73
UCBA	United Community Bancorp	IN	522,843	0.39	2.74	2.58	2.53	0.68	1.18	0.13	1.06
IROQ	IF Bancorp, Inc.	IL	540,145	0.65	4.42	2.98	2.35	0.57	0.75	0.11	0.75
CZWI	Citizens Community Bancorp, Inc.	WI	569,815	0.39	3.88	3.72	3.24	0.54	0.46	0.18	1.14
FCLF	First Clover Leaf Financial Corp.	IL	631,517	0.51	4.24	2.91	2.29	0.27	1.52	0.68	0.92
FSFG	First Savings Financial Group, Inc.	IN	708,420	0.94	6.10	3.95	3.72	0.93	0.72	0.13	0.88

		AVERAGE	486,184	0.65	4.90	3.34	2.90	0.60	1.00	0.25	1.01
		MEDIAN	516,720	0.63	4.72	3.41	2.68	0.56	0.95	0.13	0.90
		HIGH	708,420	0.94	7.09	3.95	3.79	1.13	1.63	0.93	2.51
		LOW	311,923	0.39	2.74	2.58	2.29	0.27	0.35	0.03	0.47

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
				Number of Offices	Exchange	Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)

SUBJECT

	CINCINNATI FEDERAL SAVINGS	CINCINNATI	OH	4	—	125,685	114,513	104,487	0	93,478	11,469

COMPARABLE GROUP
CZWI	Citizens Community Bancorp, Inc.	Eau Claire	WI	23	NASDAQ	569,815	552,037	463,860	161	449,767	57,293
FCLF	First Clover Leaf Financial Corp.	Edwardsville	IL	5	NASDAQ	631,517	572,975	392,499	11,596	526,447	76,192
FFNM	First Fed of Northern Mich Bancorp, Inc.	Alpena	MI	8	NASDAQ	311,923	287,000	164,586	1,350	258,506	29,972
FSFG	First Savings Financial Group, Inc.	Clarksville	IN	15	NASDAQ	708,420	460,473	433,876	9,661	533,194	87,080
IROQ	IF Bancorp, Inc.	Watseka	IL	4	NASDAQ	540,145	514,272	332,250	0	406,308	82,200
JXSB	Jacksonville Bancorp, Inc.	Jacksonville	IL	4	NASDAQ	314,249	296,243	182,214	2,727	240,788	44,681
LPSB	Laporte Bancorp, Inc. (MHC)	La Porte	IN	8	NASDAQ	510,597	470,464	298,203	8,651	343,054	82,158
UCBA	United Community Bancorp	Lawrenceburg	IN	8	NASDAQ	522,843	491,054	246,059	3,039	434,523	70,291
WAYN	Wayne Savings Bancshares, Inc.	Wooster	OH	11	NASDAQ	413,656	386,189	261,042	1,719	346,343	40,189
WBKC	Wolverine Bancorp, Inc.	Midland	MI	4	NASDAQ	338,671	339,687	295,459	0	220,510	61,461

	Average			9.0		486,184	437,039	307,005	3,890	375,944	63,152
	Median			8.0		516,720	465,469	296,831	2,223	376,326	65,876
	High			23.0		708,420	572,975	463,860	11,596	533,194	87,080
	Low			4.0		311,923	287,000	164,586	0	220,510	29,972

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
		Total Assets ($000)	Cash & Invest. (%)	MBS (%)	Net Loans (%)	Loan Loss Reserves (%)	Reposessed Assets (%)	Goodwill & Intang. (%)	Non-Perf. Assets (%)	Interest Earning Assets (%)	Interest Bearing Liabilities (%)	Capitalized Loan Servicing (%)

SUBJECT
CINCINNATI FEDERAL SAVINGS		125,685	5.84	2.68	83.13	1.07	0.20	0.00	0.79	91.11	89.32	0.41

COMPARABLE GROUP
FFNM	First Fedl of Northern Mich Bancorp, Inc.	311,923	21.19	19.82	52.76	0.47	0.93	0.43	1.49	92.01	66.98	0.24
JXSB	Jacksonville Bancorp, Inc.	314,249	20.89	14.44	57.98	0.95	0.13	0.87	0.35	94.27	76.47	0.13
WBKC	Wolverine Bancorp, Inc.	338,671	10.70	0.00	87.24	2.51	0.14	0.00	1.63	100.30	80.76	0.15
WAYN	Wayne Savings Bancshares, Inc.	413,656	10.88	20.95	63.11	0.66	0.03	0.42	1.09	93.36	68.40	0.00
LPSB	Laporte Bancorp, Inc.	510,597	16.20	18.13	58.40	0.73	0.06	1.69	0.81	92.14	72.32	0.07
UCBA	United Community Bancorp	522,843	19.14	27.14	47.06	1.06	0.13	0.58	1.18	93.92	81.01	0.10
IROQ	IF Bancorp, Inc.	540,145	23.04	11.96	61.51	0.75	0.11	0.00	0.75	95.21	81.39	0.10
CZWI	Citizens Community Bancorp, Inc.	569,815	9.13	6.34	81.41	1.14	0.18	0.03	0.46	96.88	85.82	0.00
FCLF	First Clover Leaf Financial Corp.	631,517	25.14	5.25	62.15	0.92	0.68	1.84	1.52	90.73	78.89	0.15
FSFG	First Savings Financial Group, Inc.	708,420	20.17	12.16	61.25	0.88	0.13	1.36	0.72	65.00	78.57	0.00

	Average	486,184	17.65	13.62	63.29	1.01	0.25	0 72	1.00	91.38	77.06	0.09
	Median	516,720	19.65	13.30	61.38	0.90	0.13	0.51	0.95	93.64	78.73	0.10
	High	708,420	25.14	27.14	87.24	2.51	0.93	1.84	1.63	100.30	85.82	0.24
	Low	311,923	9.13	0.00	47.06	0.47	0.03	0.00	0.35	65.00	66.98	0.00

ALL THRIFTS (178)
	Average	1,966,863	13.47	10.03	69.13	0.92	0.41	0.52	1.36	91.60	76.07	0.14

MIDWEST THRIFTS (54)
	Average	657,036	16.64	8.99	67.23	1.13	0.43	0.37	1.68	91.68	74.45	0.19

OHIO THRIFTS (14)
	Average	487,151	15.76	6.74	71.78	1.01	0.19	0.45	1.39	93.65	74.38	0.10

EXHIBIT 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
		Total Liabilities ($000)	Total Equity ($000)	Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	Acc. Other Compr. Income (%)	Retained Earnings (%)	Total Equity (%)	Tier 1 Capital (%) (1)	Total Risk-Based Capital (%) (1)

SUBJECT
CINCINNATI FEDERAL SAVINGS		114,215	11,469	74.37	14.94	1.55	0.00	9.13	(0.29)	9.32	9.13	9.14	14.35

COMPARABLE GROUP
FFNM	First Federal of Northern Michigan Bancorp, Inc.	281,951	29,972	82.87	6.98	0.45	0.00	9.61	0.04	1.45	9.61	8.78	16.68
JXSB	Jacksonville Bancorp, Inc.	269,569	44,681	76.62	6.84	2.17	0.00	14.22	0.17	9.59	14.22	12.69	19.49
WBKC	Wolverine Bancorp, Inc.	277,210	61,461	65.11	15.65	1.09	0.00	18.15	0.00	13.15	18.15	16.93	21.87
WAYN	Wayne Savings Bancshares, Inc.	373,467	40,189	83.73	5.64	0.92	0.00	9.72	0.16	4.83	9.72	8.80	15.40
LPSB	Laporte Bancorp, Inc.	428,439	82,158	67.19	15.70	1.02	0.00	16.09	0.08	8.52	16.09	12.40	19.20
UCBA	United Community Bancorp	452,552	70,291	83.11	2.87	0.51	0.00	13.44	(0.19)	5.50	13.44	12.14	26.50
IROQ	IF Bancorp, Inc.	457,945	82,200	75.22	8.64	0.79	0.00	15.22	0.09	7.05	15.22	15.10	26.80
CZWI	Citizens Community Bancorp, Inc.	512,522	57,293	78.93	10.34	0.65	0.00	10.05	(0.19)	0.71	10.05	10.01	16.20
FCLF	First Clover Leaf Financial Corp.	555,326	76,192	83.36	4.31	0.26	0.00	12.06	(0.02)	3.14	12.06	10.05	17.44
FSFG	First Savings Financial Group, Inc.	626,049	87,080	75.27	11.23	0.83	2.42	9.88	NA	6.66	12.29	12.62	N/A

	Average	439,231	66,838	76.50	9.02	0.92	0.27	13.20	0.01	6.57	13.47	12.30	20.36
	Median	452,552	70,291	76.62	8.64	0.83	0.00	13.44	0.04	6.66	13.44	12.40	19.35
	High	626,049	87,080	83.73	15.70	2.17	2.42	18.15	0.17	13.15	18.15	16.93	26.80
	Low	269,569	40,189	65.11	2.87	0.26	0.00	9.72	(0.19)	0.71	9.72	8.80	15.40

ALL THRIFTS (178)
	Average	1,752,134	256,492	76.24	10.50	1.00	0.19	12.19	(0.08)	5.97	12.66	11.76	19.49

MIDWEST THRIFTS (54)
	Average	570,263	86,854	78.07	8.46	1.01	0.18	11.99	(0.03)	5.44	12.17	11.37	19.38

OHIO THRIFTS (14)
	Average	424,666	62,485	77.69	8.83	0.80	0.26	12.30	(0.18)	6.88	12.56	12.26	20.83

EXHIBIT 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income

SUBJECT

CINCINNATI FEDERAL SAVINGS		4,793	1,353	3,441	773	1,165	1,734	4,974	(573)	(234)	(339)	472

COMPARABLE GROUP
FFNM	First Federal of Northern Michigan Bancorp, Inc.	8,531	1,048	7,483	538	1	1,489	8,513	1,737	0	1,737	1,736
JXSB	Jacksonville Bancorp, Inc.	12,110	1,530	10,580	220	338	3,551	10,348	3,934	957	2,977	2,757
WBKC	Wolverine Bancorp, Inc.	14,240	3,128	11,112	835	0	958	8,525	2,710	973	1,737	1,737
WAYN	Wayne Savings Bancshares, Inc.	14,734	2,142	12,592	557	0	1,792	10,668	3,159	703	2,456	2,456
LPSB	Laporte Bancorp, Inc.	17,865	3,230	14,635	(200)	281	2,209	12,103	5,222	909	4,313	4,130
UCBA	United Community Bancorp	14,960	2,585	12,375	319	(21)	3,550	13,150	2,435	438	1,997	2,011
IROQ	IF Bancorp, Inc.	19,095	3,198	15,897	427	(161)	3,173	13,036	5,446	1,940	3,506	3,611
CZWI	Citizens Community Bancorp, Inc.	24,033	4,275	19,758	1,910	(246)	3,007	18,025	2,830	1,047	1,783	1,943
FCLF	First Clover Leaf Financial Corp.	19,202	2,619	16,583	(250)	88	1,673	14,289	4,305	1,055	3,249	3,192
FSFG	First Savings Financial Group, Inc.	27,494	3,555	23,939	1,246	123	5,046	20,272	7,467	2,077	5,390	5,139

	Average	18,193	2,918	15,275	563	45	2,773	13,380	4,168	1,122	3,045	2,997
	Median	17,865	3,128	14,635	427	0	3,007	13,036	3,934	973	2,977	2,757
	High	27,494	4,275	23,939	1,910	338	5,046	20,272	7,467	2,077	5,390	5,139
	Low	12,110	1,530	10,580	(250)	(246)	958	8,525	2,435	438	1,737	1,737

ALL THRIFTS (178)
	Average	67 612	17,462	50,151	1,748	727	18,615	48,755	18,727	3,941	14,570	14,010

MIDWEST THRIFTS (54)
	Average	22,242	3,794	18,447	3,155	131	12,226	27,365	(2,801)	(7,981)	5,184	5,074

OHIO THRIFTS (14)
	Average	17,627	2,769	14,858	588	159	4,139	13,694	4,813	(1,662)	6,463	6,330

EXHIBIT 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income

SUBJECT
CINCINNATI FEDERAL SAVINGS		3.96	1.12	2.84	0.64	0.96	1.43	4.11	(0.47)	(0.19)	(0.28)	0.39

COMPARABLE GROUP
FFNM	First Federal of Northern Michigan Bancorp, Inc.	3.80	0.47	3.33	0.24	0.00	0.66	3.79	0.77	0.00	0.77	0.77
JXSB	Jacksonville Bancorp, Inc.	3.87	0.49	3.38	0.07	0.11	1.13	3.31	1.26	0.31	0.95	0.88
WBKC	Wolverine Bancorp, Inc.	4.58	1.01	3.58	0.27	0.00	0.31	2.74	0.87	0.31	0.56	0.56
WAYN	Wayne Savings Bancshares, Inc.	3.61	0.53	3.09	0.14	0.00	0.44	2.62	0.77	0.17	0.60	0.60
LPSB	Laporte Bancorp, Inc.	3.57	0.65	2.93	(0.04)	0.06	0.44	2.42	1.04	0.18	0.86	0.83
UCBA	United Community Bancorp	2.88	0.50	2.38	0.06	(0.00)	0.68	2.53	0.47	0.08	0.38	0.39
IROQ	IF Bancorp, Inc.	3.44	0.58	2.87	0.08	(0.03)	0.57	2.35	0.98	0.35	0.63	0.65
CZWI	Citizens Community Bancorp, Inc.	4.32	0.77	3.56	0.34	(0.04)	0.54	3.24	0.51	0.19	0.32	0.35
FCLF	First Clover Leaf Financial Corp.	3.08	0.42	2.66	(0.04)	0.01	0.27	2.29	0.69	0.17	0.52	0.51
FSFG	First Savings Financial Group, Inc.	5.05	0.65	4.40	0.23	0.02	0.93	3.72	1.37	0.38	0.99	0.94

	Average	3.82	0.60	3.22	0.13	0.01	0.60	2.90	0.87	0.21	0.66	0.65
	Median	3.71	0.55	3.21	0.11	0.00	0.56	2.68	0.82	0.18	0.62	0.63
	High	5.05	1.01	4.40	0.34	0.11	1.13	3.79	1.37	0.38	0.99	0.94
	Low	2.88	0.42	2.38	(0.04)	(0.04)	0.27	2.29	0.47	0.00	0.32	0.35

ALL THRIFTS (178)
	Average	3.81	0.64	3.17	0.11	0.03	1.03	3.29	0.98	0.21	0.76	0.73

MIDWEST THRIFTS (54)
	Average	3.70	0.59	3.12	0.24	0.03	0.88	3.16	(0.42)	(1.19)	0.78	0.76

OHIO THRIFTS (14)
	Average	3.86	0.65	3.22	0.23	0.04	0.53	2.65	1.01	(0.35)	1.35	1.32

EXHIBIT 47

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on Int. Earning Assets (%)	Cost of Int. Bearing Liabilities (%)	Net Interest Spread (%)	Net Interest Margin * (%)	ROAA (%)	ROAE (%)	Core ROAA (%)	Core ROAE (%)

SUBJECT
CINCINNATI FEDERAL SAVINGS		4.32	1.36	2.96	3.10	(0.28)	(2.89)	0.39	4.02

COMPARABLE GROUP
FFNM	First Federal of Northern Michigan Bancorp	3.95	0.62	3.33	3.53	0.77	7.09	0.77	7.09
JXSB	Jacksonville Bancorp, Inc.	4.15	0.64	3.51	3.63	0.95	6.97	0.88	6.45
WBKC	Wolverine Bancorp, Inc.	4.57	1.38	3.19	3.66	0.56	2.83	0.56	2.83
WAYN	Wayne Savings Bancshares, Inc.	3.84	0.59	3.25	3.28	0.60	6.24	0.60	6.24
LPSB	Laporte Bancorp, Inc.	3.91	0.90	3.01	3.20	0.86	5.24	0.83	5.02
UCBA	United Community Bancorp	3.12	0.58	2.54	2.58	0.38	2.72	0.39	2.74
IROQ	IF Bancorp, Inc.	3.58	0.70	2.88	2.98	0.63	4.29	0.65	4.42
CZWI	Citizens Community Bancorp, Inc.	3.30	0.81	2.49	3.72	0.32	3.22	0.39	3.88
FCLF	First Clover Leaf Financial Corp.	3.36	0.53	2.83	2.91	0.52	4.32	0.51	4.24
FSFG	First Savings Financial Group, Inc.	3.52	0.62	2.90	3.95	0.99	6.39	0.94	6.10

	Average	3.73	0.74	2.99	3.34	0.66	4.93	0.65	4.90
	Median	3.71	0.63	2.96	3.41	0.62	4.78	0.63	4.72
	High	4.57	1.38	3.51	3.95	0.99	7.09	0.94	7.09
	Low	3.12	0.53	2.49	2.58	0.32	2.72	0.39	2.74

ALL THRIFTS (178)
	Average	3.89	1.10	2.78	2.94	0.76	6.21	0.73	5.97

MIDWEST THRIFTS (54)
	Average	3.67	0.75	2.92	3.04	0.78	6.32	0.76	6.18

OHIO THRIFTS (14)
	Average	3.99	0.76	3.23	3.37	1.35	11.08	1.32	10.85

EXHIBIT 48

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
		Reserves/ Gross Loans (%)	Reserves/ NPA (%)	Net Chargeoffs/ Average Loans (%)	Provisions/ Net Chargeoffs (%)	Effective Tax Rate (%)

SUBJECT		1.26	136.64	0.39	193.37	NM

CINCINNATI FEDERAL SAVINGS		0.89	31.45	0.62	62.05	0.00

COMPARABLE GROUP		1.62	269.22	0.20	60.61	24.33
FFNM	First Federal of Northern Michigan Bancorp, Inc.	2.80	153.51	(0.07)	(434.90)	35.90
JXSB	Jacksonville Bancorp, Inc.	1.04	60.31	0.34	64.39	22.25
WBKC	Wolverine Bancorp, Inc.	1.25	90.29	0.10	(71.17)	17.41
WAYN	Wayne Savings Bancshares, Inc.	2.21	90.06	0.11	119.48	17.99
LPSB	Laporte Bancorp, Inc.	1.20	99.09	0.11	118.61	35.62
UCBA	United Community Bancorp	1.38	247.00	0.35	120.58	37.00
IROQ	IF Bancorp, Inc.	1.46	60.19	(0.13)	49.70	24.51
CZWI	Citizens Community Bancorp, Inc.	1.42	121.83	0.13	233.77	27.82
FCLF	First Clover Leaf Financial Corp.	1.53	122.30	0.18	32.31	24.28
FSFG	First Savings Financial Group, Inc.	1.40	94.69	0.12	63.22	24.42

	Average	2.80	269.22	0.62	233.77	37.00
	Median	0.89	31.45	(0.13)	(434.90)	0.00
	High	1.37	156.03	(0.04)	79.51	28.11
	Low	1.65	109.93	0.28	59.40	26.57

ALL THRIFTS (178)		1.37	100.86	0.35	71.55	26.50
	Average

MIDWEST THRIFTS (54)
	Average

OHIO THRIFTS (14)
	Average

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

CINCINNATI FEDERAL SAVINGS

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
Price to earnings	P/E	NM	19.08	17.53	18.95	15.83
Price to core earnings	P/CE	26.27	18.99	17.95	20.22	16.61
Price to book value	P/B	57.34%	83.48	83.96	94.50	96.56
Price to tangible book value	P/TB	57.34%	89.48	89.49	99.93	98.76
Price to assets	P/A	8.88%	10.79	10.49	11.39	11.05

Pre conversion earnings	(Y)	$(339,000)	For the year ended December 31, 2014
Pre conversion core earnings	(CY)	$472,000
Pre conversion book value	(B)	$11,469,249	At December 31, 2014
Pre conversion tang. book value	(TB)	$11,469,249
Pre conversion assets	(A)	$125,684,000

Conversion expense	(X)	9.17%	Percent sold		(PCT)	100.00%
ESOP stock purchase	(E)	8.00%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV)	33.94%
ESOP term (yrs.)	(T)	15	Option maturity		(OM)	10
RRP amount	(M)	4.00%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share		(P)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		1.32%
Investment rate of return, net	(RR)	0.87%

Formulae to indicate value after conversion:

1. P/CE method: Value =	P/CE*CY	=	$ 12,000,000
((1 -P/CE*(PCT)*((1 -X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1 -TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value =	P/B*(B)	=	$ 12,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value =	P/A*(A)	=	$ 12,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Price per Share	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE

Midpoint	$10.00	1,200,000	$12,000,000	0	1,200,000	$12,000,000

Minimum	$10.00	1,020,000	$10,200,000	0	1,020,000	$10,200,000
Maximum	$10.00	1,380,000	$13,800,000	0	1,380,000	$13,800,000
Maximum, as adjusted	$10.00	1,587,000	$15,870,000	0	1,587,000	$15,870,000

EXHIBIT 50

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF FEBRUARY 12, 2015

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)

CINCINNATI FEDERAL SAVINGS
	Appraised value - midpoint	12,000	10.00	(0.04)	17.44	NM	57.34	8.88	57.34	26.27	0.00	0.00	0.00	15.49	0.31	2.02

	Minimum	10,200	10.00	(0.05)	18.97	NM	52.73	7.64	52.73	22.01	0.00	0.00	0.00	14.48	0.32	2.21
	Maximum	13,800	10.00	(0.04)	16.31	NM	61.30	10.09	61.30	30.65	0.00	0.00	0.00	16.47	0.30	1.85
	Maximum, as adjusted	15,870	10.00	(0.04)	15.33	NM	65.22	11.45	65.22	35.84	0.00	0.00	0.00	17.56	0.30	1.68

ALL THRIFTS (178)
	Average	284,989	19.22	1.06	19.72	16.06	95.72	12.31	103.06	16.90	0.22	1.35	22.50	12.65	0.73	5.97
	Median	54,844	14.60	0.72	15.86	15.79	92.55	11.54	97.84	16.13	0.15	0.94	13.35	11.89	0.54	4.36

OHIO THRIFTS (14)
	Average	63,111	14.65	1.02	15.68	18.95	94.50	11.39	99.93	20.22	0.31	1.80	31.69	12.56	1.32	10.85
	Median	45,962	11.40	0.67	14.15	15.83	96.56	11.05	98.76	16.61	0.12	0.93	17.78	10.69	0.51	4.58

COMPARABLE GROUP (10)
	Average	49,800	15.19	0.90	17.63	19.08	83.48	10.79	89.48	18.99	0.22	1.55	29.19	13.09	0.65	4.90
	Median	50,610	13.08	0.78	14.79	17.53	83.96	10.49	89.49	17.95	0.24	1.48	19.92	12.87	0.63	4.72

COMPARABLE GROUP
CZWI	Citizens Community Bancorp, Inc.	48,570	9.45	0.35	11.09	27.09	84.33	8.48	84.33	24.61	0.04	0.43	11.59	10.05	0.39	3.88
FCLF	First Clover Leaf Financial Corp.	60,260	8.60	0.46	10.87	19.60	83.60	10.09	100.07	19.76	0.24	2.64	51.76	12.06	0.51	4.24
FFNM	First Federal of Northern Michigan	20,312	5.45	0.52	8.04	10.04	64.91	6.24	69.76	10.04	0.08	1.53	15.38	9.61	0.77	7.09
FSFG	First Savings Financial Group, Inc.	56,505	26.77	2.40	32.13	10.28	76.66	7.57	88.94	10.44	0.32	1.30	13.35	12.29	0.94	6.10
IROQ	IF Bancorp, Inc.	66,232	16.70	0.80	18.78	20.98	89.47	13.62	90.03	20.49	0.10	0.60	12.49	15.22	0.65	4.42
JXSB	Jacksonville Bancorp, Inc.	41,240	23.00	1.66	24.57	13.64	92.16	13.10	99.68	14.80	0.33	1.44	19.58	14.22	0.88	6.45
LPSB	Laporte Bancorp, Inc.	66,536	12.53	0.79	14.62	15.32	82.75	13.32	92.95	16.13	0.16	1.32	20.25	16.09	0.83	5.02
UCBA	United Community Bancorp	52,480	12.02	0.42	14.95	28.51	81.01	10.89	84.67	28.16	0.24	1.98	56.51	13.44	0.39	2.74
WAYN	Wayne Savings Bancshares, Inc.	37,128	13.63	0.88	14.24	15.45	95.49	9.28	99.76	15.45	0.34	2.50	38.64	9.72	0.60	6.24
WBKC	Wolverine Bancorp, Inc.	48,740	23.75	0.76	27.05	29.88	84.46	15.33	84.57	30.06	0.40	1.75	52.33	18.15	0.56	2.83

EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

At the MINIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$10,200,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$9,100,000

2.	Generation of Additional Income
	Net offering proceeds	$9,100,000
	Less: Stock-based benefit plans (2)	1,224,000

	Net offering proceeds invested	$7,876,000

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$68,616
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	26,928
	Less: Stock-based incentive plan expense, net of taxes	53,856
	Less: Option expense, net of applicable taxes	31,672

	Net earnings increase (decrease)	$(43,841)

3.	Comparative Pro Forma Earnings

		Net	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase (decrease)	(43,841)	(43,841)

	After conversion	$(382,841)	$428,159

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	7,876,000	7,876,000
	MHC consolidation	0	0

	After conversion	$19,345,249	$19,345,249

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	7,876,000
	MHC consolidation	0

	After conversion	$133,560,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

At the MIDPOINT

1.	Gross Offering Proceeds
	Offering proceeds (1)	$12,000,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$10,900,000

2.	Generation of Additional Income
	Net offering proceeds	$10,900,000
	Less: Stock-based benefit plans (2)	1,440,000

	Net offering proceeds invested	$9,460,000

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$82,416
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	31,680
	Less: Stock-based incentive plan expense, net of taxes	63,360
	Less: Option expense, net of applicable taxes	37,262

	Net earnings increase (decrease)	$(49,886)

3.	Comparative Pro Forma Earnings

		Regular	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase	(49,886)	(49,886)

	After conversion	$(388,886)	$422,114

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	9,460,000	9,460,000
	MHC consolidation	0	0

	After conversion	$20,929,249	$20,929,249

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	9,460,000
	MHC consolidation	0

	After conversion	$135,144,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 53

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

At the MAXIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$13,800,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$12,700,000

2.	Generation of Additional Income
	Net offering proceeds	$12,700,000
	Less: Stock-based benefit plans (2)	1,656,000

	Net offering proceeds invested	$11,044,000

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$96,215
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	36,432
	Less: Stock-based incentive plan expense, net of taxes	72,864
	Less: Option expense, net of applicable taxes	42,851

	Net earnings increase (decrease)	$(55,932)

3.	Comparative Pro Forma Earnings

		Regular	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase	(55,932)	(55,932)

	After conversion	$(394,932)	$416,068

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	11,044,000	11,044,000
	MHC consolidation	0	0

	After conversion	$22,513,249	$22,513,249

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	11,044,000
	MHC consolidation	0

	After conversion	$136,728,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 54

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

At the Maximum, as adjusted

1.	Gross Offering Proceeds
	Offering proceeds (1)	$15,870,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$14,770,000

2.	Generation of Additional Income
	Net offering proceeds	$14,770,000
	Less: Stock-based benefit plans (2)	1,904,400

	Net offering proceeds invested	$12,865,600

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$112,085
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	41,897
	Less: Stock-based incentive plan expense, net of taxes	83,794
	Less: Option expense, net of applicable taxes	49,279

	Net earnings increase (decrease)	$(62,884)

3.	Comparative Pro Forma Earnings

		Regular	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase	(62,884)	(62,884)

	After conversion	$(401,884)	$409,116

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	12,865,600	12,865,600
	MHC consolidation	0	0

	After conversion	$24,334,849	$24,334,849

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	12,865,600
	MHC consolidation	0

	After conversion	$138,549,600

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 55

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

CINCINNATI FEDERAL SAVINGS

			Premium or (discount) from comparable group.
	Cincinnati Federal Savings		Average	Median

Midpoint:
Price/earnings	NM	x	NM	NM
Price/book value	57.34	% *	-31.32%	-31.71%
Price/assets	8.88%		-17.71%	-15.34%
Price/tangible book value	57.34%		-35.92%	-35.93%
Price/core earnings	26.27	x	7.27	8.32

Minimum of range:
Price/earnings	NM	x	NM	NM
Price/book value	52.73	% *	-36.84%	-37.20%
Price/assets	7.64%		-29.22%	-27.19%
Price/tangible book value	52.73%		-41.07%	-41.08%
Price/core earnings	22.01	x	3.02	4.07

Maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	61.30	% *	-26.58%	-27.00%
Price/assets	10.09%		-6.46%	-3.77%
Price/tangible book value	61.30%		-31.49%	-31.50%
Price/core earnings	30.65	x	11.65	12.70

Super maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	65.22	% *	-21.88%	-22.33%
Price/assets	11.45%		6.15%	9.21%
Price/tangible book value	65.22%		-27.12%	-27.12%
Price/core earnings	35.84	x	16.85	17.90

*	Represents pricing ratio associated with primary valuation method.

EXHIBIT 56

KELLER & COMPANY

Dublin, Ohio

614-766-1426

MINORITY OFFERING

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF FEBRUARY 12, 2015

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)

CINCINNATI FEDERAL SAVINGS
	Appraised value - midpoint	12,000	10.00	(0.03)	12.51	NM	79.93	9.29	79.93	26.37	0.00	0.00	0.00	11.62	0.34	2.92

	Minimum	10,200	10.00	(0.03)	14.03	NM	71.28	7.94	71.28	22.24	0.00	0.00	0.00	11.13	0.34	3.09
	Maximum	13,800	10.00	(0.03)	11.39	NM	87.80	10.62	87.80	30.58	0.00	0.00	0.00	12.10	0.33	2.76
	Maximum, as adjusted	15,870	10.00	(0.03)	10.41	NM	96.02	12.14	96.02	35.51	0.00	0.00	0.00	12.64	0.33	2.60

ALL THRIFTS (178)
	Average	284,989	19.22	1.06	19.72	16.06	95.72	12.31	103.06	16.90	0.22	1.35	22.50	12.65	0.73	5.97
	Median	54,844	14.60	0.72	15.86	15.79	92.55	11.54	97.84	16.13	0.15	0.94	13.35	11.89	0.54	4.36

OHIO THRIFTS (14)
	Average	63,111	14.65	1.02	15.68	18.95	94.50	11.39	99.93	20.22	0.31	1.80	31.69	12.56	1.32	10.85
	Median	45,962	11.40	0.67	14.15	15.83	96.56	11.05	98.76	16.61	0.12	0.93	17.78	10.69	0.51	4.58

COMPARABLE GROUP (10)
	Average	49,800	15.19	0.90	17.63	19.08	83.48	10.79	89.48	18.99	0.22	1.55	29.19	13.09	0.65	4.90
	Median	50,610	13.08	0.78	14.79	17.53	83.96	10.49	89.49	17.95	0.24	1.48	19.92	12.87	0.63	4.72

COMPARABLE GROUP
CZWI	Citizens Community Bancorp, Inc.	48,570	9.45	0.35	11.09	27.09	84.33	8.48	84.33	24.61	0.04	0.43	11.59	10.05	0.39	3.88
FCLF	First Clover Leaf Financial Corp.	60,260	8.60	0.46	10.87	19.60	83.60	10.09	100.07	19.76	0.24	2.64	51.76	12.06	0.51	4.24
FFNM	First Federal of Northern Michigan	20,312	5.45	0.52	8.04	10.04	64.91	6.24	69.76	10.04	0.08	1.53	15.38	9.61	0.77	7.09
FSFG	First Savings Financial Group, Inc.	56,505	26.77	2.40	32.13	10.28	76.66	7.57	88.94	10.44	0.32	1.30	13.35	12.29	0.94	6.10
IROQ	IF Bancorp, Inc.	66,232	16.70	0.80	18.78	20.98	89.47	13.62	90.03	20.49	0.10	0.60	12.49	15.22	0.65	4.42
JXSB	Jacksonville Bancorp, Inc.	41,240	23.00	1.66	24.57	13.64	92.16	13.10	99.68	14.80	0.33	1.44	19.58	14.22	0.88	6.45
LPSB	Laporte Bancorp, Inc.	66,536	12.53	0.79	14.62	15.32	82.75	13.32	92.95	16.13	0.16	1.32	20.25	16.09	0.83	5.02
UCBA	United Community Bancorp	52,480	12.02	0.42	14.95	28.51	81.01	10.89	84.67	28.16	0.24	1.98	56.51	13.44	0.39	2.74
WAYN	Wayne Savings Bancshares, Inc.	37,128	13.63	0.88	14.24	15.45	95.49	9.28	99.76	15.45	0.34	2.50	38.64	9.72	0.60	6.24
WBKC	Wolverine Bancorp, Inc.	48,740	23.75	0.76	27.05	29.88	84.46	15.33	84.57	30.06	0.40	1.75	52.33	18.15	0.56	2.83

EXHIBIT 57

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FIRST STAGE MHC OFFERING

CINCINNATI FEDERAL SAVINGS

Pricing ratios and parameters:

		Midpoint Ratios	Comparable Group		All Thrifts
Pro Forma	Symbol		Average	Median	Average	Median
Price to earnings	P/E	NM	19.08	17.53	16.06	15.79
Price to core earnings	P/CE	26.37	18.99	17.95	16.90	16.13
Price to book value	P/B	79.93%	83.48	83.96	95.72	92.55
Price to tangible book value	P/TB	79.93%	89.48	89.49	103.06	97.84
Price to assets	P/A	9.29%	10.79	10.49	12.31	11.54

Pre conversion earnings	(Y)	$(339,000)	For the year ended December 31, 2014
Pre conversion core earnings	(CY)	$472,000
Pre conversion book value	(B)	$11,469,249	At December 31, 2014
Pre conversion tang. book value	(TB)	$11,469,249
Pre conversion assets	(A)	$125,684,000

Conversion expense	(X)	9.17%	Percent sold		(PCT)	49.00%
ESOP stock purchase	(E)	3.92%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV)	33.94%
ESOP term (yrs.)	(T)	20	Option maturity		(OM)	10
RRP amount	(M)	1.96%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share		(P)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		1.32%	MHC Capitalization			$50,000
Investment rate of return, net	(RR)	0.87%

Formulae to indicate value after conversion:

1. P/CE method: Value =	P/CE*CY	=	$ 12,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value =	P/B*(B)	=	$ 12,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value =	P/A*(A)	=	$ 12,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Share Pricee	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE

Midpoint	10.00	540,000	$5,400,000	660,000	1,200,000	$12,000,000

Minimum	10.00	459,000	$4,590,000	561,000	1,020,000	$10,200,000
Maximum	10.00	621,000	$6,210,000	759,000	1,380,000	$13,800,000
Maximum, as adjusted	10.00	714,150	$7,141,500	872,850	1,587,000	$15,870,000

EXHIBIT 58

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

Minority Offering at the MINIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$4,590,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$3,490,000

2.	Generation of Additional Income
	Net offering proceeds	$3,490,000
	Less: Stock-based benefit plans (2)	599,760
	Less: MHC capitalization	50,000

	Net offering proceeds invested	$2,840,240

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$24,744
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	13,195
	Less: Stock-based incentive plan expense, net of taxes	26,389
	Less: Option expense, net of applicable taxes	15,520

	Net earnings increase (decrease)	$(30,359)

3.	Comparative Pro Forma Earnings

		Net	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase (decrease)	(30,359)	(30,359)

	After conversion	$(369,359)	$441,641

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	2,840,240	2,840,240
	MHC consolidation	0	0

	After conversion	$14,309,489	$14,309,489

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	2,840,240
	MHC consolidation	0

	After conversion	$128,524,240

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 59

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

Minority Offering at the MIDPOINT

1.	Gross Offering Proceeds
	Offering proceeds (1)	$5,400,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$4,300,000

2.	Generation of Additional Income
	Net offering proceeds	$4,300,000
	Less: Stock-based benefit plans (2)	705,600
	Less: MHC capitalization	50,000

	Net offering proceeds invested	$3,544,400

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$30,879
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	15,523
	Less: Stock-based incentive plan expense, net of taxes	31,046
	Less: Option expense, net of applicable taxes	18,258

	Net earnings increase (decrease)	$(33,949)

3.	Comparative Pro Forma Earnings

		Regular	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase	(33,949)	(33,949)

	After conversion	$(372,949)	$438,051

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	3,544,400	3,544,400
	MHC consolidation	0	0

	After conversion	$15,013,649	$15,013,649

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	3,544,400
	MHC consolidation	0

	After conversion	$129,228,400

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 60

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

Minority Offering at the MAXIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$6,210,000
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$5,110,000

2.	Generation of Additional Income
	Net offering proceeds	$5,110,000
	Less: Stock-based benefit plans (2)	811,440
	Less: MHC capitalization	50,000

	Net offering proceeds invested	$4,248,560

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$37,013
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	17,852
	Less: Stock-based incentive plan expense, net of taxes	35,703
	Less: Option expense, net of applicable taxes	20,997

	Net earnings increase (decrease)	$(37,539)

3.	Comparative Pro Forma Earnings

		Regular	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase	(37,539)	(37,539)

	After conversion	$(376,539)	$434,461

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	4,248,560	4,248,560
	MHC consolidation	0	0

	After conversion	$15,717,809	$15,717,809

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	4,248,560
	MHC consolidation	0

	After conversion	$129,932,560

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 61

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

CINCINNATI FEDERAL SAVINGS

Minority Offering at the Maximum, as adjusted

1.	Gross Offering Proceeds
	Offering proceeds (1)	$7,141,500
	Less: Estimated offering expenses	1,100,000

	Net offering proceeds	$6,041,500

2.	Generation of Additional Income
	Net offering proceeds	$6,041,500
	Less: Stock-based benefit plans (2)	933,156
	Less: MHC capitalization	50,000

	Net offering proceeds invested	$5,058,344

	Investment rate, after taxes	0.87%

	Earnings increase - return on proceeds invested	$44,068
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	20,529
	Less: Stock-based incentive plan expense, net of taxes	41,059
	Less: Option expense, net of applicable taxes	24,147

	Net earnings increase (decrease)	$(41,667)

3.	Comparative Pro Forma Earnings

		Regular	Core

	Before conversion - 12 months ended 12/31/14	$(339,000)	$472,000
	Net earnings increase	(41,667)	(41,667)

	After conversion	$(380,667)	$430,333

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/14	$11,469,249	$11,469,249
	Net cash conversion proceeds	5,058,344	5,058,344
	MHC consolidation	0	0

	After conversion	$16,527,593	$16,527,593

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/14	$125,684,000
	Net cash conversion proceeds	5,058,344
	MHC consolidation	0

	After conversion	$130,742,344

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 62

KELLER & COMPANY

Columbus, Ohio

614-766-1426

MINORITY OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

CINCINNATI FEDERAL SAVINGS

			Premium or (discount) from comparable group.
	Cincinnati Federal Savings		Average	Median

Midpoint:
Price/earnings	NM	x	NM	NM
Price/book value	79.93	% *	-4.26%	-4.81%
Price/assets	9.29%		-13.94%	-11.47%
Price/tangible book value	79.93%		-10.67%	-10.68%
Price/core earnings	26.37	x	7.38	8.43

Minimum of range:
Price/earnings	NM	x	NM	NM
Price/book value	71.28	% *	-14.62%	-15.10%
Price/assets	7.94%		-26.45%	-24.34%
Price/tangible book value	71.28%		-20.34%	-20.34%
Price/core earnings	22.24	x	3.24	4.29

Maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	87.80	% *	5.17%	4.57%
Price/assets	10.62%		-1.57%	1.26%
Price/tangible book value	87.80%		-1.88%	-1.89%
Price/core earnings	30.58	x	11.59	12.63

Super maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	96.02	% *	15.02%	14.36%
Price/assets	12.14%		12.49%	15.73%
Price/tangible book value	96.02%		7.31%	7.30%
Price/core earnings	35.51	x	16.51	17.56

*	Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an approved conversion appraiser for filing with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm’s senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

March 4, 2015
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Cincinnati Federal Savings and Loan Association, in the amount of $35,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 4th day of March 2015.

NOTARY PUBLIC